                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to 14a-11(c) or 14a-12

                                MULTIMEDIA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          Common Stock, $.10 par value

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          37,877,678 shares of Common Stock

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):1

          $45.25

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:1

          $1,713,964,930.00

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          $342,793.00

          ----------------------------------------------------------------------

---------------
1 The filing fee assumes the purchase of 37,877,678 shares of Common Stock of the Registrant at $45.25 in cash per share. The amount of the filing fee, calculated in accordance with Rule 0-11(c)(1) of the Securities Exchange Act of 1934, as amended, equals one-fiftieth (1/50) of one percent of the proposed cash payments to the holders of Common Stock, for a total of $342,793.00.

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------

     (3)  Filing Party:

          ---------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                      LOGO

                                MULTIMEDIA, INC.
                             305 SOUTH MAIN STREET
                                 P.O. BOX 1688
                        GREENVILLE, SOUTH CAROLINA 29602

                                                                 October 6, 1995
TO THE SHAREHOLDERS OF
  MULTIMEDIA, INC.:

    You are cordially invited to attend a Special Meeting of Shareholders of Multimedia, Inc. (the "Company") to be held at 11:00 a.m. on Wednesday, November 15, 1995, at the Roe Cabaret Theatre, Peace Center for the Performing Arts at 300 South Main Street in Greenville, South Carolina.

    As described in the enclosed Proxy Statement, at the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of July 24, 1995, by and among Gannett Co., Inc. ("Gannett"), Gannett Multimedia Acquisition Subsidiary, Inc., a wholly-owned subsidiary of Gannett ("Sub"), and the Company (the "Merger Agreement") and the transactions contemplated by the Merger Agreement, including the merger of Sub with and into the Company (the "Merger"). Pursuant to the Merger Agreement, the Company will become a wholly-owned subsidiary of Gannett, and each outstanding share of the Company's common stock will be converted in the Merger into the right to receive $45.25 in cash, without interest, subject to adjustment if the Company's debt at December 31, 1995 exceeds a specified level, as described in the enclosed Proxy Statement. The cash consideration to be paid by Gannett to the shareholders of the Company in connection with the Merger, assuming a per share purchase price of $45.25, is approximately $1,714,000,000, exclusive of payments to be made in connection with stock options that are outstanding as of September 30, 1995. You are urged to read the enclosed Proxy Statement, which provides you with a description of certain of the terms of the proposed Merger. A copy of the Merger Agreement is included as Appendix A to the enclosed Proxy Statement.

    Your Board of Directors has determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of the Company and its shareholders and has unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Merger. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER.

    Consummation of the Merger is subject to certain conditions, including approval and adoption of the Merger Agreement and the transactions contemplated thereby by the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Company's common stock entitled to vote thereon and the approval of the Merger and the transactions contemplated thereby by various regulatory authorities.

    Only holders of common stock of record at the close of business on October 3, 1995 are entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

    Under South Carolina law, shareholders who give written notice of their intent to demand payment of "fair value" (as defined in the enclosed Proxy Statement) of their shares of common stock of the Company in connection with the Merger Agreement and the consummation of the transactions contemplated thereby prior to the shareholder vote on the Merger Agreement and who do not vote in favor of the Merger Agreement are entitled to dissenters' rights under Chapter 13 of the South Carolina Business Corporation Act of 1988, as amended, and are entitled to demand such payment. See the discussion under the caption "DISSENTERS' RIGHTS" in the enclosed Proxy Statement.

    It is very important that your shares be represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, you are requested to complete, date, sign, and return the proxy card in the enclosed postage paid envelope. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER. The giving of a proxy will not affect your right to vote in the event that you attend the Special Meeting. Executed proxies with no instructions indicated thereon will be voted "FOR" approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger.

    Please do not send in your stock certificate at this time. In the event that the Merger is approved by the requisite vote of the Company's shareholders, you will be sent a letter of transmittal for that purpose promptly after the Merger is consummated.

                                      Sincerely,

                                      /s/ DONALD D. SBARRA
                                      ----------------------
                                      DONALD D. SBARRA
                                      Chairman of the Board

                                      LOGO

                                MULTIMEDIA, INC.
                             305 SOUTH MAIN STREET
                                 P.O. BOX 1688
                        GREENVILLE, SOUTH CAROLINA 29602
       -----------------------------------------------------------------
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 15, 1995
       -----------------------------------------------------------------

TO OUR SHAREHOLDERS:

    Notice is hereby given of, and you are cordially invited to attend, a special meeting of shareholders (the "Special Meeting") of Multimedia, Inc. (the "Company") to be held on Wednesday, November 15, 1995, at 11:00 a.m. at the Roe Cabaret Theatre, Peace Center for the Performing Arts at 300 South Main Street in Greenville, South Carolina for the following purposes:

        (1) To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of July 24, 1995, by and among Gannett Co., Inc., a Delaware corporation ("Gannett"), Gannett Multimedia Acquisition Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of Gannett ("Sub"), and the Company (the "Merger Agreement") (a copy of which is attached to the accompanying Proxy Statement as Appendix A) and the transactions contemplated by the Merger Agreement, including the Merger (as hereinafter defined). As more fully described in the Proxy Statement, the Merger Agreement provides that: (i) Sub will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation; (ii) the Company will thereupon become a wholly-owned subsidiary of Gannett; and (iii) each outstanding share of common stock, par value $.10 per share, of the Company (the "Common Stock") (other than certain shares owned by the Company, Gannett, or their respective wholly-owned subsidiaries, which will be cancelled, and other than shares for which payment of fair value has been validly demanded pursuant to certain procedures under South Carolina law as described in the accompanying Proxy Statement) will be converted, upon the effectiveness of the Merger, into the right to receive $45.25 in cash, without interest, subject to adjustment if the Company's debt at December 31, 1995 exceeds a specified level, as described in the accompanying Proxy Statement; and

        (2) To act upon procedural matters, including without limitation potential adjournments of the Special Meeting, and to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

    The cash consideration to be paid by Gannett to the shareholders of the Company in connection with the Merger, assuming a per share purchase price of $45.25, is approximately $1,714,000,000, exclusive of payments to be made in connection with stock options that are outstanding as of September 30, 1995.

    The Board of Directors has fixed the close of business on October 3, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Only holders of record of Common Stock at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

    The accompanying Proxy Statement describes the Merger Agreement, the proposed Merger, and certain actions to be taken in connection with the Merger. To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage paid envelope, whether or not you plan to attend the Special Meeting. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it is voted at the Special Meeting. Executed proxies with no instructions indicated thereon will be voted "FOR" approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger.

    Under South Carolina law, shareholders who give written notice of their intent to demand payment of "fair value" (as defined in the accompanying Proxy Statement) of their shares of Common Stock in connection with the Merger Agreement and the consummation of the transactions contemplated thereby prior to the shareholder vote on the Merger Agreement and who do not vote in favor of the Merger Agreement are entitled to dissenters' rights under Chapter 13 of the South Carolina Business Corporation Act of 1988, as amended, and are entitled to demand such payment. See the discussion under the caption "DISSENTERS' RIGHTS" in the accompanying Proxy Statement.

    In the event that there are not sufficient votes to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, it is expected that the Special Meeting will be postponed or adjourned to a later time in order to permit additional time for further solicitation of proxies or votes by the Company.

                                      BY ORDER OF THE BOARD OF DIRECTORS,
                                      DAVID L. FREEMAN, Secretary

Greenville, South Carolina
October 6, 1995

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

     THE AFFIRMATIVE VOTE OF HOLDERS OF AT LEAST TWO-THIRDS OF THE OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE THEREON IS REQUIRED TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. ANY SHAREHOLDER PRESENT AT THE SPECIAL MEETING, INCLUDING ANY ADJOURNMENT OR POSTPONEMENT THEREOF, MAY REVOKE SUCH HOLDER'S PROXY AND VOTE PERSONALLY ON THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AT THE SPECIAL MEETING. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

     PLEASE DO NOT SEND YOUR COMMON STOCK CERTIFICATES AT THIS TIME.

                                MULTIMEDIA, INC.
                             305 SOUTH MAIN STREET
                                 P.O. BOX 1688
                        GREENVILLE, SOUTH CAROLINA 29602
                            ------------------------

                                PROXY STATEMENT

                        SPECIAL MEETING OF SHAREHOLDERS
                               NOVEMBER 15, 1995
                            ------------------------

     This Proxy Statement is being furnished to the holders of common stock, par value $.10 per share (the "Common Stock"), of Multimedia, Inc., a South Carolina corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the special meeting of shareholders (including any postponements or adjournments thereof, the "Special Meeting") to be held on Wednesday, November 15, 1995 at 11:00 a.m. at the Roe Cabaret Theatre, Peace Center for the Performing Arts at 300 South Main Street in Greenville, South Carolina and at any adjournments or postponements thereof. The Board has fixed the close of business on October 3, 1995 as the record date (the "Record Date") for the Special Meeting with respect to this solicitation. Only holders of record of Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. At the close of business on such date, there were 37,877,678 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote.

     At the Special Meeting, the holders of Common Stock (the "Shareholders") will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of July 24, 1995, by and among Gannett Co., Inc., a Delaware corporation ("Gannett"), Gannett Multimedia Acquisition Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of Gannett ("Sub"), and the Company (the "Merger Agreement") (a copy of which is attached to this Proxy Statement as Appendix A) and the transactions contemplated thereby, including the Merger (as hereinafter defined). Pursuant to the Merger Agreement, and subject to satisfaction of the conditions set forth therein, (i) Sub will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation (the "Surviving Corporation"), (ii) the Company will thereupon become a wholly-owned subsidiary of Gannett, and (iii) each outstanding share of Common Stock (other than shares owned by the Company, Gannett, or their respective wholly-owned subsidiaries, which will be cancelled, and other than Dissenting Shares (as hereinafter defined)) will be converted, upon the effectiveness of the Merger, into the right to receive $45.25 in cash, without interest, subject to adjustment if the Company's debt at December 31, 1995 exceeds a specified level (as so adjusted, the "Merger Consideration"). See "THE MERGER AGREEMENT -- The Merger" for a description of the adjustment of the amount of the Merger Consideration.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

     Shareholders are urged to read and consider carefully the information contained in the Proxy Statement and to consult with their personal financial and tax advisors.

     This Proxy Statement, the accompanying Notice of Special Meeting and the accompanying proxy card are first being mailed to Shareholders on or about October 6, 1995.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN,
AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

     NO PERSON IS AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY OR GANNETT SINCE THE DATE HEREOF.
                            ------------------------
              The date of this Proxy Statement is October 6, 1995.
                            ------------------------

                             ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the SEC: Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and Suite 1300, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

     All information contained in this Proxy Statement concerning Gannett and Sub (other than information set forth under "THE MERGER -- Opinion of Financial Advisor") has been supplied by Gannett for inclusion herein and has not been independently verified by the Company. Except as otherwise indicated, all other information contained in this Proxy Statement has been supplied by the Company.

                               TABLE OF CONTENTS

SUMMARY...............................................................................       6
  The Special Meeting.................................................................       6
     Matters to be Considered at the Special Meeting..................................       6
     Record Date and Voting...........................................................       6
     Vote Required; Revocability of Proxies...........................................       6
  Parties to the Merger...............................................................       6
     The Company......................................................................       6
     Gannett..........................................................................       7
     Sub..............................................................................       7
  Recommendation of Board of Directors................................................       7
  Opinion of Financial Advisor........................................................       7
  Accounting Treatment................................................................       8
  The Merger Agreement................................................................       8
     The Merger.......................................................................       8
     Conditions Precedent to the Merger...............................................       8
     Termination; Termination Fees....................................................       8
  Dissenters' Rights..................................................................       9
  Regulatory Approvals and Certain Other Legal Matters................................       9
  Interests of Certain Persons in the Merger..........................................       9
  Certain Federal Income Tax Consequences to Holders of Common Stock..................       9
  Security Ownership by Certain Beneficial Owners and Management......................       9
  Market Prices of Common Stock.......................................................       9
  Selected Consolidated Financial Data................................................      10
THE SPECIAL MEETING...................................................................      11
  Matters to be Considered at the Special Meeting.....................................      11
  Record Date and Voting..............................................................      11
  Vote Required; Revocability of Proxies..............................................      12
  Solicitation of Proxies.............................................................      12
PARTIES TO THE MERGER.................................................................      13
  The Company.........................................................................      13
  Gannett.............................................................................      13
  Sub.................................................................................      13
THE MERGER............................................................................      14
  General.............................................................................      14
  Background of the Merger............................................................      14
  Reasons for the Merger..............................................................      15
  Opinion of Financial Advisor........................................................      17
     Analyses.........................................................................      17
  Accounting Treatment................................................................      20
THE MERGER AGREEMENT..................................................................      21
  Effective Time......................................................................      21
  The Merger..........................................................................      21
     The Surviving Corporation........................................................      21
     Conversion of Shares.............................................................      21
     Payment..........................................................................      22
     Dissenting Shares................................................................      22

     No Further Rights................................................................      23
  Representations and Warranties......................................................      23
  Conduct of the Business Pending the Merger..........................................      23
     Ordinary Course..................................................................      23
  Employee Arrangements...............................................................      24
  Company Stock Options...............................................................      25
  Indemnification and Insurance.......................................................      25
  Efforts; Consents...................................................................      26
  Solicitation of Acquisition Proposals...............................................      27
  Debt................................................................................      28
  Other Agreements....................................................................      28
  Conditions Precedent to the Merger..................................................      28
     All Parties......................................................................      28
     The Company......................................................................      29
     Gannett and Sub..................................................................      29
  Termination.........................................................................      29
  Fees and Expenses...................................................................      30
  Amendment; Waiver...................................................................      30
DISSENTERS' RIGHTS....................................................................      30
REGULATORY APPROVALS AND CERTAIN OTHER LEGAL MATTERS..................................      33
  Communications Regulatory Approvals.................................................      33
     FCC Approvals....................................................................      33
     State and Local Regulatory Approvals.............................................      34
  Status of Regulatory Approvals and Other Information................................      34
  Certain Other Legal Matters.........................................................      36
INTERESTS OF CERTAIN PERSONS IN THE MERGER............................................      36
  Payments Relating to Change of Control..............................................      36
     Benefit Plans....................................................................      37
     Stock Option Plans...............................................................      37
     Directors' and Officers' Indemnification and Insurance...........................      37
     Financial Advisor................................................................      38
     Legal Advisor....................................................................      38
     Other Interests..................................................................      38
CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF COMMON STOCK....................      39
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT........................      40
  Security Ownership of Directors and Executive Officers..............................      40
  Other Ownership of the Company's Common Stock.......................................      42
MARKET PRICES OF COMMON STOCK.........................................................      43
SELECTED CONSOLIDATED FINANCIAL DATA..................................................      44
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................      45
INDEPENDENT PUBLIC AUDITORS...........................................................      45
OTHER MATTERS.........................................................................      45
PROPOSALS OF SECURITY HOLDERS.........................................................      45
APPENDIX A Agreement and Plan of Merger, dated as of July 24, 1995, among Gannett Co.,
           Inc., Gannett Multimedia Acquisition Subsidiary, Inc. and Multimedia,
           Inc. ......................................................................     A-1

APPENDIX B Fairness Opinion, dated as of the date hereof, of Goldman, Sachs & Co......     B-1
APPENDIX C Chapter 13 of the South Carolina Business Corporation Act of 1988, as
           amended....................................................................     C-1
APPENDIX D Certain Additional Financial Information of Gannett Co., Inc., Gannett
           Multimedia Acquisition Subsidiary, Inc. and Multimedia, Inc................     D-1

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. This summary is not intended to be a complete description and is qualified in its entirety by reference to the more detailed information contained or incorporated by reference in this Proxy Statement, or in the documents attached as Appendices hereto. Each Shareholder is urged to give careful consideration to all of the information contained in this Proxy Statement and the Appendices before voting.

THE SPECIAL MEETING

     Matters to be Considered at the Special Meeting. The Special Meeting is scheduled to be held at 11:00 a.m., on Wednesday, November 15, 1995 at the Roe Cabaret Theatre, Peace Center for the Performing Arts at 300 South Main Street in Greenville, South Carolina. At the Special Meeting, Shareholders will consider and vote upon (i) a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, and (ii) such procedural matters, including without limitation potential adjournments of the Special Meeting, and such other matters as may properly be brought before the Special Meeting. See "THE SPECIAL MEETING -- Matters to be Considered at the Special Meeting" and "OTHER MATTERS."

     Record Date and Voting. The Board has fixed the close of business on October 3, 1995 as the Record Date for the Special Meeting. At the close of business on the Record Date, there were 37,877,678 shares of Common Stock outstanding and entitled to vote at the Special Meeting, held by approximately 1,050 Shareholders of record. Each holder of Common Stock on the Record Date will be entitled to one vote for each share of Common Stock held of record upon each matter properly submitted at the Special Meeting. The presence, either in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to be voted at the Special Meeting is necessary to constitute a quorum thereat. Abstentions (including broker non-votes) are included in the calculation of the number of votes represented at the meeting for purposes of determining whether a quorum has been achieved. See "THE SPECIAL
MEETING -- Record Date and Voting."

     Vote Required; Revocability of Proxies. The affirmative vote of holders of at least two-thirds of the outstanding shares of Common Stock entitled to vote thereon is required to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.

     The required vote of the Shareholders on the Merger Agreement and the transactions contemplated thereby, including the Merger, is based upon the total number of outstanding shares of Common Stock as of the Record Date. Therefore, the failure to submit a proxy card (or to vote in person at the Special Meeting) or the abstention from voting by a Shareholder (including broker non-votes) will have the same effect as an "AGAINST" vote with respect to approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger. Proxies may be revoked prior to the proxy being voted by following the procedures described in this Proxy Statement. See "THE SPECIAL MEETING -- Vote Required; Revocability of Proxies."

     SHAREHOLDERS SHOULD NOT FORWARD ANY COMMON STOCK CERTIFICATES WITH THEIR PROXY CARDS. IN THE EVENT THE MERGER IS CONSUMMATED, STOCK CERTIFICATES SHOULD BE DELIVERED IN ACCORDANCE WITH INSTRUCTIONS SET FORTH IN A LETTER OF TRANSMITTAL, WHICH WILL BE SENT TO SHAREHOLDERS BY THE DISBURSING AGENT (AS HEREINAFTER DEFINED) PROMPTLY AFTER THE EFFECTIVE TIME (AS HEREINAFTER DEFINED).

PARTIES TO THE MERGER

     The Company. Multimedia, Inc. is a diversified media company with corporate headquarters in Greenville, South Carolina. The Company is a South Carolina corporation which began using its current name in 1968; however, its predecessor newspaper and broadcasting companies date back as early as 1888. The Company publishes 11 daily and approximately 50 non-daily newspaper publications; owns and operates five television and two radio stations; serves approximately 450,000 cable television subscribers in five states;

monitors approximately 76,000 security alarm customers; and produces and syndicates television and cable programming. The Company's principal offices are located at 305 South Main Street, P.O. Box 1688, Greenville, South Carolina 29602, and its telephone number is (803) 298-4373. See "PARTIES TO THE
MERGER -- The Company."

     Gannett. Gannett Co., Inc., a Delaware corporation, is a diversified information company with three principal business segments in 41 states and the District of Columbia, two United States territories, Canada, Great Britain, Hong Kong and Switzerland. The newspaper segment consists of 82 daily newspapers in 34 states and two United States territories, including USA TODAY, a national, general-interest daily newspaper, and USA WEEKEND, a magazine supplement for newspapers. The newspaper segment also includes non-daily publications, a survey firm and a nationwide network of offset presses for commercial printing. Gannett also is a partner in a joint venture with Ringier, a Swiss company, to develop and publish newspapers in Eastern Europe and Asia.

     The broadcasting segment's principal activities include the operation of television and radio stations. At the end of 1994, Gannett owned 10 television stations and 11 radio stations.

     The outdoor advertising segment involves the selling of advertising space on outdoor advertising structures and transit and transit shelter advertising operations in 11 states and Canada.

     Gannett's principal offices are located at 1100 Wilson Boulevard, Arlington, Virginia 22234, and its telephone number is (703) 284-6000. See "PARTIES TO THE MERGER -- Gannett."

     Sub. Gannett Multimedia Acquisition Subsidiary, Inc. is a Delaware corporation and a wholly-owned subsidiary of Gannett. Pursuant to the terms of the Merger Agreement, at the Effective Time, Sub will be merged with and into the Company, with the Company continuing as the Surviving Corporation. Sub's principal offices are c/o Gannett Co., Inc. at 1100 Wilson Boulevard, Arlington, Virginia 22234, and its telephone number is (703) 284-6000. See "PARTIES TO THE MERGER -- Sub."

RECOMMENDATION OF BOARD OF DIRECTORS

     The Board has determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of the Company and its Shareholders and has unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Merger. ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

     In reaching its unanimous determination that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of the Company and its Shareholders, the Board considered a number of factors, as more fully described under "THE MERGER -- Background of the Merger" and "THE MERGER -- Reasons for the Merger."

OPINION OF FINANCIAL ADVISOR

     On July 23, 1995, Goldman, Sachs & Co. ("Goldman, Sachs"), financial advisor to the Company in connection with the Merger, delivered its oral opinion to the Board that, as of that date, the Merger Consideration to be received by the Shareholders pursuant to the Merger Agreement is fair to such Shareholders. Goldman, Sachs subsequently confirmed its July 23, 1995 oral opinion by delivery of its written opinion dated as of the date of this Proxy Statement. The full text of the written opinion of Goldman, Sachs, dated as of the date of this Proxy Statement, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Appendix B and is incorporated herein by reference. Shareholders are urged to, and should, read such opinion in its entirety. See "THE
MERGER -- Opinion of Financial Advisor."

ACCOUNTING TREATMENT

     The Merger will be treated as a "purchase" for accounting purposes. See "THE MERGER -- Accounting Treatment."

THE MERGER AGREEMENT

     The Merger. Subject to the provisions of the Merger Agreement, as of the Effective Time, each issued and outstanding Share, other than those held by Gannett, the Company and their respective wholly-owned subsidiaries and other than any Dissenting Shares (as hereinafter defined), will be converted into and represent the right to receive $45.25 in cash (or, if there is Excess Debt (as hereinafter defined), $45.25 minus the Per Share Excess Debt Amount (as hereinafter defined) in cash), without interest thereon, and Sub will be merged with and into the Company, with the Surviving Corporation thereby becoming a wholly-owned subsidiary of Gannett. Because the amount of cash to be paid in the Merger is subject to reduction if the Company's debt at December 31, 1995 exceeds a specified level (in accordance with a formula which divides the total amount of such excess debt at such date, if any, by 40,562,808 shares of Common Stock), and because the amount of such possible reduction is not subject to any maximum limitation, the Company cannot predict with certainty the actual amount of the Merger Consideration. The shares of Common Stock together with, to the extent applicable, the associated Common Share Purchase Rights issued pursuant to the Rights Agreement (as hereinafter defined) are referred to herein collectively as the "Shares." See "THE MERGER AGREEMENT -- Effective Time" and "THE MERGER AGREEMENT -- The Merger."

     The Company has agreed not to solicit any inquiries or the making of any proposal or offer to Shareholders with respect to an Acquisition Proposal (as hereinafter defined) or, subject to certain limitations, to engage in any negotiations concerning, or otherwise knowingly facilitate any effort to make, an Acquisition Proposal. See "THE MERGER AGREEMENT -- Solicitation of Acquisition Proposals."

     Conditions Precedent to the Merger. Consummation of the Merger is subject to various conditions, including, among others: (i) the approval and adoption of the Merger Agreement and the transactions contemplated thereby by the requisite vote of the Shareholders; (ii) subject to certain limitations, receipt of the necessary governmental consents and approvals and the expiration or termination of any applicable waiting periods imposed by any governmental authority; and
(iii) the absence of any order, judgment, decree, injunction or ruling of a court of competent jurisdiction restraining, enjoining or prohibiting consummation of the Merger. In addition, Gannett's and Sub's obligations to consummate the Merger are subject to the condition, among others, that the Company's debt two business days prior to consummation of the Merger not exceed a specified level. See "THE MERGER AGREEMENT -- Conditions Precedent to the Merger" and "REGULATORY APPROVALS AND CERTAIN OTHER LEGAL MATTERS."

     Termination; Termination Fees. The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the Shareholders, as follows: (i) by the mutual written consent of Gannett and the Company; (ii) by the Company, upon a material breach of the Merger Agreement on the part of Gannett or Sub which is not cured and which would cause the condition described under "THE MERGER AGREEMENT -- Conditions Precedent to the Merger -- The Company" to be incapable of being satisfied by July 31, 1996;
(iii) by Gannett, upon a material breach of the Merger Agreement on the part of the Company set forth in the Merger Agreement which is not cured and which would cause the condition described in clause (a) under "THE MERGER
AGREEMENT -- Conditions Precedent to the Merger -- Gannett and Sub" to be incapable of being satisfied by July 31, 1996; (iv) by Gannett or the Company, if any court of competent jurisdiction has issued, enacted, entered, promulgated or enforced any order, judgment, decree, injunction or ruling which restrains, enjoins or otherwise prohibits the Merger and such order, judgment, decree, injunction or ruling has become final and nonappealable; (v) by either Gannett or the Company, if (a) the Merger has not been consummated on or before July 31, 1996 (provided that the terminating party is not otherwise in material breach of its representations, warranties or obligations under the Merger Agreement) or
(b) if the Special Meeting concludes without the Company obtaining the required Shareholder approval of the Merger Agreement and the transactions contemplated thereby; or (vi) by the

Company, under certain circumstances in connection with an Offer (as hereinafter defined). See "THE MERGER AGREEMENT -- Termination."

     Under certain circumstances, termination of the Merger Agreement will require the payment by the Company to Gannett of a termination fee of $65 million (which fee is inclusive of all of Gannett's and Sub's out-of-pocket fees and expenses). See "THE MERGER AGREEMENT -- Fees and Expenses."

DISSENTERS' RIGHTS

     Under South Carolina law, Shareholders have certain rights to demand payment of "fair value" (as hereinafter defined) of their Shares in connection with the Merger Agreement and the consummation of the transactions contemplated thereby. See "DISSENTERS' RIGHTS."

REGULATORY APPROVALS AND CERTAIN OTHER LEGAL MATTERS

     Subject to certain limitations, the consummation of the Merger is contingent upon, among other things, the grant of the FCC Applications (as hereinafter defined) and the approval of the applications for Franchise Transfers (as hereinafter defined). See "REGULATORY APPROVALS AND CERTAIN OTHER LEGAL MATTERS" and "THE MERGER AGREEMENT -- Conditions Precedent to the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of the Company's management and of the Board may receive economic benefits as a result of the Merger, including benefits pursuant to certain employment agreements entered into between the Company and certain executives. In addition, certain directors and executive officers hold Common Stock as well as options to purchase Common Stock. For additional information concerning such benefits, options and other interests of certain persons in the Merger, see "INTERESTS OF CERTAIN PERSONS IN THE MERGER."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF COMMON STOCK

     The Merger will be a taxable transaction to Shareholders. For federal income tax purposes, Shareholders will generally recognize gain or loss in the Merger in an amount determined by the difference between the cash received and their tax basis in the Common Stock exchanged therefor. For further information regarding certain federal income tax consequences to Shareholders, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF COMMON STOCK."

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of September 30, 1995, (i) the directors and executive officers of the Company beneficially owned, in the aggregate, 2,286,829 shares of Common Stock (excluding certain shares which could be acquired upon the exercise of options), representing approximately 5.96% of such shares, and (ii) Gannett beneficially owned 567 shares of Common Stock. To the knowledge of the Company, such directors and executive officers of the Company intend to vote their outstanding shares of Common Stock for the approval and adoption of the Merger Agreement. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

MARKET PRICES OF COMMON STOCK

     The Common Stock is traded in the National Market System over-the-counter market and appears on The National Association of Securities Dealers Automated Quotations ("NASDAQ") under the symbol "MMEDC." On July 21, 1995, the last trading day before the public announcement of the execution of the Merger Agreement, the reported high and low sale prices per share of Common Stock were $42.75 and $41.375, respectively. On October 3, 1995, a recent trading day prior to the date of this Proxy Statement, the reported closing sale price per share of Common Stock was $43.75. For additional information concerning historical market prices of the Common Stock, see "MARKET PRICES OF COMMON STOCK."

SELECTED CONSOLIDATED FINANCIAL DATA

     Certain selected historical financial data of the Company is set forth under "SELECTED CONSOLIDATED FINANCIAL DATA." That information should be read in conjunction with the financial statements and related notes incorporated by reference in this Proxy Statement. See "SELECTED CONSOLIDATED FINANCIAL DATA" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                              THE SPECIAL MEETING

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     Each copy of this Proxy Statement mailed to Shareholders is accompanied by a proxy card furnished in connection with the solicitation of proxies by the Board for use at the Special Meeting. The Special Meeting is scheduled to be held at 11:00 a.m., on Wednesday, November 15, 1995 at the Roe Cabaret Theatre, Peace Center for the Performing Arts at 300 South Main Street in Greenville, South Carolina. At the Special Meeting, Shareholders will consider and vote upon
(i) a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, and (ii) such procedural matters, including without limitation potential adjournments of the Special Meeting, and such other matters as may properly be brought before the Special Meeting. See "OTHER MATTERS."

     The Board has determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of the Company and its Shareholders and has unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Merger. ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER. See "THE
MERGER -- Background of the Merger," "THE MERGER -- Reasons for the Merger" and "THE MERGER AGREEMENT."

     SHAREHOLDERS ARE REQUESTED PROMPTLY TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD TO THE COMPANY IN THE ENCLOSED POSTAGE PAID ENVELOPE. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER AGREEMENT.

RECORD DATE AND VOTING

     The Board has fixed the close of business on October 3, 1995 as the Record Date for the determination of the holders of Common Stock entitled to notice of and to vote at the Special Meeting. Only Shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were 37,877,678 shares of Common Stock outstanding and entitled to vote at the Special Meeting, held by approximately 1,050 Shareholders of record.

     Each holder of Common Stock on the Record Date will be entitled to one vote for each share of Common Stock held of record upon each matter properly submitted at the Special Meeting. The presence, either in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to be voted at the Special Meeting is necessary to constitute a quorum thereat. Abstentions (including broker non-votes) are included in the calculation of the number of votes represented at the meeting for purposes of determining whether a quorum has been achieved.

     If the enclosed proxy card is properly executed and received by the Company in time to be voted at the Special Meeting, the shares of Common Stock represented thereby will be voted in accordance with the instructions marked thereon. Executed proxies with no instructions indicated thereon will be voted "FOR" approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger.

     The Board is not aware of any matters other than those set forth in the Notice of Special Meeting of Shareholders that may be brought before the Special Meeting, and under South Carolina law, only business within the purposes described in the Notice of Special Meeting transmitted with this Proxy Statement may be transacted at the Special Meeting. If any other matters properly come before the Special Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board, except that shares represented by proxies which have been voted "AGAINST" the Merger Agreement will not be used to vote "FOR" adjournment of the meeting for the purpose of allowing additional time for soliciting additional votes "FOR" the Merger. See "-- Vote Required; Revocability of Proxies" and "OTHER MATTERS."

     SHAREHOLDERS SHOULD NOT FORWARD ANY COMMON STOCK CERTIFICATES WITH THEIR PROXY CARDS. IN THE EVENT THE MERGER IS CONSUMMATED, STOCK CERTIFICATES SHOULD BE DELIVERED IN ACCORDANCE WITH INSTRUCTIONS SET FORTH IN A LETTER OF TRANSMITTAL, WHICH WILL BE SENT TO SHAREHOLDERS BY THE DISBURSING AGENT PROMPTLY AFTER THE EFFECTIVE TIME.

VOTE REQUIRED; REVOCABILITY OF PROXIES

     The affirmative vote of holders of at least two-thirds of the outstanding shares of Common Stock entitled to vote thereon is required to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.

     The required vote of the Shareholders on the Merger Agreement and the transactions contemplated thereby, including the Merger, is based upon the total number of outstanding shares of Common Stock as of the Record Date. Therefore, the failure to submit a proxy card (or to vote in person at the Special Meeting) or the abstention from voting by a Shareholder (including broker non-votes) will have the same effect as an "AGAINST" vote with respect to approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger.

     A proxy may be revoked prior to its being voted by: (i) delivering to the Secretary of the Company, at or before the Special Meeting, a written instrument bearing a later date than the proxy which instrument, by its terms, revokes the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Special Meeting or (iii) attending the Special Meeting and giving notice of revocation to the Secretary of the Company or in open meeting prior to the proxy being voted (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written instrument revoking a proxy should be sent to: Multimedia, Inc., 305 South Main Street, Post Office Box 1688, Greenville, South Carolina 29602, Attention: Secretary.

     If a quorum is not obtained, or if fewer shares of Common Stock than the number required therefor are voted in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, it is expected that the Special Meeting will be postponed or adjourned in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting, except for any proxies which have theretofore effectively been revoked or withdrawn.

     No vote of the stockholders of Gannett is required in connection with the Merger Agreement.

     The obligations of the Company and Gannett to consummate the Merger Agreement are subject to, among other things, the condition that the Shareholders, by the requisite vote thereof, approve and adopt the Merger Agreement and the transactions contemplated thereby. See "THE MERGER AGREEMENT -- Conditions Precedent to the Merger -- All Parties."

SOLICITATION OF PROXIES

     The Company will bear the costs of soliciting proxies in the accompanying form from Shareholders. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram, or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has retained D.F. King & Co., Inc., to aid in the solicitation of proxies. D.F. King & Co., Inc.'s fee for solicitation of the proxies is estimated to be $8,000 plus reimbursement for out-of-pocket costs and expenses.

                             PARTIES TO THE MERGER

THE COMPANY

     Multimedia, Inc. is a diversified media company with corporate headquarters in Greenville, South Carolina. The Company is a South Carolina corporation which began using its current name in 1968; however, its predecessor newspaper and broadcasting companies date back as early as 1888. The Company publishes 11 daily and approximately 50 non-daily newspaper publications; owns and operates five television and two radio stations; serves approximately 450,000 cable television subscribers in five states; monitors approximately 76,000 security alarm customers; and produces and syndicates television and cable programming.

     The Company's principal offices are located at 305 South Main Street, P.O. Box 1688, Greenville, South Carolina 29602, and its telephone number is (803) 298-4373.

GANNETT

     Gannett Co., Inc., a Delaware corporation, is a diversified information company with three principal business segments in 41 states and the District of Columbia, two United States territories, Canada, Great Britain, Hong Kong and Switzerland. The newspaper segment consists of 82 daily newspapers in 34 states and two United States territories, including USA TODAY, a national, general-interest daily newspaper, and USA WEEKEND, a magazine supplement for newspapers. The newspaper segment also includes non-daily publications, a survey firm and a nationwide network of offset presses for commercial printing. Gannett also is a partner in a joint venture with Ringier, a Swiss company, to develop and publish newspapers in Eastern Europe and Asia.

     The broadcasting segment's principal activities include the operation of television and radio stations. At the end of 1994, Gannett owned 10 television stations and 11 radio stations.

     The outdoor advertising segment involves the selling of advertising space on outdoor advertising structures and transit and transit shelter advertising operations in 11 states and Canada.

     Gannett was incorporated in New York in 1923 and was reincorporated in Delaware in 1972.

     Gannett's principal offices are located at 1100 Wilson Boulevard, Arlington, Virginia 22234, and its telephone number is (703) 284-6000.

SUB

     Gannett Multimedia Acquisition Subsidiary, Inc. (formerly known as Multimedia Talk Channel, Inc.) is a Delaware corporation that conducts no business and is a wholly-owned subsidiary of Gannett. Pursuant to the terms of the Merger Agreement, at the Effective Time, Sub will be merged with and into the Company, with the Company continuing as the Surviving Corporation and the separate corporate existence of Sub ceasing.

     Sub's principal offices are c/o Gannett Co., Inc. at 1100 Wilson Boulevard, Arlington, Virginia 22234, and its telephone number is (703) 284-6000.

                                   THE MERGER
GENERAL

     The following information, insofar as it relates to matters contained in the Merger Agreement, is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference and attached hereto as Appendix A. Shareholders are urged to read the Merger Agreement in its entirety. All information contained in this Proxy Statement with respect to Gannett and its subsidiaries, including Sub, except such information described under "-- Opinion of Financial Advisor," has been supplied by Gannett for inclusion herein and has not been independently verified by the Company.

BACKGROUND OF THE MERGER

     In 1985, the Company engaged in a recapitalization merger pursuant to which the Company borrowed from various banks an aggregate of approximately $625 million, issued an aggregate of $480 million stated face amount of 16% Subordinated Redeemable Discount Debentures ($250.2 million fair market value at the date of the recapitalization merger), and paid an aggregate of approximately $667 million in cash to its shareholders. In 1990, the Company refinanced the $480 million of debentures and certain other debt. From the beginning of 1990 to the end of 1994, the Company reduced its long-term debt by approximately $175 million; however, the Company's trading price per share of Common Stock decreased from approximately $31.42 (adjusted to reflect a three-for-one stock split effected April 1991) on December 31, 1989 to $29.25 on February 21, 1995.

     At a meeting on February 22, 1995, after considering, among other factors, the Company's past performance and the Company's prospects if the Company remained independent and carried out its business plan, the Board authorized the exploration of strategic alternatives to enhance Shareholder value and retained Goldman, Sachs to work with the Company's management to explore such alternatives. Such alternatives included, without limitation, a sale of the Company, a spin-off of certain business divisions of the Company, a business combination or any similar transaction or a combination of the foregoing. In deciding to authorize the exploration process, the Board considered presentations by the Company's management and Goldman, Sachs, and took into account the past financial, operating and trading performance of the Company and its Common Stock, particularly since 1989, and the Company's prospects for future performance, including in light of industry trends, capital expenditure requirements (which, due to, among other things, technological developments, would be significant in order for the Company to maintain and advance its competitive position in the industries in which it competes, particularly in the cable industry) and competitive factors (including increased competition in the broadcast industry from the addition of new television networks, in the entertainment industry from the number of new talk shows and in the cable industry from the accelerated growth of the Company's current competitors and the expectation that new participants will enter the market), and the Board concluded, based on presentations by management and Goldman, Sachs, that Shareholders could realize greater value from a transaction or series of transactions resulting from the exploration process than if the Company were to remain independent, with its businesses intact, and were to carry out its business plan.

     In furtherance of the exploration process, Goldman, Sachs contacted approximately 130 potentially interested parties, and, in many cases, their financial advisors and sources of capital, to determine such parties' interest in acquiring all or part of the Company. Potentially interested parties were required to execute confidentiality agreements and received confidential information to enable them to evaluate potential acquisitions of all or parts of the Company. Based on the 31 preliminary indications of interest concerning all or parts of the Company which were received, including six for the Company in its entirety, the Board determined that the values potentially realizable by the Shareholders from a transaction involving the Company in its entirety (based on the six preliminary proposals which the Company received and all of which the Board considered) would clearly exceed the values which Shareholders could realize from the breakup sale of each of the Company's businesses because of the substantial tax payments which would result from a breakup sale. Each of those parties or groups of parties which submitted preliminary indications of interest for the Company in its entirety, including Gannett, were invited to conduct further due diligence in preparation for making a final proposal due on July 21, 1995. Due diligence included a review of the Company's material agreements and information, as well as meetings with the Company's senior management, division presidents and selected senior operating personnel, and visits to various facilities of the Company.

     The Company received proposals from certain of the parties and groups that conducted further due diligence. Of the cash proposals, Gannett's proposal for $45.25 in cash was the highest cash proposal received. In addition to cash proposals, the Company received three alternative recapitalization proposals from one bidding group. The three recapitalization proposals included: a transaction pursuant to which cash would be paid for 49% of the Shares, the Company's cable operations would be sold, the Company would merge with a much smaller private company and assume the private company's debt, and the remaining outstanding Shares would represent approximately 87% of the stock in the leveraged surviving entity; a transaction in which the Shareholders would receive, in exchange for their Shares, cash and variable rate exchangeable debentures of certain of the Company's current operations (with the rates being dependent on the results of such operations which would be leveraged by virtue of the contemplated transaction); and a transaction providing for the spin off of the Company's cable business and a subsequent sale of such business in exchange for preferred stock of an acquiror and, following such spin off, the merger of the remaining entity with the private company referred to above in exchange for preferred stock in the remaining entity. The Board determined, following presentations from Goldman, Sachs and management, that each of the three proposals offered less value to Shareholders and less certainty of consummation than Gannett's cash proposal.

     On July 21, 1995, after receipt of Gannett's proposal, which proposal was for a cash merger with the Company for $45.25 per Share, certain officers and employees of the Company, including the Company's chief executive officer, chief financial officer and vice president of development, and the Company's outside financial and legal advisors commenced negotiations with certain officers and employees of Gannett and Gannett's outside legal advisors. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER." In the negotiations, Gannett required a purchase price adjustment if the Company's debt at December 31, 1995 exceeded a specified level, a condition to closing that the Company's debt not exceed such level, and a covenant that from and after January 1, 1996 and through the Effective Time, without the approval of Gannett, the Company would not incur additional debt above the specified level. In addition, in the course of negotiations, Gannett required restrictions on the Company's ability to solicit or negotiate alternative transactions following execution of the Merger Agreement and the payment of certain fees if the Company subsequently chose to accept an alternative proposal. See "THE MERGER AGREEMENT." The Merger Consideration to be received by the Shareholders pursuant to the Merger Agreement was determined on the basis of negotiations between the Company and Gannett.

     The proposed Merger was unanimously approved by the Board at a meeting held on July 23, 1995. At such meeting, the Board considered, among other matters, a presentation by Goldman, Sachs and the oral opinion of Goldman, Sachs (which was subsequently confirmed in writing) that, as of such date, the consideration to be received by the Shareholders pursuant to the proposed Merger Agreement with Gannett is fair to the Shareholders, as well as the other considerations set forth below under "-- Reasons for the Merger." At such meeting, Goldman, Sachs discussed with the Board the results of the process that began on February 22, 1995, and the alternatives currently available to the Company, which alternatives included independent internal growth, sale of certain assets of the Company, spin-off of one or more of the business divisions of the Company, a recapitalization or a combination of the foregoing. Furthermore, the Board discussed with management and the Company's advisors the material terms of the Merger Agreement, including the purchase price adjustment contained in the Merger Agreement and the condition and covenant relating to limitations on the amount of the Company's debt. On July 24, 1995, the Merger Agreement was executed and delivered by the parties and the Company and Gannett issued a press release announcing the proposed Merger.

REASONS FOR THE MERGER

     The Board has determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of the Company and its Shareholders and has unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Merger. ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"

APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER. See "-- Background of the Merger" and "-- Opinion of Financial Advisor."

     In reaching its unanimous determination that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of the Company and its Shareholders, the Board considered a number of factors, which factors taken together supported such determination, including without limitation the following:

          (i) the Board's knowledge of the business, operations, properties, assets, financial condition and operating results of the Company;

          (ii) information relating to the financial condition, results of operations, capital levels, asset quality and prospects of the Company (see "SELECTED CONSOLIDATED FINANCIAL DATA"), and management's assessment of the prospects of the Company (see "-- Opinion of Financial Advisor");

          (iii) the current and prospective environment in which the Company operates, including national and local economic conditions, the competitive environment for media generally and the trend toward consolidation in the media industry;

          (iv) the presentation by Goldman, Sachs and its opinion that the cash consideration of $45.25 per share (as it may be adjusted pursuant to the terms of the Merger Agreement) to be received by the Shareholders pursuant to the Merger Agreement is fair to such Shareholders (see "-- Opinion of Financial Advisor");

          (v) the relationship of the Merger Consideration to the historical and current market prices for the Common Stock preceding the announcement of the Merger (see "MARKET PRICES OF COMMON STOCK");

          (vi) the conclusion of the Board that Gannett's proposal was the most favorable proposal received, in terms of the value to be realized by Shareholders and the likelihood of consummation, based on the advice of senior management and Goldman, Sachs, as well as the Board's judgment, after review with the Company's management and its outside legal and financial advisors of alternatives to the Merger, particularly the alternatives of independent internal growth, sale of certain assets of the Company, spin-off of one or more of the business divisions of the Company and recapitalization of the capital stock of the Company, that the Shareholders would realize greater value from the transaction with Gannett than from the other alternatives available to the Company (see
     "-- Background of the Merger" and "-- Opinion of Financial Advisor");

          (vii) the terms of the Merger Agreement as reviewed by the Board with its legal advisors (see "THE MERGER AGREEMENT");

          (viii) the facts that the Merger Consideration is all cash and that the Merger is not subject to financing contingencies (see "THE MERGER AGREEMENT -- The Merger" and "THE MERGER AGREEMENT -- Conditions Precedent to the Merger"); and

          (ix) the Board's awareness and assessment of the potential that, under certain circumstances, following the Merger, certain payments might be made pursuant to certain Employment Agreements (as hereinafter defined) previously entered into with certain of the Company's executives (see "INTERESTS OF CERTAIN PERSONS IN THE MERGER").

     The foregoing discussion of the information and factors considered by the Board is not meant to be exhaustive but is believed to include the material factors considered by the Board. The Board did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of the Shareholders. In reaching its determination, the Board took the various factors into account collectively and the Board did not perform a factor-by-factor analysis, nor did the Board consider whether any individual factor was, on balance, positive or negative.

OPINION OF FINANCIAL ADVISOR

     On July 23, 1995, Goldman, Sachs, financial advisor to the Company in connection with the Merger, delivered its oral opinion to the Board that, as of the date of such opinion, the Merger Consideration to be received by the Shareholders pursuant to the Merger Agreement is fair to such Shareholders. Goldman, Sachs subsequently confirmed its July 23, 1995 oral opinion by delivery of its written opinion dated as of the date of this Proxy Statement.

     The full text of the written opinion of Goldman, Sachs, dated as of the date of this Proxy Statement, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Appendix B and is incorporated herein by reference. Shareholders are urged to, and should, read such opinion in its entirety. The following summary is qualified in its entirety by reference to the full text of the opinion.

     In connection with its written opinion, Goldman, Sachs has reviewed, among other things, this Proxy Statement; the Merger Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 1994; certain Interim Reports to Stockholders and Quarterly Reports on Form 10-Q; certain other communications from the Company to its Shareholders; and certain internal financial analyses and forecasts for the Company prepared by its management. Goldman, Sachs also held discussions with members of the senior management of the Company regarding its past and current business operations, financial condition and future prospects. In addition, Goldman, Sachs reviewed the reported price and trading activity for the Shares, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations and performed such other studies and analyses as it considered appropriate. The Company imposed no limitations on the scope of Goldman, Sachs' investigations.

     Goldman, Sachs relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its opinion. In addition, Goldman, Sachs has not made an independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries, and Goldman, Sachs has not been furnished with any such evaluation or appraisal.

     Analyses. The following is a summary of certain of the financial analyses used by Goldman, Sachs in connection with providing its oral opinion to the Board on July 23, 1995. Goldman, Sachs utilized substantially the same type of financial analyses in connection with providing the written opinion attached hereto as Appendix B.

          Historical Stock Trading Analysis. Goldman, Sachs reviewed the historical trading prices and volumes for the Shares. Such review included Goldman, Sachs' analysis of the weighted average market prices of the Shares and the total volume of Shares traded as a percentage of Shares outstanding during the latest twelve months ("LTM"). Such analysis indicated an LTM weighted average market price of $33.73 per Share (based on closing prices for the Shares from July 14, 1994 to July 14, 1995) with 111.8% of the total outstanding Shares traded in such period. Such review also included Goldman, Sachs' analysis of the indexed historical trading prices of the Shares during the two-year period ended July 14, 1995 (based on closing prices from July 14, 1993 to July 14, 1995) as compared to the Standard & Poor's 500 Index and a composite index comprised of eight other comparable publicly traded corporations: Harte-Hanks Communications, Inc., The Washington Post Company, The Times Mirror Company, Tribune Company, Media General, Inc., Gannett Co., Inc., Knight Ridder, Inc. and The New York Times Company (the "Selected Companies"). The Selected Companies were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to those of the Company. Representatives of Goldman, Sachs advised the Board of Directors of the Company that there are no companies directly comparable to the Company and that the analysis had to be considered in light of that qualification. The analysis of such indexed historical share trading prices indicated that the Shares underperformed both the Standard & Poor's 500 Index and the comparable composite index during the two-year period ended July 14, 1995. During such two-year period, the

     Standard & Poor's 500 Index increased approximately 24%, the comparable composite index increased approximately 19%, and the value of the Shares increased approximately 11%.

          Selected Companies Analysis. Goldman, Sachs reviewed and compared certain information relating to the Company to corresponding financial information, ratios and public market multiples for the Selected Companies. Goldman, Sachs calculated and compared various financial multiples and ratios. The multiples of the Company were calculated using a price of $41.13 per Share. The multiples and ratios for the Company were based on information provided by the Company's management and the multiples for each of the Selected Companies were based on the most recent publicly available information. With respect to the Selected Companies, Goldman, Sachs considered the levered market capitalization (i.e., market value of common equity plus face value of preferred stock, minority interests and estimated market value of debt less cash) as a multiple of LTM revenues, and as a multiple of LTM, estimated calendar year 1995 and estimated calendar year 1996 earnings before interest, taxes, depreciation and amortization ("EBITDA"). Goldman, Sachs based the Selected Companies' EBITDA figures on research analysts' estimates and, where necessary, depreciation and amortization assumptions were made based on a percentage of calendar year 1994 sales. Goldman, Sachs' analyses of the Selected Companies indicated levered multiples of LTM revenues that ranged from 0.9x to 2.2x, with a mean and median of 1.5x, compared to 3.7x for the Company; LTM EBITDA that ranged from 6.7x to 9.2x, with a mean and a median of 7.7x, compared to 9.4x for the Company; estimated calendar year 1995 EBITDA that ranged from 6.9x to 9.6x, with a mean of 7.9x and a median of 7.7x, compared to 9.9x for the Company; and, estimated calendar year 1996 EBITDA that ranged from 6.2x to 9.6x, with a mean of 7.5x and a median of 7.4x, compared to 9.3x for the Company. Goldman, Sachs also considered for the Selected Companies:
     LTM price/earnings ("P/E") ratios, which ranged from 6.9x to 20.5x, with a mean of 15.1x and a median of 16.3x, compared to 18.0x for the Company; estimated calendar year 1995 and 1996 P/E ratios, which ranged from 15.7x to 29.3x, with a mean of 19.0x and a median of 17.9x, for estimated calendar year 1995, and 14.3x to 22.6x, with a mean of 16.4x and a median of 15.6x, for estimated calendar year 1996, compared to 20.6x and 18.3x, respectively, for the Company; and dividend yields, which ranged from 0.4% to 2.6% compared to 0.0% for the Company. Goldman, Sachs' source for the Selected Companies' P/E multiples was "First Call" earnings estimates.

          Analysis at Various Prices. Goldman, Sachs calculated alternative values for the levered aggregate consideration based upon ten price per Share values ranging from $40.00 to $48.00 per Share, including $45.25 per Share. Those calculations yielded levered aggregate consideration values ranging from $2.123 billion to $2.447 billion for the Company, excluding any prepayment penalties on debt, severance obligations and transaction costs. Goldman, Sachs considered the levered aggregate consideration as a multiple of actual 1994 EDITDA of the Company and estimated 1995 and 1996 EBITDA of the Company. Goldman, Sachs' analyses indicated levered aggregate consideration multiples of actual 1994 EBITDA of the Company (excluding the results of the News Talk Television operations ("NTN")) that ranged from 8.7x to 10.0x (8.9x to 10.3x including the results of NTN), with a multiple of 9.5x (9.8x including the results of NTN) based on the levered aggregate consideration to be received in the Merger; estimated calendar year 1995 and 1996 EBITDA of the Company (excluding the results of NTN) that ranged from 8.2x to 9.5x (8.9x to 10.3x including the results of NTN), with a multiple of 9.1x (9.8x including the results of NTN) based on the levered aggregate consideration to be received in the Merger, for calendar year 1995, and from 7.8x to 9.0x (8.4x to 9.7x including the results of NTN), with a multiple of 8.6x (9.2x including the results of NTN) based on the levered aggregate consideration to be received in the Merger, for calendar year 1996. Goldman, Sachs also considered the levered aggregate consideration as a multiple of actual 1994 net income of the Company and estimated 1995 net income of the Company. Goldman, Sachs' analyses indicated levered aggregate consideration multiples of 1994 net income of the Company (excluding the results of NTN) that ranged from 20.7x to 24.8x (22.0x to 26.3x including the results of NTN), with a multiple of 23.4x (24.8x including the results of NTN) based on the levered aggregate consideration to be received in the Merger; and estimated calendar year 1995 net income of the Company (excluding the results of NTN) that ranged from 20.6x to 24.7x (23.6x to 28.3x including the results of NTN), with a multiple of 23.3x (26.7x including the results of NTN) based on the levered aggregate consideration to be received in the Merger.

          Selected Transactions Analysis. Goldman, Sachs analyzed certain information relating to selected transactions in the cable industry since 1993, the broadcasting industry since 1994, the newspaper industry since 1993 and the entertainment industry since 1989 (the "Selected Transactions"). Such analysis indicated that for the Selected Transactions:
     (A) in the cable industry, levered aggregate consideration as a multiple of current year's projected operating cash flow ranged from 4.9x to 12.3x, with a mean of 9.6x and a median of 9.8x for transactions in calendar years 1993, 1994 and 1995; (B) in the broadcasting industry, levered aggregate consideration as a multiple of estimated cash flow ranged from 6.3x to 16.9x, with a mean of 7.9x and a median of 8.1x; (C) in the newspaper industry, levered aggregate consideration as a multiple of revenues ranged from 0.7x to 4.0x and as a multiple of EBITDA ranged from 9.0x to 15.0x; and (D) in the entertainment industry, (x) levered aggregate consideration as a multiple of (1) LTM earnings per share/net income ranged from 11.2x to 57.2x, (2) LTM sales ranged from 0.64x to 22.6x, (3) LTM earnings before interest and taxes ranged from 10.3x to 88.8x and (4) LTM EBITDA ranged from 0.74x to 23.86x and (y) the premium paid over (1) tangible book value ranged from 0.0% to 554.5% and (2) market value ranged from (7.7)% to 110.5%.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman, Sachs' opinion. In arriving at its fairness determination, Goldman, Sachs considered the results of all such analyses and Goldman, Sachs did not separately consider the extent to which any one analysis supported its opinion. No company or transaction used in the above analyses as a comparison is identical to the Company or the Merger. The analyses were prepared solely for purposes of Goldman, Sachs' providing its opinion to the Board as to the fairness of the Merger Consideration to be received by the Shareholders pursuant to the Merger Agreement and do not purport to be appraisals or necessarily reflect the prices at which the Company or its securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors and events beyond the control of the parties or their respective advisors, none of the Company, Goldman, Sachs or any other person assumes responsibility if future results are materially different from those forecast.

     As described above, Goldman, Sachs' opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman, Sachs and is qualified by reference to the written opinion of Goldman, Sachs set forth in Appendix B hereto.

     Goldman, Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. The Company selected Goldman, Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger.

     In addition to acting as financial advisor to the Company in connection with the Merger, Goldman, Sachs has provided certain investment banking services to the Company from time to time, including certain financial advisory services. Goldman, Sachs also has provided certain investment banking services to Gannett from time to time, including acting as managing underwriter of certain offerings of debt securities, and may provide investment banking services to Gannett in the future. William C. Stutt, a director of the Company, is a limited partner of Goldman, Sachs and certain of its affiliates.

     Goldman, Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of the Company and/or Gannett for its own account and for the account of customers.

     Goldman, Sachs was retained by the Company on February 22, 1995 to act as the Company's financial advisor to assist it in exploring alternative means of increasing Shareholder value, including a potential sale by way of merger, spin-off or other means of all or a portion of the assets or stock of the Company. Goldman,

Sachs' fee for such advisory services was $200,000 per annum. In addition, pursuant to a letter agreement dated July 21, 1995 (the "Merger Engagement Letter"), the Company engaged Goldman, Sachs to act as its financial advisor in connection with the contemplated transaction. Pursuant to the terms of the Merger Engagement Letter, the Company has agreed to pay Goldman, Sachs upon consummation of the Merger a transaction fee of 0.52% of the total consideration paid for the Company's equity securities in the Merger (including amounts paid to holders of options, warrants and convertible securities), plus the principal amount of all indebtedness of the Company and its subsidiaries for borrowed money as set forth on the most recent consolidated balance sheet of the Company with respect to such entities prior to the consummation of the Merger. The Company has agreed to reimburse Goldman, Sachs for its reasonable out-of-pocket expenses, including attorney's fees, and to indemnify Goldman, Sachs against certain liabilities, including certain liabilities under the federal securities laws.

ACCOUNTING TREATMENT

     The Merger will be accounted for under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations," as amended. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the Effective Time.

                              THE MERGER AGREEMENT

     The following is a summary of certain provisions of the Merger Agreement, a copy of which is attached hereto as Appendix A. All references to and summaries of the Merger Agreement in this Proxy Statement are qualified in their entirety by reference to the Merger Agreement which is incorporated herein by reference.

EFFECTIVE TIME

     Subject to the provisions of the Merger Agreement, the closing of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions relating to Shareholder approval and the receipt of certain regulatory and other consents or approvals set forth in the Merger Agreement (and subject to the other conditions in the Merger Agreement being satisfied or waived), unless another time is agreed to in writing by the parties to the Merger Agreement (the "Closing Date"). Subject to the provisions of the Merger Agreement, the Merger will become effective upon the filing of articles of merger with the Secretary of State of the State of South Carolina in accordance with the provisions of the South Carolina Business Corporation Act of 1988, as amended (the "South Carolina Act"), and by making any related filings required under the General Corporation Law of the State of Delaware ("Delaware Law") to be made prior to or concurrent with the effectiveness of the Merger, which filings will be made as soon as practicable on the Closing Date. The term "Effective Time" means the time at which such articles are accepted for filing by the Secretary of State of the State of South Carolina and all such other filings required to be made under Delaware Law have been filed and become effective.

THE MERGER

     The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, Sub will be merged with and into the Company, and the separate existence of Sub will thereupon cease, and the Company will continue as the Surviving Corporation under the laws of the State of South Carolina under the name "Multimedia, Inc." The Merger Agreement provides that the Merger will, from and after the Effective Time, have all the effects provided by applicable South Carolina law and Delaware Law.

     The Surviving Corporation. After the Effective Time, the directors of Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation and the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation, in each case, until the earlier of their respective resignations or the time that their respective successors are duly elected or appointed and qualified. The Articles of Incorporation and By-laws of the Company as in effect immediately prior to the Effective Time will be the Articles of Incorporation and By-laws of the Surviving Corporation after the Effective Time, until thereafter changed or amended as provided therein or by applicable law, subject to certain limitations with respect to provisions relating to indemnification. See "-- Indemnification and Insurance."

     Conversion of Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of any shareholder of the Company or Sub (i) each issued and outstanding share of common stock of Sub will be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation; (ii) all Shares that are held by Gannett, the Company or any wholly-owned subsidiary of Gannett (including Sub) or the Company will be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor; and (iii) each issued and outstanding Share, other than those described in clause (ii) above and other than any Dissenting Shares, will be converted into and represent the right to receive $45.25 in cash (or, if there is Excess Debt, $45.25 minus the Per Share Excess Debt Amount in cash), without interest thereon. "Excess Debt" equals the amount, if any, by which the sum of (i) the current installments of long-term debt and (ii) long-term debt, excluding current installments, as reflected on the Company's consolidated balance sheet as of December 31, 1995 (the "Balance Sheet") exceeds the Target Debt Amount. The "Per Share Excess Debt Amount" equals the quotient obtained by dividing the Excess Debt by 40,562,808 shares of Common Stock. The "Target Debt Amount" equals $552.5 million, increased to the extent that cash and cash equivalents reflected on the Balance Sheet exceed

$5 million and decreased (increased) to the extent that the sum of (i) capital improvements and expenditures by the Company and its subsidiaries during the year ending December 31, 1995 and (ii) acquisitions made by or for the Company's Security division during the year ending December 31, 1995 is less than (greater than) $101 million. Because the amount of cash to be paid in the Merger is subject to reduction if the Company has Excess Debt on December 31, 1995, and because the amount of such possible reduction is not subject to any maximum limitation, the Company cannot predict with certainty the actual amount of the Merger Consideration.

     Payment. Pursuant to an agreement in form and substance acceptable to Gannett and the Company to be entered into prior to the Effective Time between Gannett and a disbursing agent selected by Gannett and acceptable to the Company (the "Disbursing Agent"), at the Effective Time, Gannett or Sub will make available to the Disbursing Agent the aggregate amount of cash to which Shareholders will be entitled pursuant to the Merger Agreement.

     As soon as practicable after the Effective Time, Gannett will cause the Disbursing Agent to send a notice and a letter of transmittal to each holder of certificates formerly evidencing Shares (other than certificates formerly representing Shares held by Gannett, the Company or any wholly-owned subsidiary of Gannett (including Sub) or the Company, which Shares will be cancelled, and certificates representing Dissenting Shares) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Disbursing Agent such certificates for exchange into the Merger Consideration for each Share so represented, and that delivery will be effected, and risk of loss and title to the Shares will pass, only upon proper delivery to the Disbursing Agent of the certificates for the Shares and a duly executed letter of transmittal and any other required documents of transfer. Each holder of certificates theretofore evidencing Shares, upon surrender thereof to the Disbursing Agent together with such duly executed letter of transmittal and any other required documents of transfer, will be entitled to receive in exchange therefor the Merger Consideration with respect to each such Share. Upon such surrender, the Disbursing Agent will promptly deliver the Merger Consideration, less any amount required to be withheld under applicable law, in accordance with the instructions set forth in the related letter of transmittal, and the certificates so surrendered will promptly be cancelled. Until surrendered, certificates formerly evidencing Shares (other than as set forth above) will be deemed for all purposes to evidence only the right to receive the Merger Consideration per Share or, in the case of Dissenting Shares, the fair value of such Dissenting Shares. See "-- Dissenting Shares." No interest will accrue or be paid on any cash payable upon the surrender of certificates which immediately prior to the Effective Time represented outstanding Shares (other than Dissenting Shares in accordance with Chapter 13 of the South Carolina Act ("Chapter 13")).

     If the Merger Consideration is to be delivered to a person other than the person in whose name the certificates surrendered in exchange therefor are registered, it will be a condition to the payment of such Merger Consideration that the certificates so surrendered be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Disbursing Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Disbursing Agent that such taxes have been paid or are not required to be paid.

     Unless required otherwise by applicable law, any portion of the aggregate Merger Consideration which remains undistributed to holders of Shares six months after the Effective Time will be delivered to the party who provided such funds to the Disbursing Agent and any holders of Shares who have not theretofore complied with the provisions of the Merger Agreement relating to payment will thereafter look only to Gannett for payment of any Merger Consideration to which they are entitled pursuant to the Merger Agreement. Neither Gannett nor the Disbursing Agent will be liable to any holder of Shares for any cash held by Gannett or the Disbursing Agent for payment pursuant to the Merger Agreement delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Dissenting Shares. Each Dissenting Share will not be converted into and represent the right to receive the Merger Consideration and such Dissenting Share will be subject to the provisions of Chapter 13; provided, however, that if any such Shareholder withdraws his or her demand for payment or fails to perfect his or her rights to such payment in accordance with the South Carolina Act, then such holder's Dissenting Shares will cease to be Dissenting Shares and each such Share will, subject to the terms of the Merger Agreement and the South Carolina Act, be converted into and represent the right to receive the Merger Consideration. Each holder of a Dissenting Share who becomes entitled, pursuant to the South Carolina Act, to receive payment of the fair value of his or her Dissenting Share will receive such payment from the Surviving Corporation (as required by Chapter 13).

     No Further Rights. From and after the Effective Time, holders of certificates theretofore evidencing Shares will cease to have any rights as Shareholders, except as provided in the Merger Agreement or by law, and no transfer of Shares will thereafter be made on the stock transfer books of the Company.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains certain representations, warranties and agreements of the Company, Gannett, and Sub including, without limitation, representations and warranties regarding their respective due organization, good standing, and authority to enter into the Merger Agreement and to consummate the transactions contemplated thereby. The Company has made certain additional representations and warranties relating to capitalization; subsidiaries; the absence of conflict between transactions contemplated by the Merger Agreement and other agreements and documents; filings, consents and approvals; reports filed with the SEC and financial statements; accuracy of information included in this Proxy Statement; litigation; absence of certain changes or events; employee benefit plans; compliance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and certain related matters; taxes; the holding of permits and licenses; compliance with laws; certain regulatory matters; requirements relating to Shareholder voting on the Merger; non-applicability of South Carolina anti-takeover laws; non-applicability of the Rights Agreement, dated as of September 6, 1989, by and between the Company and South Carolina National Bank (the "Rights Agreement"); brokers; undisclosed liabilities; and environmental matters. Gannett has made certain additional representations as to its ownership of Sub; the absence of conflict between transactions contemplated by the Merger Agreement and other agreements and documents; filings, consents and approvals; accuracy of information included in this Proxy Statement; litigation; non-applicability of voting requirements; brokers; its ability to finance the Merger; applications to be approved by the Federal Communications Commission (the "FCC"); non-applicability of South Carolina anti-takeover laws; and non-applicability of the Rights Agreement.

CONDUCT OF THE BUSINESS PENDING THE MERGER

     Ordinary Course. During the period from and after the date of the Merger Agreement and prior to the Effective Time, except as contemplated by the Merger Agreement or by the Company's budgets, plans and estimates made available to Gannett before the date of the Merger Agreement, or as disclosed to Gannett, the Company has agreed that, unless Gannett otherwise agrees in writing, the Company will, and will cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as conducted prior to the date of the Merger Agreement and to use reasonable efforts to conduct their business in a manner consistent with the budgets and plans made available to Gannett prior to the date of the Merger Agreement, and will, and will cause its subsidiaries to, use reasonable efforts to preserve intact their present business organizations, keep available the services of their employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that their goodwill and on-going businesses will not be impaired in any material respect at the Effective Time. Except as contemplated by the Company's budgets, plans and estimates made available to Gannett prior to the date of the Merger Agreement (with respect to the matters described in the following clauses (iv) and (vi) and, to the extent applicable, (vii)) and except as disclosed to Gannett, the Company has agreed that, unless Gannett otherwise agrees in writing, prior to the Effective Time, the Company will not, and will not permit its subsidiaries to: (i) (x) declare, set aside, or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect subsidiary of the Company to its parent(s), (y) split, combine or reclassify any of its capital stock or, other than pursuant to the exercise of certain stock options to acquire an aggregate of

2,697,730 shares of Common Stock (the "Company Stock Options"), issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) except as described in clause (ii) below, purchase, redeem or otherwise acquire, other than pursuant to the exercise of Company Stock Options, any shares of capital stock of the Company or any of its subsidiaries or any other equity securities thereof or any rights, warrants, or options to acquire any such shares or other securities other than purchases, redemptions or acquisitions of equity securities of wholly-owned subsidiaries of the Company or rights, warrants or options to acquire such securities; (ii) except for issuances of capital stock of the Company's subsidiaries to the Company or a wholly-owned subsidiary of the Company, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities of the Company or any securities convertible into, or any rights, warrants or options to acquire, any such shares or voting securities (other than the issuance of Common Stock upon the exercise of Company Stock Options outstanding on the date of the Merger Agreement); (iii) amend its Articles of Incorporation, By-laws or other comparable organizational documents; (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or (y) any assets that are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, except, in any such case, in the ordinary course of business, and except transactions between a wholly-owned subsidiary of the Company and the Company or another wholly-owned subsidiary of the Company; (v) subject to a lien, charge, security interest, pledge or encumbrance of any kind or nature (any of the foregoing, a "Lien") or sell, lease or otherwise dispose of any of its material properties or assets, except in the ordinary course of business and except transactions between a wholly-owned subsidiary of the Company and the Company or another wholly-owned subsidiary of the Company; (vi) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person (other than indebtedness to, guarantees of, or issuances or sales to the Company or a wholly-owned subsidiary of the Company), or enter into any "keep well" or other agreement to maintain any financial condition of another person, except, in any such case, for borrowings or other transactions incurred in the ordinary course of business including to repay existing indebtedness pursuant to the terms thereof, or (y) except in the ordinary course of business, make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect subsidiary of the Company or settle or compromise any material claims or litigation; or (vii) authorize any of, or commit or agree to take any of, the foregoing actions.

     Gannett, Sub and the Company have agreed that, prior to the Effective Time, control of the Company's radio and television broadcast operations and cable operations, along with all of the Company's other operations, will remain with the Company and that, subject to the foregoing restrictions, neither Gannett nor Sub nor any of their respective employees, agents or representatives, directly or indirectly, will, or have any right to, control, direct or otherwise supervise, or attempt to control, direct or otherwise supervise, such broadcast, cable and other operations.

     The Company has also agreed that, before settling or compromising any material income tax liability of the Company or any of its subsidiaries, it will consult with Gannett and its advisors as to the positions and elections that will be taken or made with respect to such matter.

EMPLOYEE ARRANGEMENTS

     Gannett has agreed that, from and after the Effective Time, it will cause the Surviving Corporation to honor all employee benefit or compensation plans, agreements or arrangements, including "employee benefit plans," as defined in
Section 3(3) of ERISA, and including, but not limited to, plans, agreements or arrangements relating to former employees, including, but not limited to, retiree medical plans or life insurance, maintained by the Company or any of its subsidiaries and collective bargaining agreements to which the Company or any of its subsidiaries is a party. Gannett also has agreed to cause the Surviving Corporation to take such actions as are necessary so that, for a period of at least one year from and after the Effective Time, employees of the Company and its subsidiaries (excluding employees covered by collective bargaining agreements) will, subject to certain limitations relating to plans and programs requiring the issuance of capital stock and to bonus compensation and commissions, be provided cash compensation, employee benefits and incentive compensation and similar plans and programs as will provide compensation and benefits which, in the aggregate and in all material respects, are no less favorable than those provided to such employees as of the date of the Merger Agreement. In addition, Gannett has agreed that, from and after the Effective Time, Gannett and Sub will, and will cause the Surviving Corporation to, (i) provide all employees of the Company and its subsidiaries (the "Company Employees") with service credit for all periods of employment with the Company and its subsidiaries prior to the Effective Time for purposes of eligibility and vesting under any compensation or benefit plan applicable to Company Employees, including for purposes of satisfying any service requirements for early retirement under any pension plan adopted by Gannett, Sub, the Surviving Corporation or any of their affiliates with respect to Company Employees, (ii) waive any pre-existing condition of any Company Employee for purposes of determining eligibility for, and the terms upon which they participate in, any welfare plan adopted by Gannett, Sub, the Surviving Corporation or any of their affiliates with respect to Company Employees (other than conditions that are already in effect with respect to such employees under the Company's welfare plans that have not been satisfied as of the Effective Time) and (iii) provide each Company Employee, upon termination by the Surviving Corporation of such employee's employment with the Surviving Corporation and any of its subsidiaries and affiliates, with a minimum of one week of severance pay for each year prior to such termination such Company Employee was employed by the Company and its subsidiaries and the Surviving Corporation and its subsidiaries and affiliates; provided, however, that employees who are covered by other existing similar severance pay arrangements will receive severance pay in accordance with either the provisions described in this clause (iii) or such other severance pay arrangements, whichever is greater.

COMPANY STOCK OPTIONS

     The Company has agreed that, prior to the Effective Time, it will provide holders of Company Stock Options, whether or not then exercisable or vested, the opportunity to elect to receive, at the Effective Time, cash in an amount described below in exchange for each Company Stock Option. Gannett and the Company have agreed, subject to certain limitations set forth in the Merger Agreement, to take all actions necessary to provide that, as to those holders who so agree, at the Effective Time, (i) each Company Stock Option so surrendered for cash, whether or not then exercisable or vested, will become fully exercisable and vested, (ii) each such Company Stock Option will be cancelled, and (iii) in consideration of such cancellation, and except to the extent that Gannett or Sub and the holder of any such Company Stock Option otherwise agree, the Company will pay to each such holder of Company Stock Options an amount in cash in respect thereof equal to the product of (1) the excess, if any, of the Merger Consideration over the per share exercise price thereof and (2) the number of shares of Common Stock subject thereto. The total amount to be paid to holders of Company Stock Options, at the Effective Time, assuming all holders of Company Stock Options outstanding as of September 30, 1995 make the election described above and assuming the Merger Consideration is $45.25 per Share, is approximately $56,600,000.

INDEMNIFICATION AND INSURANCE

     Gannett has agreed that (i) all rights to indemnification existing in favor of any director, officer, employee or agent of the Company and its subsidiaries (the "Indemnified Parties") as provided in their respective Articles of Incorporation, By-laws or comparable organizational documents or in indemnification agreements with the Company or any of its subsidiaries, or otherwise in effect as of the date of the Merger Agreement, will survive the Merger and will continue in full force and effect for a period of not less than six years from the Effective Time and (ii) Gannett will guarantee the performance by the Surviving Corporation of its obligations described in clause
(i) above. In the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims, and Gannett's guarantee with respect thereto, will continue until final disposition of any and all such claims. Gannett also has agreed to indemnify all Indemnified Parties to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of the Company or any of its subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees or directors of, or otherwise on behalf of, the Company or any of its subsidiaries, occurring prior to the Effective

Time including, without limitation, the transactions contemplated by the Merger Agreement, and Gannett has agreed to pay as incurred certain legal and other expenses (including the cost of any investigation and preparation) incurred by Indemnified Parties, including expenses and attorneys' fees that may be incurred by any Indemnified Party in enforcing such indemnity and other obligations.

     Gannett has also agreed that, from and after the Effective Time, the Surviving Corporation will cause to be maintained in effect for not less than six years from the Effective Time the current or similar policies of the directors' and officers' liability insurance maintained by the Company; provided that the Surviving Corporation will not be required to pay an annual premium in excess of 225% of the last annual premium paid by the Company prior to the date of the Merger Agreement. If the Surviving Corporation is unable to obtain the insurance so required, it will be required to obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

EFFORTS; CONSENTS

     Subject to the terms and conditions provided in the Merger Agreement and, in the case of the Company, fiduciary duties under applicable law, each of the parties to the Merger Agreement has agreed to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the Merger Agreement and the Merger and to cooperate with each other in connection with the foregoing. Each of the Company, Sub and Gannett has agreed to make or cause to be made all required filings with or applications to governments or subdivisions thereof, domestic, foreign, multinational or supranational or administrative, governmental or regulatory authorities, agencies, commissions, courts, tribunals or bodies, domestic, foreign, multinational or supranational (any of the foregoing, a "Governmental Entity") and use its best efforts to (i) obtain all necessary waivers of any conflict with or violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to the parties to the Merger Agreement or any of their subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, and of any violation or breach of or default under, or the giving to others of any rights of termination, amendment, acceleration or cancellation of, or the resulting in the creation of a Lien on any of the property or assets of the parties to the Merger Agreement or any of their subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any of the parties to the Merger Agreement or any of their respective subsidiaries is a party or by which any of the parties to the Merger Agreement or any of their respective subsidiaries or any of their respective properties is bound or affected and any other consent, waiver, license, approval, authorization, order or permit of, or registration or filing with or notification to (any of the foregoing, a "Consent") all Governmental Entities and other third parties, necessary to consummate the transactions contemplated by the Merger Agreement; (ii) oppose, lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by the Merger Agreement; and (iii) fulfill all conditions to the Merger Agreement. Gannett and Sub have further agreed that from and after the date of the Merger Agreement until the Effective Time, they will not acquire any new or increased attributable interest, as defined in the FCC rules, in any media property ("Further Media Interest"), which Further Media Interest could not be held in common control by Gannett or Sub following the Effective Time, without the prior written consent of the Company.

     Gannett and Sub have agreed to seek a temporary (not more than 18-month) waiver of the FCC's mass media ownership rules (or other similar relief acceptable to the Company in its sole discretion) in order to allow for the disposition of certain broadcast stations, cable properties, newspapers or other mass media properties disclosed by Gannett to the Company that, under the FCC's mass media ownership rules, could not be held in common control by Gannett or Sub following the Effective Time (such properties, the "Overlap Properties"). Gannett and Sub also have agreed to do everything reasonable to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by the Merger Agreement under any antitrust, competition or trade regulatory laws, rules or regulations of any Governmental Entity (the "Antitrust Laws") or any laws, rules or regulations of the FCC or other Governmental Entities relating to the broadcast, cable, newspaper, mass media or communications industries (collectively, the "Communications

Laws") and to take all necessary and proper steps (including, without limitation, agreeing to hold separate, to place in trust and/or to divest for reasonable consideration in an orderly manner any of the businesses, product lines or assets of Gannett or any of its subsidiaries or affiliates or of any of the Company, its subsidiaries or affiliates (the "Divestitures")) as may be required (i) for securing the termination of any applicable waiting period on or before July 31, 1996 or the grant of the applications seeking Consents from the FCC in connection with the assignment or transfer of control of the FCC licenses applicable to the Company's radio and television broadcast operations and cable operations (such applications collectively, the "FCC Applications," and such Consents collectively, the "FCC Consents") and the applications for such Consents of state and local Governmental Entities as may be required in connection with the assignment or transfer of control (the "Franchise Transfers") of the franchise agreements and similar or related documents or other local governmental authorizations to construct, maintain and operate the Company's cable television systems within local political jurisdictions (the "Franchises") on or before July 31, 1996 under the Antitrust Laws or Communications Laws or (ii) by any domestic or foreign court or similar tribunal, in any suit brought by a private party or Governmental Entity challenging the transactions contemplated by the Merger Agreement as violative of any Antitrust Law or Communications Law, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that has the effect of preventing the consummation of any of such transactions. The entry by a court, in any suit brought by a private party or Governmental Entity challenging the transactions contemplated by the Merger Agreement as violative of any Antitrust Law or Communications Law, of any order or decree permitting the transactions contemplated by the Merger Agreement but requiring Divestitures of the Overlap Properties will not be deemed a failure to satisfy certain conditions to closing the Merger. See "REGULATORY APPROVALS AND CERTAIN OTHER LEGAL MATTERS."

SOLICITATION OF ACQUISITION PROPOSALS

     The Company has agreed that the Company will not nor will it permit any of its subsidiaries nor will it authorize any of the respective officers, directors, employees, agents or representatives of the Company or its subsidiaries (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its subsidiaries) to initiate, continue, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer to Shareholders with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company (any such proposal or offer, an "Acquisition Proposal") or, except in the discharge by the Board of its fiduciary duties as advised by its outside legal counsel, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or enter into any agreement or understanding with any other person or entity with the intent to effect any Acquisition Proposal. The Company has agreed to notify Gannett of any written Acquisition Proposals or oral Acquisition Proposals made to the Chief Executive Officer of the Company which in either event includes the value of the Acquisition Proposal. Following receipt of an Acquisition Proposal, the Board is permitted to withdraw or modify its recommendation relating to the Merger and is permitted to approve or recommend or propose to approve or recommend an Acquisition Proposal to the extent that the Board determines in accordance with its fiduciary duties as advised by its outside legal counsel. The Company and the Board are not prohibited by virtue of the above-described provisions from (i) taking and disclosing to the Shareholders a position contemplated by Rule 14e-2 of the Exchange Act or (ii) making any disclosure to the Shareholders that in the judgment of the Board as advised by its outside legal counsel is appropriate under applicable law. The Company is permitted to modify, amend or waive provisions of certain confidentiality agreements it has previously entered into with third parties in connection with the proposed sale of all or a portion of the Company to the extent appropriate in compliance with the fiduciary obligations of the Board under applicable law, as advised by its outside legal counsel; however, the Company must notify Gannett immediately if any such modification, amendment or waiver is made.

DEBT

     From and after January 1, 1996 and through the Effective Time, without the approval of Gannett, which approval Gannett has agreed not to unreasonably withhold, the Company has agreed that it will not increase the sum of (i) its current installments of long-term debt and (ii) its long-term debt, excluding current installments, decreased by the amount by which its cash and cash equivalents exceed $5 million (such sum of the amounts referred to in clauses
(i) and (ii) above, as so decreased being referred to as the "Company Debt"), to an amount greater than the Target Debt Amount.

OTHER AGREEMENTS

     From the date of the Merger Agreement through the Effective Time, the Company has agreed, subject to certain limitations, that it and its subsidiaries will afford to Gannett and Gannett's accountants, counsel and other representatives full and reasonable access to its properties, books, contracts, commitments, records and personnel and, during such period, will furnish promptly to Gannett (i) copies of certain filings pursuant to the federal securities laws, and (ii) all other information concerning its business, properties and personnel as Gannett may reasonably request.

     Gannett and Sub have agreed to cooperate with the Company to provide for the purchase (to the extent the holders thereof so require) in accordance with their terms (and the financing therefor) of certain senior notes of the Company. Gannett and Sub have also agreed that the Surviving Corporation will pay all real property transfer, gains and other similar taxes and all documentary stamps, filing fees, recording fees and sales and use taxes, if any, and any penalties or interest with respect thereto, payable in connection with consummation of the Merger without any offset, deduction, counterclaim or deferment of the payment of the Merger Consideration.

CONDITIONS PRECEDENT TO THE MERGER

     All Parties. The respective obligations of each party to the Merger Agreement to effect the Merger are subject to the fulfillment at or prior to the Effective Time of the following conditions: (i) the Merger Agreement and the transactions contemplated thereby shall have been approved and adopted by the requisite vote of the Shareholders; (ii) the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired or been terminated and any other Consents from Governmental Entities and other third parties which, in any case, are required to be received prior to the Effective Time with respect to the transactions contemplated by the Merger Agreement shall have been received (provided that Gannett or the Company may, if there is a challenge made to the FCC Consents prior to their becoming a final order not subject to further review or appeal, delay, subject to certain limitations, the closing of the transactions contemplated by the Merger Agreement if and for so long as its outside FCC counsel provides it with a written opinion (with a copy to the other parties to the Merger Agreement) to the effect that the challenge has raised material nonfrivolous issues which could require substantive review of the merits of the challenge by the FCC and/or any reviewing court and which would more probably than not result in reversal or rescission of the FCC Consents) other than those Consents, the absence of which would not have a Company Material Adverse Effect; provided, however, that the condition described in this clause (ii) does not apply with respect to any Consent necessary for the Franchise Transfers if the condition described in clause (b) of "-- Conditions Precedent to the Merger - Gannett and Sub" is satisfied or waived by Gannett; and (iii) the consummation of the Merger shall not have been restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction; provided, however, that the parties are required to comply with the provisions described in "-- Efforts; Consents" and are also required to use their best efforts to cause any such order, judgment, decree, injunction or ruling to be vacated or lifted. A "Company Material Adverse Effect" is deemed to occur if the aggregate consequences of all breaches and inaccuracies of covenants and representations of the Company, when read without any exception or qualification for a Company Material Adverse Effect, are reasonably likely to have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries taken as a whole.

     The Company. The obligation of the Company to effect the Merger is subject to the fulfillment at or prior to the Effective Time of the additional condition, unless waived by the Company, that Gannett and Sub shall have performed in all material respects their respective agreements contained in the Merger Agreement required to be performed at or prior to the Effective Time and that the representations and warranties of Gannett and Sub contained in the Merger Agreement are true when made and (except for representations and warranties made as of a specified date, which need only be true as of such date) at and as of the Effective Time as if made at and as of such time, except as contemplated by the Merger Agreement and except for inaccuracies that in the aggregate do not constitute a Gannett Material Adverse Effect; and that the Company shall have received a certificate of the Chief Executive Officer or a Vice President of Gannett and Sub to that effect. The term "Gannett Material Adverse Effect" means consequences which are reasonably likely to prevent or delay beyond July 31, 1996 the consummation of the transactions contemplated by the Merger Agreement.

     Gannett and Sub. The obligations of Gannett and Sub to effect the Merger are subject to the fulfillment at or prior to the Effective Time of the additional following conditions, unless waived by Gannett: (a) the Company shall have performed in all respects its agreements contained in the Merger Agreement required to be performed at or prior to the Effective Time and the representations and warranties of the Company contained in the Merger Agreement are true when made and (except for representations and warranties made as of a specified date, which need only be true as of such date) at and as of the Effective Time as if made at and as of such time, except as contemplated by the Merger Agreement and except for inaccuracies in representations and warranties and failures to perform its agreements that in the aggregate do not constitute a Company Material Adverse Effect; and that Gannett and Sub shall have received a certificate of the Chief Executive Officer or a Vice President of the Company to that effect; (b) the aggregate number of cable television subscribers covered by
(i) Franchises as to which Consents for Franchise Transfers shall have been obtained and (ii) Franchises that do not require such Consent equals at least 80% of the total number of the Company's cable television subscribers as of June 30, 1995 based on the Company's month-end billing report as of such date; and
(c) the Company Debt measured as of two business days prior to the Closing Date shall not exceed the Target Debt Amount.

TERMINATION

     The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the approval by the Shareholders:

          (a) by mutual written consent of Gannett and the Company;

          (b) by the Company, upon a material breach of the Merger Agreement on the part of Gannett or Sub which is not cured and which would cause the condition described under "-- Conditions Precedent to the Merger - The Company" to be incapable of being satisfied by July 31, 1996;

          (c) by Gannett, upon a material breach of the Merger Agreement on the part of the Company set forth in the Merger Agreement which is not cured and which would cause the condition described in clause (a) under "-- Conditions Precedent to the Merger - Gannett and Sub" to be incapable of being satisfied by July 31, 1996;

          (d) by Gannett or the Company if any court of competent jurisdiction has issued, enacted, entered, promulgated or enforced any order, judgment, decree, injunction or ruling which restrains, enjoins or otherwise prohibits the Merger and such order, judgment, decree, injunction or ruling has become final and nonappealable;

          (e) by either Gannett or the Company if the Merger has not been consummated on or before July 31, 1996 (provided that the terminating party is not otherwise in material breach of its representations, warranties or obligations under the Merger Agreement);

          (f) by either Gannett or the Company if the Special Meeting (including as it may be adjourned from time to time) concludes without the Company obtaining the required Shareholder approval of the Merger Agreement and the transactions contemplated thereby; or

          (g) by the Company if a third party, including any group, has made a proposal regarding the acquisition of any of the capital stock of, or any other equity interest in, the Company or any of its subsidiaries, or a merger, consolidation or other business combination involving the Company or any of its subsidiaries, or a sale of all or (other than in the ordinary course of business) any substantial portion of the assets of the Company or any of its subsidiaries, or commenced a tender or exchange offer to acquire any Shares (an "Offer"), which, in any such case, the Board determines, after consultation with the Company's financial advisor, to be more favorable to the Shareholders than the transactions contemplated by the Merger Agreement and the Board determines that it would be in accordance with their fiduciary duties, based upon the advice of its outside legal counsel, to accept the third party proposal; provided, however, that the Company is not permitted to terminate the Merger Agreement pursuant to the provision described in this paragraph (g) unless it provides Gannett and Sub with prior written notice of its intent to so terminate the Merger Agreement together with a detailed summary of the terms and conditions (including proposed financing, if any) of such Offer and, in connection with such termination, that the Company pays the termination fees described in "-- Fees and Expenses" prior to such termination.

FEES AND EXPENSES

     The Merger Agreement provides that whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expense.

     In addition, the Merger Agreement provides that in the event the Company terminates the Merger Agreement pursuant to the provisions described in paragraph (g) under "-- Termination," then the Company will pay Gannett a termination fee of $65 million payable in same day funds (which fee is inclusive of all of Gannett's and Sub's out-of-pocket fees and expenses). If the Company fails to pay promptly such amount due, and, in order to obtain such payment, Gannett or Sub commences a suit which results in a judgment against the Company for such fee, the Company has agreed to pay to Gannett or Sub its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest thereon.

AMENDMENT; WAIVER

     The Merger Agreement provides that it may be amended by the parties thereto at any time before or after approval thereof by the Shareholders, but, after such approval, no amendment will be made which (i) changes the form or decreases the amount of the Merger Consideration, (ii) in any way materially adversely affects the rights of the Shareholders or (iii) under applicable law would require approval of the Shareholders, in any such case referred to in clauses
(i), (ii) and (iii) above, without the further approval of such Shareholders. The Merger Agreement also provides that, at any time prior to the Effective Time, the parties to the Merger Agreement may, to the extent permitted by applicable law, (i) extend the time for the performance of any of the obligations or other acts of any other party to the Merger Agreement, (ii) waive any inaccuracies in the representations and warranties by any other party contained in the Merger Agreement or in any documents delivered by any other party pursuant to the Merger Agreement and (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations contained in the Merger Agreement.

                               DISSENTERS' RIGHTS

     If the Merger is consummated, persons who are Shareholders at the time of the Special Meeting who follow the procedures specified in Chapter 13 will be entitled to have the "fair value" (as defined in Chapter 13) of their shares of Common Stock determined by the South Carolina Court of Common Pleas located in Greenville, South Carolina and to receive payment of the "fair value" of such shares. The procedures set forth in Chapter 13 must be substantially complied with. Failure to follow any of such procedures may result in a termination or waiver of dissenters' rights under Chapter 13. Shareholders who follow the procedures of Chapter 13 with respect to their shares retain all other rights of Shareholders until such rights are modified by the consummation of the Merger. Shares (i) as to which a written notice of an intent to demand payment is given to the Company (in accordance with Section 33-13-210 of the South Carolina Act) prior to the vote of the Shareholders on the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, taken at the Special Meeting and not withdrawn at or prior to the time of such vote, (ii) which are not voted by the holder thereof in favor of the Merger at the Special Meeting, and (iii) as to which a written demand for payment of fair value, accompanied by the certificate for such Shares, shall have been timely filed (in accordance with Section 33-13-230 of the South Carolina Act) with the Company or the Surviving Corporation, as the case may be, are referred to as "Dissenting Shares."

     The following description summarizes, in general terms, certain material provisions of Chapter 13, is not intended to be a complete statement of the provisions of Chapter 13 and is qualified in its entirety by reference to the full text of Chapter 13, a copy of which is attached as Appendix C to this Proxy Statement, and to any amendments thereto after the date of this Proxy Statement.

     Under Chapter 13, a Shareholder electing to exercise dissenters' rights must both:

     (1) give to the Company, before the taking of the vote at the Special Meeting on the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, a written notice of the Shareholder's intent to demand payment for such Shareholder's shares of Common Stock if the Merger is consummated. This written notice is in addition to and separate from any proxy or vote against the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger. Neither a vote against the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, nor a proxy directing such vote shall satisfy the requirement that a written notice of intent to demand payment be given to the Company before the vote on the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger. Such written notice of intent to demand payment should be given either in person to the Secretary of the Company at the Special Meeting before the vote on the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, or in person or by mail (certified mail, return receipt requested, is the recommended form of transmittal) to the Corporate Secretary, Multimedia, Inc., 305 South Main Street, Post Office Box 1688, Greenville, South Carolina 29602, prior to the Special Meeting. A notice of intent to demand payment shall be deemed "given" when received or five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postage paid and correctly addressed, or on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; and

     (2) not vote in favor of the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger. A failure to vote against, so long as one does not vote in favor of, the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, will not constitute a waiver of dissenters' rights.

     A Shareholder who fails to satisfy the requirements described in clauses
(1) and (2) above shall not be entitled to payment for his shares of Common Stock under Chapter 13.

     A beneficial shareholder of Common Stock may assert dissenters' rights as to shares beneficially owned by him only if he dissents with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. With respect to shares held in nominee name, the beneficial owner of such shares may assert dissenters' rights (i) by giving to the Company the required notice of intent to demand payment together with (in writing) the name and address of the record shareholder if known to such beneficial owner; or
(ii) by causing the nominee to give to the Company the required notice of intent to demand payment together with the name and address of such beneficial owner. If shares registered in the name of a record shareholder are beneficially owned by more than one person, the record shareholder may assert dissenters' rights as to less than all of the shares registered in his name, provided that (i) such record shareholder dissents with respect to all shares beneficially owned by each beneficial owner with respect to whose shares such record shareholder dissents, and (ii) such record shareholder includes in the notice of intent to demand payment the name and address of each beneficial owner as to whose shares the record shareholder is dissenting.

     If the shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the required notice of intent to demand payment should be made in such capacity, and if the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the notice should be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the notice for a shareholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that in executing the notice he is acting as agent for the record owner or owners.

     No later than 10 days after the Effective Time, the Company is required to, and will, send a written notice to each Shareholder who has satisfied the conditions of Chapter 13. The notice shall (i) state where the payment demand must be sent and where certificates for Dissenting Shares must be deposited,
(ii) supply a form for demanding payment that includes the date of the first announcement to the news media or the Shareholders of the terms of the Merger (July 24, 1995) and requires that the person asserting dissenters' rights certify whether or not he or, if he is a nominee asserting dissenters' rights on behalf of a beneficial shareholder, the beneficial shareholder acquired beneficial ownership of the Dissenting Shares before that date, (iii) set a date by which the Company must receive the payment demand, which date shall not be fewer than 30 nor more than 60 days after the date of sending of such notice and set a date by which certificates for Dissenting Shares must be deposited, which date shall not be earlier than 20 days after the demand date, and (iv) be accompanied by a copy of Chapter 13.

     A Shareholder who receives such notice must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the Dissenting Shares before the date of the first announcement to the news media or the Shareholders of the terms of the Merger (July 24, 1995) and deposit his certificates in accordance with the terms of such notice. A Shareholder who does not comply substantially with the requirements that he demand payment and deposit his Dissenting Share certificates where required, each by the date set in such notice, will not be entitled to payment for his Dissenting Shares under Chapter 13.

     Except as hereinafter described, upon receipt by the Company of a payment demand, the Company shall pay each dissenter who has substantially complied with the foregoing requirements the amount which the Company estimates is the fair value of the dissenter's Dissenting Shares, plus accrued interest. "Fair value," with respect to the Dissenting Shares, means the value of such shares immediately before the Effective Time, excluding any appreciation or depreciation in anticipation of the Merger unless such exclusion would be inequitable. The Company will make such estimate using techniques accepted generally in the financial community, which may include, but shall not be limited to, market valuation, valuation based on prior sales, capitalized earnings valuation and asset valuation. The payment shall be accompanied by: (a) certain financial information with respect to the Company, (b) a statement of the Company's estimate of the fair value of the Dissenting Shares and an explanation of how the fair value was calculated, (c) an explanation of how the interest was calculated, (d) a statement of the dissenter's right to demand additional payment, and (e) a copy of Chapter 13. Instead of making such payment, the Company may offer to make such payment to, but not make payment until acceptance of the offer as full satisfaction of his or her demand by, a dissenter as to any Dissenting Shares of which he (or the beneficial owner on whose behalf he is asserting dissenters' rights) was not the beneficial owner on the date of the first announcement to the news media or the Shareholders of the terms of the Merger (July 24, 1995), unless the beneficial ownership of the Dissenting Shares devolved upon him by operation of law from a person who was the beneficial owner on the date of such first announcement.

     Within 30 days after the Company has made or offered payment for the dissenter's Dissenting Shares, the dissenter may notify the Company in writing of his own estimate of the fair value of his Dissenting Shares and amount of interest due and demand payment of his estimate (less any payment previously made by the Company) or reject the Company's offer and demand payment of the fair value of his Dissenting Shares and interest due. The dissenter may make such notification if the dissenter believes that the amount paid or offered to be paid is less than the fair value of his Dissenting Shares or that the interest due is calculated incorrectly. A dissenter waives his right to demand additional payment unless he notifies the Company of his demand in writing within 30 days after the Company has made or offered to make payment for his Dissenting Shares.

     Within 60 days after receiving the demand for additional payment, if the demand remains unsettled, the Company is required to commence a proceeding in the South Carolina Court of Common Pleas in Greenville County, South Carolina seeking a determination by the court of the fair value of the Dissenting Shares and accrued interest. If the Company does not commence the proceeding within such 60 day period, it is required to pay each dissenter whose demand remains unsettled the amount demanded. All dissenters whose demands remain unsettled shall be parties to such action. Each dissenter made a party to the proceeding will be entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the Company.

     In any such judicial appraisal proceeding, the court shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court is required to assess the costs against the Company, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding additional payment for their Dissenting Shares. The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (1) against the Company and in favor of any or all dissenters if the court finds the Company did not comply substantially with the operative provisions of Chapter 13, or (2) against either the Company or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Chapter
13. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the Company, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

     Although the Company believes that the terms of the Merger Agreement and the Merger are fair to all Shareholders, the Company cannot make any representation as to the outcome of any determination of fair value made by the South Carolina Court of Common Pleas. Shareholders should recognize that such an appraisal could result in a determination of a lower, higher or equivalent value than or to the value reflected in the terms of the Merger.

              REGULATORY APPROVALS AND CERTAIN OTHER LEGAL MATTERS

COMMUNICATIONS REGULATORY APPROVALS

     FCC Approvals. Pursuant to the Communications Act of 1934, as amended (the "Communications Act"), and applicable FCC regulations, substantial ownership changes of FCC licensees, including the Merger, require prior FCC approval. The FCC issues an official public notice of the filing of applications for transfers of control of television or radio stations and cable television relay stations and petitions for waiver of the three-year holding requirement. Interested parties have a period of 30 days following issuance of the public notice in which to oppose such applications and 20 days to oppose such a petition. In reviewing applications for its consent to transfers of control, the FCC considers whether such transfers will serve the public interest, convenience and necessity as well as whether the transferee has the requisite legal, financial, technical and other qualifications to operate the licensed entities. Following the grant of FCC approval with respect to such a transfer, any "person who is aggrieved or whose interests are adversely affected" (as such terms are defined in Section 402(b) of the Communications Act) may appeal such approval to the United States Court of Appeals for the District of Columbia Circuit and, under certain circumstances, the Commissioners of the FCC may reconsider such approval at the request of a third party or on their own motion.

     The Communications Act and FCC regulations also contain restrictions on the number and types of communications properties that an entity and its affiliates may own or control. Among the current statutory and regulatory restrictions are multiple ownership rules that limit an entity (or its affiliates) to ownership or control of no more than 12 television stations. In addition, ownership of more than one broadcasting station in the same service (e.g., two television stations) in the same market may be restricted by the FCC's "Duopoly Rule" (or "Contour Overlap Rule" for radio). Further, ownership of a television station and one or more radio stations in the same market may be restricted by the FCC's "One-to-a-Market Rule." Ownership or control of a television station with a commonly located daily newspaper or commonly located cable television properties also is restricted. If an acquisition will result in an acquiror having media holdings that conflict with applicable ownership limits, the FCC is authorized to grant temporary waivers in order to permit the orderly dispositions of certain properties that would bring the acquiror into compliance with applicable law and regulation. Each of the United States House of Representatives and Senate has recently passed telecommunications reform legislation that, depending on which version, if either, is adopted, might eliminate the 12 station limit, the One-to-a-Market Rule, the television/newspaper cross-ownership limits and/or the television/cable cross-ownership limits and/or would modify the television Duopoly Rule. It cannot be predicted at this time whether, when or in what form such legislation might ultimately be enacted. Similarly, a pending FCC rulemaking proceeding could lead to the elimination or relaxation of the 12 station limit, the television Duopoly Rule, and/or the One-to-a-Market Rule. However, the results of such proceeding cannot be predicted at this time.

     Section 617 of the 1992 Cable Act, as amended (the "Cable Act"), and related provisions of the FCC rules restrict changes in controlling ownership of cable systems that a cable operator has owned for less than three years prior to the closing of the subsequent transfer. The FCC is authorized to waive this requirement in special circumstances, including when systems held for less than three years serve fewer than one-third of the total subscribers of all the systems owned or controlled by an entity undergoing a transfer of control. For any community in which local approval of an ownership change is required, the FCC waiver will be conditioned on the operator's receipt of such local approval. See "-- State and Local Regulatory Approvals."

     State and Local Regulatory Approvals. Under the Communications Act, cable television systems also are subject to the jurisdiction of local and, occasionally, state governmental authorities ("Franchise Authorities"). Whether prior state or local approval is required for ownership changes in cable television companies is optional with each state or locality. In communities in which an operator has owned the system for at least three years prior to the closing and that require prior approval for ownership changes of their local cable system or cable operator, the Cable Act and the FCC rules require the cable operator to file certain information with the relevant Franchise Authority, which Franchise Authority may take up to 120 days after the delivery of such filing to make a determination. A proposed ownership change is deemed approved if the Franchise Authority fails to make a determination within the allotted time frame. In communities that do not require such approval, the cable operator must submit a certificate of compliance with the three-year holding requirement to the Franchise Authority at least 30 days prior to the closing.

STATUS OF REGULATORY APPROVALS AND OTHER INFORMATION

     The Company and certain of its subsidiaries hold licenses issued by the FCC for the operation of communications facilities, including five television stations and two radio stations, and for various ancillary radio stations used in connection with the Company's broadcasting, cable television, newspaper publishing and security service businesses. On July 31, 1995, applications were filed with the FCC seeking its consent to the transfer of control of the Company (and various subsidiaries) from the Shareholders to Gannett in connection with the Company's television and radio station licenses and cable television relay service licenses. No petitions to deny or oppositions to any of the applications were filed within the prescribed 30-day public comment period, and the applications await FCC action. Two weeks after the expiration of the 30-day comment period, an opposition to the application for transfer of control of the Company's television and radio station licenses was filed, together with a motion seeking permission to file the opposition late, as a petition to deny. Both were opposed by Gannett on September 21, 1995. Applications seeking FCC consent to the transfers of control in connection with licenses for various nonbroadcast stations used in connection with the Company's broadcasting, cable television, newspaper and security service businesses were filed with the FCC on August 1, 1995. There is no uniform waiting period for grant, and, as of the date of this Proxy Statement, a number of applications already have been granted.

     Upon assumption of control of the Company by Gannett at the Effective Time, certain of Gannett's media holdings will be inconsistent with current statutory and FCC ownership restrictions. Specifically, Gannett's proposed controlling ownership of: (i) 15 television stations (Gannett currently owns 10 television stations) will exceed the current 12 station limit; (ii) a television station currently owned by Gannett in

Atlanta, Georgia and one currently owned by the Company in Macon, Georgia will have overlapping service areas and, therefore, will be inconsistent with limits on television ownership in the same area; (iii) a television station and two radio stations (one AM and one FM) currently owned by the Company in Macon, Georgia will exceed the One-to-a-Market Rule; (iv) a television station currently owned by the Company and a daily newspaper currently owned by Gannett in Cincinnati, Ohio will be inconsistent with television/newspaper cross-ownership restrictions; and (v) an Oklahoma City, Oklahoma television station currently owned by Gannett and Oklahoma cable television systems currently owned by the Company will have overlapping service areas and, therefore, will be inconsistent with television/cable cross-ownership restrictions. As part of the applications for FCC consent to transfer of control of the Company, Gannett has asked the FCC for temporary waivers of these ownership restrictions to permit orderly dispositions of certain properties so that compliance with FCC ownership rules may be achieved. In addition, on September 13, 1995, the Company filed with the FCC an application for consent to assign the licenses for the Company's two radio stations in Macon, Georgia to a new subsidiary whose stock would be held in a trust, if such assignment is necessary to facilitate the independent operation and disposition of the radio stations in connection with Gannett's acquisition of control of the Company. It is not anticipated, however, that such an assignment of the radio station licenses would be effectuated unless it is necessary or appropriate to permit expeditious FCC approval and consummation of the Merger.

     The Company will have owned some of its cable television systems for less than three years prior to the anticipated Effective Time. A Petition for Waiver of the three-year holding requirement in Section 617 of the 1992 Cable Act and
Section 76.502 of the FCC's rules was filed with the FCC on August 4, 1995, on the grounds that the systems owned for less than three years serve less than one-third of the total subscribers served by the Company's cable television systems. No filings were made in opposition to the Petition for Waiver within the prescribed 20-day period for public comment. For any community in which the cable operator is required to obtain local consent prior to a change of ownership, any grant of such a waiver will be conditioned on the Company's receipt of such local approval.

     Requests for Franchise Consents were filed with local governmental officials on August 4 and 7, 1995. On August 7, 1995, the Company also filed certificates of compliance with the three-year holding requirement with local Franchise Authorities that do not require prior consent to the transfer of control. As of the date of this Proxy Statement, several Franchise Consents have been received and additional community meetings regarding the requests for Franchise Consents have been scheduled.

     On July 31, 1995, Gannett and the Company each filed the Notification and Report Form required by the HSR Act. At 11:59 p.m. New York time on August 30, 1995, the applicable waiting period thereunder expired.

     The Merger Agreement provides that the obligation of each of Gannett and the Company to consummate the Merger is conditioned, subject to certain limitations, upon the receipt of all requisite regulatory approvals, including the approval of the FCC. Gannett and the Company are not aware of any other material governmental approvals or actions that may be required for consummation of the Merger other than as described above. Should any other approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that any Governmental Entity will approve or take any other required action with respect to the Merger, and, if approvals are received or action is taken, there can be no assurance as to the date of such approvals or action, that such approvals or action will not be conditioned upon matters that would cause the parties to abandon the Merger or that no action will be brought challenging such approvals or action, or, if such a challenge is made, the result thereof. Each of the parties to the Merger Agreement has agreed, among other things, to use its best efforts to obtain all necessary Consents of all Governmental Entities necessary to consummate the transactions contemplated by the Merger Agreement and to oppose, lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by the Merger Agreement. Gannett and Sub also have agreed to do everything reasonable to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by the Merger Agreement under any Antitrust Laws or any Communications Laws. See "THE MERGER AGREEMENT -- Effective Time," "THE MERGER

AGREEMENT -- Conditions Precedent to the Merger" and "THE MERGER
AGREEMENT -- Efforts; Consents."

CERTAIN OTHER LEGAL MATTERS

     The Company and its directors were named as defendants in two purported class actions in the Court of Common Pleas for the County of Greenville, South Carolina, captioned Cooperman v. Multimedia Inc., et al., C.A. No. 95-CP-23-1708, and Zaffos v. Multimedia, Inc., et al., C.A. No. 95-CP-23-1709 (the "State Court Actions"). The complaints in the State Court Actions were filed in mid-June 1995, were substantially identical and alleged that the Company's directors breached their fiduciary duties by "favoring" an alleged acquisition proposal by one particular group and thus failing to adequately explore the strategic alternatives available to the Company, and sought damages and equitable relief. By order entered September 12, 1995, the State Court Actions were dismissed on the grounds that they were not ripe for adjudication and were moot.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of the Company's management and of the Board may receive economic benefits as a result of the Merger and may have other interests in the Merger in addition to their interests as Shareholders. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." The Board was aware of these interests and considered them along with the other matters described above under "THE MERGER -- Background of the Merger" and "THE MERGER -- Reasons for the Merger."

PAYMENTS RELATING TO CHANGE OF CONTROL

     The Company has entered into Management Committee Employment Agreements (together, the "Employment Agreements") with each of Messrs. Donald D. Sbarra, Chairman and Chief Executive Officer of the Company, Douglas J. Greenlaw, President and Chief Operating Officer of the Company, Robert E. Hamby, Jr., Senior Vice President-Finance and Administration and Chief Financial Officer of the Company, Robert L. Turner, Vice President of the Company and President of Multimedia Entertainment Company, William deB. Mebane, Vice President of the Company and President of Multimedia Newspaper Company, Michael C. Burrus, Vice President of the Company and President of Multimedia Cablevision Company and Multimedia Security Company, and Thomas L. Magaha, Vice President-Development of the Company (each of such individuals, an "Executive"). The Employment Agreements generally provide that if, within three years subsequent to a change of control of the Company (as defined in the Employment Agreements, a "Change of Control" would include the Merger), the Executive's employment is terminated (other than for cause or for other limited reasons specified in the Employment Agreement), or if the Executive terminates his employment for good reason, which includes a termination by the Executive for any reason other than death during the 30-day period immediately following the first anniversary of the date on which a Change of Control of the Company occurs (a "Termination"), the Executive will be entitled to receive a lump sum dollar amount fixed pursuant to the respective Employment Agreement (such amount, the "Lump Sum"), as well as such Executive's unpaid base salary theretofore earned, a pro rata portion of such Executive's target bonus through the date of Termination and the excess value of certain retirement benefits which the Executive would receive if the Executive's employment continued for three years after the date of Termination. Amounts payable under the Employment Agreements (other than certain welfare benefits) will not be mitigated by compensation earned by the Executive subsequent to his Termination. The Employment Agreements also provide for additional payments to make the Executive whole, on an after tax basis, for any excise taxes imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended.

     In addition, in the event of a Termination, the Employment Agreements provide generally (i) that for three years the Executive will continue to receive at least the same or equivalent welfare benefits, including, without limitation, medical, prescription, dental, disability, life, accidental death and travel accident insurance coverage, as he received immediately prior to Termination; and (ii) that the Company will pay for certain outplacement services on the Executive's behalf.

     Consummation of the Merger will constitute a Change of Control under the Employment Agreements. If payments under the Employment Agreements are triggered, the amount of the Lump Sums payable under those agreements would be approximately $2,650,000, $1,850,000, $1,500,000, $1,250,000, $1,250,000,
$1,250,000 and $650,000 for Messrs. Sbarra, Greenlaw, Hamby, Turner, Mebane, Burrus and Magaha, respectively.

     In addition, the Company has a $2,000,000 discretionary bonus pool for payment of bonuses relating to the transactions contemplated by the Merger Agreement which may be used to pay bonuses in addition to bonuses paid in the ordinary course of business. The Company has agreed with Gannett that the Executives will not receive bonuses in excess of $50,000 per person from such pool without the consent of Gannett.

     Benefit Plans. Gannett has agreed to cause the Surviving Corporation to honor all employee benefit or compensation plans, agreements or arrangements. Gannett also has agreed to cause the Surviving Corporation to take such actions as are necessary so that, for at least one year after the Effective Time, employees of the Company and its subsidiaries (excluding employees covered by collective bargaining agreements) will, subject to certain limitations relating to plans and programs requiring the issuance of capital stock and to bonus compensation and commissions, be provided cash compensation, employee benefits and incentive compensation and similar plans and programs as will provide compensation and benefits which, in the aggregate and in all material respects, are no less favorable than those provided to such employees as of the date of the Merger Agreement. In addition, Gannett has agreed that, from and after the Effective Time, Gannett and Sub will, and will cause the Surviving Corporation to, (i) provide all Company Employees with service credit for all periods of employment with the Company and its subsidiaries prior to the Effective Time for purposes of eligibility and vesting under compensation and benefit plans, (ii) subject to certain limitations, waive any pre-existing condition of any Company Employee for purposes of determining eligibility for, and the terms upon which they participate in, certain welfare plans, and (iii) provide each Company Employee with certain severance benefits. The Executives may receive benefits under the plans, programs and arrangements referred to above. See "THE MERGER AGREEMENT -- Employee Arrangements."

     Stock Option Plans. The vesting and exercisability of certain Company Stock Options held by officers and other key employees of the Company will be accelerated in connection with the Merger pursuant to the terms of the plans or agreements pursuant to which they were issued. In addition, pursuant to the Merger Agreement, subject to certain limitations described in "THE MERGER AGREEMENT -- Company Stock Options," the Company has agreed that, prior to the Effective Time, it will provide holders of Company Stock Options, whether or not then exercisable or vested, the opportunity to elect to receive, at the Effective Time, cash in respect thereof equal to the product of (1) the excess, if any, of the Merger Consideration over the per share exercise price thereof and (2) the number of shares of Common Stock subject thereto. Set forth below, with respect to each of the executive officers and directors of the Company so listed, immediately following such individual's name, is a calculation of the difference between the Merger Consideration (assuming $45.25 as the actual Merger Consideration to be received, see "THE MERGER AGREEMENT -- The Merger -- Conversion of Shares") with respect to all Shares obtainable upon exercise of all of such individual's outstanding Company Stock Options and the aggregate exercise price of such Company Stock Options: Michael C. Burrus, $2,233,185; George H.V. Cecil, $85,500; Rhea T. Eskew, $85,500; David L. Freeman, $263,750; Douglas J. Greenlaw, $775,000; M. Dexter Hagy, $92,875; Robert E. Hamby, Jr., $4,035,840; John T. LaMacchia, $85,500; Thomas L. Magaha, $1,012,366; Leslie G.
McCraw, $85,500; William deB. Mebane, $1,846,832; Dorothy P. Ramsaur, $85,500; Donald D. Sbarra, $475,000; Elizabeth P. Stall, $85,500; William C. Stutt, $85,500; and Robert L. Turner, $4,511,580. See "THE MERGER AGREEMENT -- Company Stock Options."

     Directors' and Officers' Indemnification and Insurance. The Merger Agreement provides that for a period of not less than six years from the Effective Time, the directors, officers, employees and agents of the Company and its subsidiaries will continue to enjoy all rights to indemnification existing in their favor as of the date of the Merger Agreement as provided in their respective Articles of Incorporation, By-laws or comparable organizational documents or in indemnification agreements with the Company or any of its subsidiaries, or otherwise in effect, and Gannett has agreed to guarantee the performance of the Surviving Corporation with respect to such matters. Gannett also has agreed to indemnify such persons to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of the Company or any of its subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees or directors of, or otherwise on behalf of, the Company or any of its subsidiaries, occurring prior to the Effective Time including, without limitation, the transactions contemplated by the Merger Agreement. In addition, Gannett has agreed to cause to be maintained in effect for a period of not less than six years from the Effective Time the Company's current or similar directors' and officers' liability insurance, subject to certain cost limitations. See "THE MERGER AGREEMENT -- Indemnification and Insurance."

     Financial Advisor. William C. Stutt, a member of the Board, is a limited partner of Goldman, Sachs and certain of its affiliates. Goldman, Sachs has served as the Company's financial advisor in connection with the Merger. See "THE MERGER -- Opinion of Financial Advisor."

     Legal Advisor. David L. Freeman, Secretary of the Company and a member of the Board, is a member of the law firm of Wyche, Burgess, Freeman & Parham, P.A., which serves as the Company's general counsel and has served as one of the Company's legal advisors, and will receive a fee for its legal services, in connection with the Merger.

     Other Interests. Pursuant to the Merger Agreement, at the Effective Time, the officers of the Company will become officers of the Surviving Corporation. See "THE MERGER AGREEMENT -- The Merger -- The Surviving Corporation."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES
                           TO HOLDERS OF COMMON STOCK

     The following is a summary of certain United States federal income tax consequences of the Merger to the Shareholders.

     The receipt of cash in exchange for Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. A Shareholder will generally recognize gain or loss for federal income tax purposes in an amount determined by the difference between such Shareholder's adjusted tax basis in the Common Stock, and the amount of cash received in exchange therefor. Such gain or loss will be a capital gain or loss if such Common Stock is held as a capital asset, and will be a long-term capital gain or loss if, at the Effective Time, such Common Stock was held for more than one year.

     The foregoing discussion may not apply to Shareholders who acquired their Common Stock pursuant to the exercise of stock options or other compensation arrangements with the Company or who are not citizens or residents of the United States or who are otherwise subject to special tax treatment. EACH SHAREHOLDER IS URGED TO CONSULT HIS, HER OR ITS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL OR OTHER TAX LAWS.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information regarding beneficial ownership as of September 30, 1995 of Common Stock by directors of the Company, nondirector executive officers of the Company and directors and executive officers of the Company as a group:

                                                        AMOUNT AND NATURE        PERCENT OF
                                                          OF BENEFICIAL         OUTSTANDING
                     NAME OF DIRECTOR                     OWNERSHIP(17)       COMMON STOCK(17)
    --------------------------------------------------  -----------------     ----------------
    George H.V. Cecil.................................         21,000(1)               *
    Rhea T. Eskew.....................................         19,025(2)               *
    David L. Freeman..................................         83,800(3)               *
    Douglas J. Greenlaw...............................         10,000(4)               *
    M. Dexter Hagy....................................          7,000(5)               *
    Robert E. Hamby, Jr...............................        141,231(6)               *
    John T. LaMacchia.................................          6,600(7)               *
    Leslie G. McCraw..................................          6,600(8)               *
    Dorothy P. Ramsaur................................      1,566,822(9)            4.14%
    Donald D. Sbarra..................................         31,200(10)              *
    Elizabeth P. Stall................................         63,382(11)              *
    William C. Stutt..................................         28,000(12)              *

                                                        AMOUNT AND NATURE        PERCENT OF
                    NAME OF EXECUTIVE                     OF BENEFICIAL         OUTSTANDING
                       OFFICER(18)                        OWNERSHIP(17)       COMMON STOCK(17)
    --------------------------------------------------  -----------------     ----------------
    Michael C. Burrus.................................         64,000(13)              *
    Thomas L. Magaha..................................         38,643(14)              *
    William deB. Mebane...............................         78,178(15)              *
    Robert L. Turner..................................        121,348(16)              *
    All Executive Officers and Directors as a Group
      (16 individuals)................................      2,286,829               5.96%

---------------
 (1) The number of shares shown as beneficially owned by Mr. Cecil includes 6,000 shares covered by options under the Company's Director Stock Option Plan, but does not include 1,000 shares covered by options, which excluded options become exercisable more than 60 days after the date of this Proxy Statement.

 (2) The number of shares shown as beneficially owned by Mr. Eskew includes 6,000 shares covered by options under the Company's Director Stock Option Plan, but does not include 1,000 shares covered by options, which excluded options become exercisable more than 60 days after the date of this Proxy Statement.

 (3) The number of shares shown as beneficially owned by Mr. Freeman includes 8,800 shares covered by options but does not include 8,200 shares covered by options, which excluded options become exercisable more than 60 days after the date of this Proxy Statement.

 (4) The number of shares shown as beneficially owned by Mr. Greenlaw includes 10,000 shares covered by options, but does not include 40,000 shares covered by options, which excluded options become exercisable more than 60 days after the date of this Proxy Statement.

 (5) The number of shares shown as beneficially owned by Mr. Hagy includes 5,000 shares covered by options under the Company's Director Stock Option Plan, but does not include 1,000 shares covered by options, which excluded options become exercisable more than 60 days after the date of this Proxy Statement.

 (6) The number of shares shown as beneficially owned by Mr. Hamby includes 123,000 shares covered by options, but does not include 59,000 shares covered by options, which excluded options become exercisable more than 60 days after the date of this Proxy Statement. The number of shares shown as beneficially owned by Mr. Hamby also includes 1,543 shares held by the Company's Thrift Plan, of which Mr. Hamby may be deemed a beneficial owner, and 5,700 shares owned by his wife as custodian for his sons, of which shares owned by his wife he disclaims beneficial ownership.

 (7) The number of shares shown as beneficially owned by Mr. LaMacchia includes 6,000 shares covered by options under the Company's Director Stock Option Plan, but does not include 1,000 shares covered by options, which excluded options become exercisable more than 60 days after the date of this Proxy Statement.

 (8) The number of shares shown as beneficially owned by Mr. McCraw includes 6,000 shares covered by options under the Company's Director Stock Option Plan, but does not include 1,000 shares covered by options, which excluded options become exercisable more than 60 days after the date of this Proxy Statement.

 (9) The number of shares shown as beneficially owned by Mrs. Ramsaur includes 1,244,247 shares held by her as trustee under the will of Roger Peace. The number of shares shown as beneficially owned by Mrs. Ramsaur includes 6,000 shares covered by options under the Company's Director Stock Option Plan, but does not include 1,000 shares covered by options, which excluded options become exercisable more than 60 days after the date of this Proxy Statement.

(10) The number of shares shown as beneficially owned by Mr. Sbarra includes 25,000 shares covered by options.

(11) The number of shares shown as beneficially owned by Mrs. Stall includes 750 shares held by her as personal representative of her husband's estate, of which shares she disclaims beneficial ownership. The number of shares shown as beneficially owned by Mrs. Stall includes 6,000 shares covered by options under the Company's Director Stock Option Plan, but does not include 1,000 shares covered by options, which excluded options become exercisable more than 60 days after the date of this Proxy Statement, and does not include 112,125 shares held by Wachovia Bank of South Carolina, N.A., as trustee, under a trust for the benefit of Mrs. Stall.

(12) The number of shares shown as beneficially owned by Mr. Stutt includes 1,400 shares owned by his wife (individually or as custodian for a child), of which he disclaims beneficial ownership, 300 shares owned by his daughter and son-in-law, as to which shares he has investment power but disclaims beneficial ownership, and 300 shares owned by his stepson, of which he disclaims beneficial ownership. The number of shares shown as beneficially owned by Mr. Stutt also includes 6,000 shares covered by options under the Company's Director Stock Option Plan, but does not include 1,000 shares covered by options, which excluded options become exercisable more than 60 days after the date of this Proxy Statement.

(13) The number of shares shown as beneficially owned by Mr. Burrus includes 64,000 shares covered by options, but does not include 84,100 shares covered by options, which excluded options become exercisable more than 60 days after the date of this Proxy Statement.

(14) The number of shares shown as beneficially owned by Mr. Magaha includes 26,700 shares covered by options, but does not include 29,100 shares covered by options, which excluded options become exercisable more than 60 days after the date of this Proxy Statement. The number of shares shown as beneficially owned by Mr. Magaha also includes 1,943 shares held by the Company's Thrift Plan, of which Mr. Magaha may be deemed a beneficial owner.

(15) The number of shares shown as beneficially owned by Mr. Mebane includes 53,600 shares covered by options, but does not include 45,400 shares covered by options, which excluded options become exercisable more than 60 days after the date of this Proxy Statement. The number of shares shown as beneficially owned by Mr. Mebane also includes 606 shares held for him in an IRA account and 7,472 shares held by the Company's Thrift Plan, of which Mr. Mebane may be deemed a beneficial owner.

(16) The number of shares shown as beneficially owned by Mr. Turner includes 121,200 shares covered by options, but does not include 46,800 shares covered by options, which excluded options become exercisable more than 60 days after the date of this Proxy Statement. The number of shares shown as beneficially owned by Mr. Turner also includes 148 shares held by the Company's Thrift Plan, of which Mr. Turner may be deemed a beneficial owner.

(17) Pursuant to Rule 13d-3 under the Exchange Act, shares are deemed "beneficially owned" if the named person has the right to acquire ownership of such shares within 60 days. Percentages are computed on the assumption that unissued shares so subject to acquisition upon the exercise of options by a given person or group are outstanding, but no other such shares similarly subject to acquisition by other persons are outstanding. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER -- Payments Relating to Change of Control -- Stock Option Plans."

(18) For the beneficial security ownership of Douglas J. Greenlaw, Robert E. Hamby, Jr. and Donald D. Sbarra, refer to their entries above with the list of directors.

* Less than 1% of the outstanding shares of Common Stock.

OTHER OWNERSHIP OF THE COMPANY'S COMMON STOCK

     As of September 30, 1995 (except as noted below), to the extent known to the Company and based on information provided by the following persons, the following provides certain information as to the persons or groups who were the only beneficial owners of 5% or more of the outstanding Shares.

                                                                        NUMBER OF
                                                                          SHARES          PERCENT
                                                                       BENEFICIALLY      OF TOTAL
                            NAME/ADDRESS                                  OWNED         OUTSTANDING
---------------------------------------------------------------------  ------------     -----------
Mario J. Gabelli and related entities................................     3,196,650         8.44%
  One Corporate Center
  Rye, New York 10580(1)
Heine Securities Corporation.........................................     2,763,400         7.30%
Michael F. Price
  51 John F. Kennedy Parkway
  Short Hills, New Jersey 07078(2)
Wachovia Corporation, as trustee.....................................     1,964,991         5.19%
  301 North Main Street
  Winston-Salem, North Carolina 27150(3)
Wellington Management Company........................................     2,701,215         7.13%
  75 State Street
  Boston, Massachusetts 02109(4)

---------------
(1) The number of shares shown as beneficially owned by Mario J. Gabelli is based on information provided as of July 31, 1995. These shares are owned by Mr. Gabelli or various entities which he directly or indirectly controls or for which he acts as chief investment officer. Gabelli Funds, Inc. ("GFI") has sole voting power with respect to 120,000 shares and sole dispositive power with respect to 1,314,700 shares. GAMCO Investors, Inc. has sole voting power with respect to 1,736,600 shares and sole dispositive power with respect to 1,849,900 shares. ALCE Partners, L.P. has sole voting and sole dispositive power with respect to 2,000 shares. Gabelli International Limited has sole voting and sole dispositive power with respect to 10,000 shares. Gabelli Multimedia Partners, L.P. has sole voting and sole dispositive power with respect to 1,550 shares. Gabelli Performance Partnership L.P. has sole voting and sole dispositive power with respect to 15,500 shares. Mr. Gabelli has sole voting and sole dispositive power with respect to 3,000 shares. With respect to 1,194,700 shares held by certain funds of which GFI is an investment advisor and for which GFI presently provides discretionary managed account services, the proxy voting committee of each such fund determined at meetings held on March 29 and 30, 1995, in consideration of applicable FCC requirements regarding voting control, to take and exercise in its sole discretion the entire voting power with respect to the shares held by each such fund, until its proxy committee determines otherwise. Accordingly, GFI has no voting authority with regard to the shares held by such funds. Mr. Gabelli is deemed to have beneficial ownership of all of the reported shares and GFI is deemed to have beneficial ownership of all of the reported shares other than the 3,000 shares reported as beneficially owned by Mr. Gabelli.

(2) The number of shares shown as beneficially owned by Heine Securities Corporation ("HSC") is based on information provided as of December 31, 1994. One or more of HSC's advisory clients is the legal owner of 2,763,400 shares. Pursuant to investment advisory agreements with its advisory clients, HSC has sole investment discretion and voting authority with respect to such 2,763,400 shares. Michael F. Price is President of HSC, in which capacity he exercises voting control and dispositive power over the same shares. Mr. Price disclaims beneficial ownership of the shares beneficially owned by HSC.

(3) The number of shares shown as beneficially owned by Wachovia Corporation as trustee is based on information provided as of December 31, 1994, and are held by its subsidiary, Wachovia Bank of South Carolina, N.A., as trustee. With respect to these shares, Wachovia Corporation or its subsidiary has sole voting power with respect to 1,045,341 shares, shared voting power with respect to 110,064 shares, sole investment power with respect to 1,232,815 shares and shared investment power with respect to 720,486 shares.

(4) The number of shares shown as beneficially owned by Wellington Management Company ("WMC") is based on information provided as of December 31, 1994. These shares are owned by various investment advisory clients of WMC or its subsidiary, Wellington Trust Company, N.A. Pursuant to investment advisory agreements with such clients, WMC or its subsidiary has shared voting power with respect to 1,099,240 shares and shared investment power with respect to all 2,701,215 shares.

                         MARKET PRICES OF COMMON STOCK

     The Common Stock is traded in the National Market System over-the-counter market and appears on NASDAQ under the symbol "MMEDC." The following table sets forth the range of closing high and low bid prices for the Common Stock in the over-the-counter market by quarter since January 1, 1993. The prices were reported by The NASDAQ Information Exchange System. These prices represent prices between dealers in securities and, as such, do not include retail mark-ups, mark-downs, or commissions and do not necessarily represent actual transactions.

                                                                          LOW        HIGH
                                                                          BID        BID
                                                                        -------     ------
    1995:
      First Quarter...................................................  $ 26.75     $39.00
      Second Quarter..................................................  $36.375     $41.75
      Third Quarter...................................................  $38.625     $43.50
      Fourth Quarter (through October 3, 1995)........................  $ 43.50     $43.50
    1994:
      First Quarter...................................................  $ 28.50     $37.25
      Second Quarter..................................................  $ 27.00     $32.50
      Third Quarter...................................................  $ 28.75     $32.25
      Fourth Quarter..................................................  $ 25.75     $29.75
    1993:
      First Quarter...................................................  $ 32.00     $36.25
      Second Quarter..................................................  $ 32.00     $38.00
      Third Quarter...................................................  $ 30.75     $36.75
      Fourth Quarter..................................................  $ 33.50     $39.00

     On July 21, 1995, the last trading day before the public announcement of the execution of the Merger Agreement, the reported high and low sale prices per share of Common Stock were $42.75 and $41.375, respectively. On October 3, 1995, a recent trading day prior to the date of this Proxy Statement, the reported closing sale price per share of Common Stock was $43.75. Shareholders are urged to obtain current information with respect to the price of the Common Stock.

     No dividends have been declared or paid on the Common Stock in 1995, and no dividends were declared or paid on the Common Stock in 1993 or 1994.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     Set forth below is certain summary historical consolidated financial information of the Company. The summary financial information for the five years ended December 31, 1994 is derived from the Company's audited consolidated financial statements. The summary financial information for the six month periods ended June 30, 1994 and June 30, 1995 is derived from the Company's unaudited consolidated financial statements. More comprehensive financial information is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995, and the financial information that follows is qualified by reference to such documents and all of the financial statements and related notes contained therein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." Certain additional financial information concerning Gannett, Sub and the Company is contained in Appendix D attached hereto.

                                                                                                   SIX MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31,                         JUNE 30,
                                         ----------------------------------------------------    --------------------
                                           1994       1993       1992       1991       1990        1995        1994
                                         --------    -------    -------    -------    -------    --------    --------
                                                                                                     (UNAUDITED)
SUMMARY INCOME DATA
  (IN THOUSANDS):
Operating revenues....................   $630,483    611,891    553,440    502,260    461,314     326,774     305,650
                                         --------    --------   --------   --------   --------   --------    --------
Operating expenses....................    387,638    377,288    337,353    308,006    260,377     205,764     185,558
Depreciation and amortization.........     53,402     50,200     42,982     38,448     30,655      27,686      29,323
                                         --------    --------   --------   --------   --------   --------    --------
    Total operating costs and
      expenses........................    441,040    427,488    380,335    346,454    291,032     233,450     214,881
                                         --------    --------   --------   --------   --------   --------    --------
Operating profit......................    189,443    184,403    173,105    155,806    170,282      93,324      90,769
Interest expense......................     59,142     61,996     71,820     79,315     88,289      28,862      29,775
Other income (expense), net...........     25,584      1,494       (447)       643       (873)       (105)      2,177
                                         --------    --------   --------   --------   --------   --------    --------
    Earning before income taxes,
      minority interest and other
      items(1)........................    155,885    123,901    100,838     77,134     81,120      64,357      63,171
Income taxes..........................     64,693     38,703     41,343     30,254     32,462      26,709      26,216
Minority interest in subsidiaries'
  losses (income), net................     (1,163)       320      1,009      1,517         --      (1,637)       (178)
                                         --------    --------   --------   --------   --------   --------    --------
    Earnings (loss) before other
      items...........................     90,029     85,518     60,504     48,397     48,658      36,011      36,777
Other items(1)........................         --     14,332         --         --     (3,078)         --          --
                                         --------    --------   --------   --------   --------   --------    --------
    Net earnings (loss)...............   $ 90,029     99,850     60,504     48,397     45,580      36,011      36,777
                                         ========    ========   ========   ========   ========   ========    ========
SUMMARY BALANCE SHEET DATA
  (IN THOUSANDS):
Long-term debt, including current
  installments........................   $572,557    664,997    745,995    757,125    798,877     578,255     628,887
Total assets..........................   $683,978    655,174    627,945    556,285    535,535     729,126     653,474
PER SHARE DATA:
Earnings (loss) per share before other
  items(1)............................   $   2.35       2.23       1.61       1.30       1.32         .93         .96
Earnings (loss) per share.............   $   2.35       2.60       1.61       1.30       1.23         .93         .96
Cash dividends per share..............   $     --         --         --         --         --          --          --
Average common shares
  outstanding(2)......................     38,279     38,374     37,593     37,253     36,984      38,708      38,280

---------------
(1) Other items in 1993 represent the cumulative effect of changes in accounting principles resulting from the adoption of Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes," and No. 106, "Employer's Accounting for Postretirement Benefits Other Than Pensions." Other items in 1990 represent a loss from early extinguishment of debt, net of taxes, accounted for as an extraordinary item.

(2) Includes dilutive common stock equivalents, in thousands.

     Share and per-share amounts have been retroactively adjusted to reflect the 3-for-1 stock split effected April 1991.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the SEC are incorporated into this Proxy Statement by reference:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994;

          2. The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995 (and Exhibit 19 thereto);

          3. The Company's Quarterly Report on Form 10-Q, as amended by Form 10-Q/A, for the quarterly period ended June 30, 1995 (and Exhibit 19 thereto);

          4. The Company's Current Report on Form 8-K, filed February 23, 1995; and

          5. The Company's Current Report on Form 8-K, filed July 26, 1995.

     All documents or reports subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be a part of this Proxy Statement from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     The Company will provide without charge to any person to whom this Proxy Statement is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: David L. Freeman, Secretary, Multimedia, Inc., 305 South Main Street, P.O. Box 1688, Greenville, South Carolina 29602, (803) 298-4373.

                          INDEPENDENT PUBLIC AUDITORS

     KPMG Peat Marwick LLP serves as the Company's independent certified public accountant. A representative of KPMG Peat Marwick LLP will be at the Special Meeting to answer appropriate questions by Shareholders and will have the opportunity to make a statement if so desired.

                                 OTHER MATTERS

     Under South Carolina law, only business within the purposes described in the Notice of Special Meeting transmitted with this Proxy Statement may be transacted at the Special Meeting.

                         PROPOSALS OF SECURITY HOLDERS

     The Company will hold a 1996 Annual Meeting of Shareholders only if the Merger is not consummated prior thereto. In the event of such a meeting, any Shareholder who desires to present a proposal at the 1996 Annual Meeting of Shareholders for inclusion in the proxy statement and form of proxy relating to that meeting must submit such proposal to the Company at its principal executive offices on or before November 15, 1995.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF JULY 24, 1995

                                     AMONG

                               GANNETT CO., INC.,

                GANNETT MULTIMEDIA ACQUISITION SUBSIDIARY, INC.

                               (FORMERLY KNOWN AS

                         MULTIMEDIA TALK CHANNEL, INC.)

                                      AND

                                MULTIMEDIA, INC.

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "Merger Agreement"), dated as of July 24, 1995, by and among GANNETT CO., INC., a Delaware corporation ("Parent"), MULTIMEDIA TALK CHANNEL, INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and MULTIMEDIA, INC., a South Carolina corporation (the "Company").

     WHEREAS, the respective Boards of Directors of Parent, Sub (the name of which may be changed to "Gannett Multimedia Acquisition Subsidiary, Inc.") and the Company have approved the merger with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.3), Sub shall be merged with and into the Company and the separate existence of Sub shall thereupon cease, and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation") under the laws of the State of South Carolina under the name "Multimedia, Inc."

     1.2 Closing. Unless this Merger Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 9.1, and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the closing of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Sections 8.1(a), 8.1(b) and 8.3(b), at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, unless another date, time or place is agreed to in writing by the parties hereto (the "Closing Date").

     1.3 Effective Time of the Merger. The Merger shall become effective upon the filing of articles of merger with the Secretary of State of the State of South Carolina in accordance with the provisions of the South Carolina Business Corporation Act (the "South Carolina Act"), and by making any related filings required under the General Corporation Law of the State of Delaware ("Delaware Law") to be made prior to or concurrent with the effectiveness of the Merger, which filings shall be made as soon as practicable on the Closing Date. When used in this Merger Agreement, the term "Effective Time" shall mean the time at which such articles are accepted for filing by the Secretary of State of South Carolina and all such other filings required to be made under Delaware Law have been filed and become effective.

     1.4 Effect of the Merger. The Merger shall, from and after the Effective Time, have all the effects provided by applicable South Carolina law and Delaware Law. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further deeds, conveyances, assignments or assurances in law or any other acts are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or rights of Sub or the Company (the "Constituent Corporations") to be vested in the Surviving Corporation, by reason of, or as a result of, the Merger, or otherwise to carry out the purposes of this Merger Agreement, the Constituent Corporations agree that the Surviving Corporation and its proper officers and directors shall execute and deliver all such deeds, conveyances, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Merger Agreement, and that the proper officers and directors of the Surviving Corporation are fully authorized in the name of each of the Constituent Corporations or otherwise to take any and all such action. The Surviving Corporation may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Sub, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to the provisions of sec. 262 of Delaware Law and irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or proceedings. The address to which a copy of such process shall be mailed by such Secretary of State is 1100 Wilson Boulevard, Arlington, Virginia 22234.

                                   ARTICLE II

                           THE SURVIVING CORPORATION

     2.1 Articles of Incorporation. The Articles of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time, until thereafter changed or amended as provided therein or by applicable law.

     2.2 By-laws. The By-laws of the Company as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation, until, subject to Section 7.6(a), thereafter changed or amended as provided therein or by applicable law.

     2.3 Board of Directors; Officers. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case, until the earlier of their respective resignations or the time that their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III

                              CONVERSION OF SHARES

     3.1 Merger Consideration. As of the Effective Time, by virtue of the Merger and without any action on the part of any shareholder of the Company or
Sub:

          (a) All shares of common stock, $0.10 par value, of the Company ("Company Common Stock") and the associated Common Share Purchase Rights which are held by Parent, the Company or any wholly-owned subsidiary of Parent (including Sub) or the Company shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor. The shares of Company Common Stock together with, to the extent applicable, the associated Common Share Purchase Rights are referred to herein collectively as the "Shares".

          (b) Each issued and outstanding Share, other than those to which the first sentence of Section 3.1(a) applies and other than any Dissenting Shares (as defined in Section 3.2), shall be converted into and represent the right to receive $45.25 in cash (or, if there shall be Excess Debt, $45.25 minus the Per Share Excess Debt Amount in cash), without interest thereon (such amount of cash being referred to herein as the "Merger Consideration"). "Excess Debt" shall equal the amount, if any, by which the sum of (i) the current installments of long-term debt and (ii) long-term debt, excluding current installments, as reflected on the Company's consolidated balance sheet as of December 31, 1995 (the "Balance Sheet") exceeds the Target Debt Amount (as hereinafter defined). The "Per Share Excess Debt Amount" shall equal the quotient obtained by dividing the Excess Debt by 40,562,808 shares of Company Common Stock. The "Target Debt Amount" shall equal $552.5 million, increased to the extent that cash and cash equivalents reflected on the Balance Sheet exceed $5 million and decreased (increased) to the extent that the sum of (i) capital improvements and expenditures by the Company and its subsidiaries during the year ending December 31, 1995 and (ii) acquisitions made by or for the Company's Security division during the year ending December 31, 1995 is less than (greater than) $101 million.

          (c) Each issued and outstanding share of common stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

     3.2 Dissenting Shares. Each Share (i) as to which a written notice of an intent to demand payment is given to the Company (in accordance with Section 33-13-210 of the South Carolina Act) prior to the vote of the Company's shareholders on the Merger taken at the meeting of such shareholders duly held for such purpose (the "Company Special Meeting") and not withdrawn at or prior to the time of such vote, (ii) which is not voted by the holder thereof in favor of the Merger at the Company Special Meeting, and (iii) as to which a written demand for payment of fair value, accompanied by the certificate for such Share, shall have been timely filed (in accordance with Section 33-13-230 of the South Carolina Act) with the Company or the Surviving Corporation, as the case may be (a "Dissenting Share"), shall not be converted into and represent the right to receive the Merger Consideration and such Share shall be subject to the provisions of Chapter 13 of the South Carolina Act; provided, however, that if any such shareholder shall withdraw his or her demand for payment or shall fail to perfect his or her rights to such payment in accordance with the South Carolina Act, then such holder's Dissenting Shares shall cease to be Dissenting Shares and each such Share shall, subject to the terms of this Merger Agreement and the South Carolina Act, be converted into and represent the right to receive the Merger Consideration. Each holder of a Dissenting Share who becomes entitled, pursuant to the South Carolina Act, to receive payment of the fair value of his or her Dissenting Share shall receive such payment from the Surviving Corporation (as required by Chapter 13 of the South Carolina Act). The Company shall give Parent notice of its receipt of any written notice of an intent to demand payment.

     3.3 Payment. (a) Pursuant to an agreement in form and substance acceptable to the Parent and the Company to be entered into prior to the Effective Time between Parent and a disbursing agent selected by Parent and acceptable to the Company (the "Disbursing Agent"), at the Effective Time, Parent or Sub shall make available to the Disbursing Agent the aggregate amount of cash to which holders of Shares shall be entitled pursuant to Section 3.1(b). The agreement with the Disbursing Agent shall provide for reasonable investment of the cash as directed by the Parent and all investment income shall be paid to the Parent.

     (b) As soon as practicable after the Effective Time, Parent shall cause the Disbursing Agent to send a notice and a letter of transmittal to each holder of certificates formerly evidencing Shares (other than certificates formerly representing Shares to be cancelled pursuant to Section 3.1(a) and certificates representing Dissenting Shares) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Disbursing Agent such certificates for exchange into the Merger Consideration for each Share so represented, and that delivery shall be effected, and risk of loss and title to the Shares shall pass, only upon proper delivery to the Disbursing Agent of the certificates for the Shares and a duly executed letter of transmittal and any other required documents of transfer. Each holder of certificates theretofore evidencing Shares, upon surrender thereof to the Disbursing Agent together with such letter of transmittal (duly executed) and any other required documents of transfer, shall be entitled to receive in exchange therefor the Merger Consideration with respect to each such Share. Upon such surrender, the Disbursing Agent shall promptly deliver the Merger Consideration (less any amount required to be withheld under applicable law) in accordance with the instructions set forth in the related letter of transmittal, and the certificates so surrendered shall promptly be cancelled. Until surrendered, certificates formerly evidencing Shares (other than Dissenting Shares) shall be deemed for all purposes to evidence only the right to receive the Merger Consideration per Share or, in the case of Dissenting Shares, the fair value of such Dissenting Shares. Other than as provided in Section 3.1(b), no interest shall accrue or be paid on any cash payable upon the surrender of certificates which immediately prior to the Effective Time represented outstanding Shares (other than Dissenting Shares in accordance with Chapter 13 of the South Carolina Act).

     (c) If the Merger Consideration is to be delivered to a person other than the person in whose name the certificates surrendered in exchange therefor are registered, it shall be a condition to the payment of such Merger Consideration that the certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Disbursing Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Disbursing Agent that such taxes have been paid or are not required to be paid.

     (d) Unless required otherwise by applicable law, any portion of the aggregate Merger Consideration which remains undistributed to holders of Shares six months after the Effective Time shall be delivered to the party who provided such funds to the Disbursing Agent and any holders of Shares who have not theretofore complied with the provisions of this Article III shall thereafter look only to Parent for payment of any Merger Consideration to which they are entitled pursuant to this Article III. Neither Parent nor the Disbursing Agent shall be liable to any holder of Shares for any cash held by Parent or the Disbursing Agent for payment pursuant to this Article III delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     3.4 No Further Rights. From and after the Effective Time, holders of certificates theretofore evidencing Shares shall cease to have any rights as shareholders of the Company, except as provided herein or by law.

     3.5 Closing of the Company's Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Shares shall be made thereafter. In the event that, after the Effective Time, certificates for Shares are presented to Parent or the Surviving Corporation, they shall be cancelled and exchanged for Merger Consideration for each Share represented as provided in Section 3.3, subject to applicable law in the case of Dissenting Shares.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub jointly and severally represent and warrant to the Company that, except as disclosed in the Parent Disclosure Schedule which has been delivered to the Company prior to the execution of this Merger Agreement (the "Parent Disclosure Schedule"):

     4.1 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and each of its significant subsidiaries (within the meaning of Regulation S-X under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the "Significant Subsidiaries," which in the case of references to the Significant Subsidiaries of Parent, shall include Sub) has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not, individually or in the aggregate, have a Parent Material Adverse Effect.

     4.2 Ownership of Sub. Sub is a direct or indirect wholly-owned subsidiary of Parent. With respect to certain representations with respect to Sub, Parent and Sub have relied on representations included in an irrevocable stock power relating to Sub, dated as of July 23, 1995, from the Company.

     4.3 Authority Relative to This Merger Agreement. Each of Parent and Sub has the necessary corporate power and authority to execute and deliver this Merger Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby by Parent and Sub have been duly and validly authorized and approved by the respective Boards of Directors of Parent and Sub and by Parent as the sole shareholder of Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize and approve this Merger Agreement or to consummate the transactions contemplated hereby. This Merger Agreement has been duly executed and delivered by each of Parent and Sub, and assuming the due authorization, execution and delivery by the Company, constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms except as such enforceability may be limited by general principles of equity or principles applicable to creditors' rights generally.

     4.4 No Conflicts; Required Filings and Consents. (a) None of the execution and delivery of this Merger Agreement by Parent or Sub, the consummation by Parent or Sub of the transactions contemplated hereby or compliance by Parent or Sub with any of the provisions hereof will (i) conflict with or violate the charter or By-laws of Parent or Sub or the comparable organizational documents of any of Parent's Significant Subsidiaries, (ii) subject to receipt or filing of the required Consents (as defined herein) referred to in Section 4.4(b), conflict with or violate any statute, ordinance, rule, regulation, order, judgment or decree applicable to Parent or Sub or any of Parent's subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, or (iii) result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien, charge, security interest, pledge, or encumbrance of any kind or nature (any of the foregoing being a "Lien") on any of the property or assets of Parent or Sub or any of Parent's subsidiaries (any of the foregoing referred to in clause (ii) or this clause (iii) being a "Violation") pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Sub or any of Parent's subsidiaries is a party or by which Parent or Sub or any of Parent's subsidiaries or any of their respective properties may be bound or affected, except in the case of the foregoing clause (ii) or (iii) for any such Violations which would not have a Parent Material Adverse Effect.

     (b) None of the execution and delivery of this Merger Agreement by Parent or Sub, the consummation by Parent or Sub of the transactions contemplated hereby or compliance by Parent or Sub with any of the provisions hereof will require any consent, waiver, license, approval, authorization, order or permit of, or registration or filing with or notification to (any of the foregoing being a "Consent"), any government or subdivision thereof, domestic, foreign, multinational or supranational or any administrative, governmental or regulatory authority, agency, commission, court, tribunal or body, domestic, foreign, multinational or supranational (a "Governmental Entity"), except for (i) compliance with any applicable requirements of the Exchange Act, (ii) the filing of articles of merger pursuant to the South Carolina Act and related filings under Delaware Law, (iii) certain state takeover, securities, "blue sky" and environmental statutes, (iv) compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (v) such filings as may be required in connection with the taxes described in Section 7.9, (vi) such Consents from the Federal Communications Commission (the "FCC") in connection with the assignment or transfer of control of the FCC licenses applicable to the Company's radio and television broadcast operations and cable operations (such licenses being referred to herein collectively as the "FCC Licenses," and such consents being referred to herein collectively as the "FCC Consents"), (vii) such Consents of state and local Governmental Entities as may be required in connection with the assignment or transfer of control (the "Franchise Transfers") of the franchise agreements and similar or related documents or other local governmental authorizations to construct, maintain and operate the Company's cable television systems within local political jurisdictions (the "Franchises"), and (viii) Consents the failure of which to obtain or make would not have a Parent Material Adverse Effect.

     4.5 Information. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in the definitive proxy statement of the Company (as amended and supplemented from time to time, the "Proxy Statement") required to be mailed to the shareholders of the Company in connection with the Merger will, at the time of filing with the Securities and Exchange Commission (the "SEC"), at the time of the mailing of the Proxy Statement or any amendments or supplements thereto to the Company's shareholders and at the time of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     4.6 Litigation. As of the date hereof, there is no suit, action or proceeding pending or, to the knowledge of Parent or Sub, threatened against or affecting Parent, Sub or any of Parent's subsidiaries that, individually or in the aggregate, is reasonably expected to have a Parent Material Adverse Effect, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against Parent, Sub or any of Parent's subsidiaries having, or which is reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

     4.7 Voting Requirements. No vote of the holders of any class or series of the capital stock of Parent is necessary to approve this Merger Agreement or the transactions contemplated hereby.

     4.8 Brokers. No broker or finder is entitled to any broker's or finder's fee in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of Parent or Sub.

     4.9 Financing. At the Effective Time of the Merger, Parent and Sub will have available all of the funds necessary (x) to satisfy their respective obligations under this Merger Agreement, and (y) to pay all the related fees and expenses in connection with the foregoing.

     4.10 FCC Applications.  Parent and Sub will seek the waivers specified on
Schedule 4.10 from applicable FCC rules that would otherwise disqualify Parent or Sub from holding or controlling the entities which hold, the FCC Licenses. Except as set forth in Schedule 4.10, Parent and Sub are legally and financially qualified, and, to Parent's knowledge, otherwise qualified to hold, or control the entities which hold and will hold, the FCC Licenses and are not aware of any facts or circumstances that might prevent or delay prompt consent to or waivers for the applications seeking the FCC Consents (the "FCC Applications"). Except as set forth in Schedule 4.10, Parent and Sub are legally, financially and otherwise qualified to hold, or control the entities which hold, the Franchises and are not aware of any facts or circumstances that might prevent or unduly delay consent to or waivers for the Franchise Transfers.

     4.11 Parent Does Not Own Control Shares and Is Not an Interested Shareholder or Acquiring Person. Neither Parent, Sub nor any of their respective "affiliates" or "associates" (each as defined in the South Carolina Act for purposes of clauses (i) and (ii) below, and as defined in the Rights Agreement, dated as of September 6, 1989, between the Company and South Carolina National Bank (the "Rights Agreement") for purposes of clause (iii) below) (i) directly or indirectly, alone or as part of a group, owns or may exercise or direct the exercise of voting power of any "control shares" of the Company as defined in
Section 35-2-101 of the South Carolina Act, (ii) has been or is an "Interested Shareholder" as defined in Section 35-2-210 of the South Carolina Act or (iii) directly or indirectly, alone, together or as part of a group, is the Beneficial Owner (as defined in the Rights Agreement) of 15% or more of the outstanding Company Common Stock.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Sub that, except as disclosed in the Company Disclosure Schedule which has been delivered to Parent prior to the execution of this Merger Agreement (the "Company Disclosure Schedule"):

     5.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina. Each of the Company and each of its Significant Subsidiaries has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Company Material Adverse Effect. The Company has heretofore made available to Parent and Sub a complete and correct copy of the Articles of Incorporation and By-laws or comparable organizational documents, each as amended to the date hereof, of the Company and each of its Significant Subsidiaries.

     5.2 Capitalization. (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 600,000 shares of Convertible Cumulative Preferred Stock, $20.00 par value per share (the "Company Preferred Stock"). As of the date hereof, 37,865,078 shares of Company Common Stock and no shares of Company Preferred Stock were validly issued and outstanding, fully paid and nonassessable. As of the date hereof, there are no bonds, debentures, notes or other indebtedness issued or outstanding having general voting rights under ordinary circumstances. As of the date hereof, except for stock options to acquire an aggregate of 2,697,730 shares of Company Common Stock (the "Company Stock Options"), and except as contemplated by this Merger Agreement and the Rights Agreement, there were no options, warrants, calls or other rights, agreements or commitments presently outstanding obligating the Company to issue, deliver or sell shares of its capital stock, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment.

     (b) All the outstanding shares of capital stock of each Significant Subsidiary of the Company are validly issued, fully paid and nonassessable and, except as disclosed in the Company SEC Reports (as defined herein), are owned by the Company or by a wholly-owned subsidiary of the Company, free and clear of any Liens. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the sale, issuance or voting of any shares of the issued or unissued capital stock of any of the Significant Subsidiaries of the Company which have been issued, granted or entered into by the Company or any of its Significant Subsidiaries. The Significant Subsidiaries of the Company are listed in Section 5.2 of the Company Disclosure Schedule.

     5.3 Authority Relative to This Merger Agreement. The Company has the necessary corporate power and authority to execute and deliver this Merger Agreement and, subject to approval of this Merger Agreement and the transactions contemplated hereby by the holders of the Company Common Stock, to consummate the transactions contemplated hereby. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby by the Company have been duly and validly authorized and approved by the Company's Board of Directors and no other corporate proceedings on the part of the Company are necessary to authorize or approve this Merger Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of this Merger Agreement by the necessary vote of the shareholders of the Company). This Merger Agreement has been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery by Parent and Sub, and subject to the shareholder approval referred to in the preceding sentence, constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as such enforceability may be limited by general principles of equity or principles applicable to creditors' rights generally.

     5.4 No Conflicts, Required Filings and Consents. (a) None of the execution and delivery of this Merger Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (i) subject to approval by the Company's shareholders referred to in Section 5.3, conflict with or violate the Articles of Incorporation or By-laws of the Company or the comparable organizational documents of any of the Company's Significant Subsidiaries, (ii) subject to receipt or filing of the required Consents referred to in Section 5.4(b), result in a Violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to the Company or any of the Company's subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, or (iii) subject to receipt or filing of the required Consents referred to in Section 5.4(b), result in a Violation pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of the Company's subsidiaries is a party or by which the Company or any of the Company's subsidiaries or any of their respective properties may be bound or affected, except in the case of the foregoing clause (ii) or (iii) for any such Violations which would not have a Company Material Adverse Effect.

     (b) None of the execution and delivery of this Merger Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will require any Consent of any Governmental Entity, except for (i) compliance with any applicable requirements of the Exchange Act, (ii) the filing of articles of merger pursuant to the South Carolina Act and related filings under Delaware Law, (iii) certain state takeover, securities, "blue sky" and environmental statutes, (iv) compliance with the HSR Act, (v) such filings as may be required in connection with the taxes described in Section 7.9, (vi) the FCC Consents,
(vii) such Consents of state and local Governmental Entities as may be required in connection with the Franchise Transfers and (viii) Consents the failure of which to obtain or make would not have a Company Material Adverse Effect.

     5.5 Reports and Financial Statements. (a) The Company has filed with the SEC all forms, reports, schedules, registration statements and definitive proxy statements (the "Company SEC Reports") required to be filed by it with the SEC since December 31, 1993. As of their respective dates, the Company SEC Reports complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) The consolidated balance sheets as of December 31, 1994 and 1993 and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994 (including the related notes and schedules thereto) of the Company contained in the Form 10-K for the year ended December 31, 1994 present fairly, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates or for the periods presented therein in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved except as otherwise noted therein, including in the related notes.

     (c) The consolidated balance sheets and the related statements of earnings and cash flows (including, in each case, the related notes thereto) of the Company contained in the Form 10-Q for the quarterly period ended March 31, 1995 (the "Quarterly Financial Statements") have been prepared in accordance with the requirements for interim financial statements contained in Regulation S-X, which do not require all the information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with GAAP. The Quarterly Financial Statements reflect all adjustments necessary to present fairly in accordance with GAAP (except as indicated), in all material respects, the consolidated financial position, results of operations and cash flows of the Company for all periods presented therein.

     5.6 Information. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the definitive Proxy Statement will, at the time of filing with the SEC, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto to the Company's shareholders or at the time of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub for inclusion or incorporation by reference therein.

     5.7 Litigation. Except as disclosed in the Company SEC Reports, as of the date hereof, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that is reasonably expected to have a Company Material Adverse Effect, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries that is reasonably expected to have a Company Material Adverse Effect.

     5.8 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports or as contemplated by this Merger Agreement, since March 31, 1995, the Company has conducted its business only in the ordinary course, and there has not been (i) any change that would have a Company Material Adverse Effect, other than changes relating to or arising from legislative or regulatory changes or developments affecting broadcasting or cable operations or general economic conditions, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, or, except in connection with Company Stock Options, any redemption, purchase or other acquisition of any of its capital stock, (iii) any split, combination or reclassification of any of the Company's capital stock or, except with respect to Company Stock Options, any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock,
(iv) except as previously disclosed in writing to Parent and Sub, (x) any granting by the Company or any of its subsidiaries to any officer of the Company of any increase in compensation, except in the ordinary course of business consistent with prior practice or as required under employment agreements in effect as of June 1, 1995, (y) any granting by the Company or any of its subsidiaries to any officer of the Company of any increase in severance or termination pay, except as required under employment, severance or termination agreements or plans in effect as of June 1, 1995, or (z) any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any officer of the Company, or any increase in benefits available under or establishment of any Company Benefit Plan (as defined below) except in the ordinary course of business consistent with past practice, (v) any damage, destruction or loss, whether or not covered by insurance, that is reasonably expected to have a Company Material Adverse Effect, or (vi) any material change in accounting methods, principles or practices by the Company, except insofar as may have been required by a change in GAAP.

     5.9 Employee Benefit Plans. Except as disclosed in the Company SEC Reports, there are no (a) employee benefit or compensation plans, agreements or arrangements, including "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and including, but not limited to, plans, agreements or arrangements relating to former employees, including, but not limited to, retiree medical plans or life insurance, maintained by the Company or any of its subsidiaries or (b) collective bargaining agreements to which the Company or any of its subsidiaries is a party (together, the "Company Benefit Plans"), other than plans, agreements or arrangements which, in the aggregate, are not material to the Company and its subsidiaries as a whole. The Company and its subsidiaries have complied with the terms of all Company Benefit Plans, except for such noncompliance which would not have a Company Material Adverse Effect, and no default exists with respect to the obligations of the Company or any of its subsidiaries under such Company Benefit Plans which default would have a Company Material Adverse Effect. As of the date hereof, since January 1, 1994, there have been no disputes, grievances subject to any grievance procedure, unfair labor practice proceedings, arbitration or litigation (or, to the knowledge of the Company, threatened proceedings or grievances) under such Company Benefit Plans, which have not been finally resolved, settled or otherwise disposed of, nor is there any default, or any condition which, with notice or lapse of time or both, would constitute such a default, under any such Company Benefit Plans, by the Company or its subsidiaries or, to the best knowledge of the Company, any other party thereto, other than disputes, grievances, arbitration, litigation, proceedings, threatened proceedings or grievances, defaults or conditions which would not have a Company Material Adverse Effect. As of the date hereof, since January 1, 1994, there have been no strikes, lockouts or work stoppages or slowdowns, or to the best knowledge of the Company, labor jurisdictional disputes or labor organizing activity occurring or threatened with respect to the business or operations of the Company or its subsidiaries which have had or would have a Company Material Adverse Effect.

     5.10 ERISA. (a) All Company Benefit Plans are in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, all other applicable laws and all applicable collective bargaining agreements, in each case, to the extent applicable, except where such failures to administer or comply would not have a Company Material Adverse Effect. Each of the Company Benefit Plans which is intended to meet the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), has been determined by the Internal Revenue Service to be "qualified," within the meaning of such Section of the Code and the Company does not know of any circumstances likely to result in revocation of such determination. No Company Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code, other than defined benefit pension plans disclosed in the Company Disclosure Schedule. There have not been any non-exempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving the Company Benefit Plans which could subject the Company, its subsidiaries or Parent to the penalty or tax imposed under Section 502(i) of ERISA or Section 4975 of the Code which would have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has made a complete or partial withdrawal, within the meaning of
Section 4201 of ERISA, from any multiemployer plan which has resulted in, or is reasonably expected to result in, any withdrawal liability to the Company or any of its subsidiaries except for any such liability which would not have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has engaged in any transaction described in Section 4069 of ERISA within the last five years except for any such transaction which would not have a Company Material Adverse Effect. Neither the execution and delivery of this Merger Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation or golden parachute) becoming due to any director or employee of the Company, (ii) materially increase any benefits otherwise payable under any Company Benefit Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

     (b) No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Company Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and which is intended to meet the requirements of Section 401(a) of the Code (a "Pension Plan"), or by any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"), within the 12-month period ending on the date hereof except as would not be reasonably likely to have a Company Material Adverse Effect.

     (c) As of the date hereof, neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA except as would not be reasonably likely to have a Company Material Adverse Effect. Neither the Company nor its subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code except as would not be reasonably likely to have a Company Material Adverse Effect.

     (d) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of
Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of the most recent plan year, except, in any such case, as would not be reasonably likely to have a Company Material Adverse Effect. To the knowledge of the Company, based on information made available to it as of the date hereof from the administrator or actuary, as the case may be, of the relevant multiemployer plans, the withdrawal liability of the Company and the subsidiaries under each Company Benefit Plan which is a multiemployer plan to which the Company, the subsidiaries of the Company or an ERISA Affiliate has contributed during the preceding 12 months, determined as if a "complete withdrawal," within the meaning of Section 4203 of ERISA, had occurred as of the date hereof, does not exceed $1,000,000.

     5.11 Taxes. The Company and its subsidiaries has duly filed all foreign, federal, state and local income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by the Company and its subsidiaries prior to the date hereof, except for such returns or reports the failure to file which would not have a Company Material Adverse Effect. All of the foregoing returns and reports are true and correct in all material respects, and the Company and its subsidiaries has paid or, prior to the Effective Time will pay, all taxes, interest and penalties shown on such returns or reports as being due or (except to the extent the same are contested in good faith) claimed to be due to any federal, state, local or other taxing authority. The Company has paid and will pay all installments of estimated taxes due on or before the Effective Time, except for any failure to do so which would not have a Company Material Adverse Effect. All taxes and state assessments and levies which the Company and its subsidiaries are required by law to withhold or collect have been withheld or collected and have been paid to the proper governmental authorities or are held by the Company for such payment, except for any failure to do so which would not have a Company Material Adverse Effect. The Company and its subsidiaries have paid or made adequate provision in the financial statements of the Company for all taxes payable in respect of all periods ending on or prior to December 31, 1994, except for such taxes which would not have a Company Material Adverse Effect. As of the date hereof, all deficiencies proposed as a result of any audits have been paid or settled.

     5.12 Compliance with Applicable Laws. (a) The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for them to own, lease or operate their properties and assets and to carry on their businesses substantially as now conducted (the "Company Permits"), except for such permits, licenses, variances, exemptions, orders and approvals the failure of which to hold would not have a Company Material Adverse Effect. The Company and its subsidiaries are in compliance with applicable laws and the terms of the Company Permits, except for such failures so to comply which would not have a Company Material Adverse Effect. Except as disclosed in the Company SEC Reports filed prior to the date of this Merger Agreement, the business operations of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any

Governmental Entity, except for possible violations which would not have a Company Material Adverse Effect.

     (b) Except as set forth on Schedule 4.10, the Company does not know of any facts or circumstances which would disqualify the Company or its subsidiaries
(i) under the Communications Act of 1934, as amended (the "Communications Act") from assigning or transferring control of the Company's radio and television broadcast operations or from completing the Franchise Transfers and (ii) under any state or local laws from completing the Franchise Transfers, except, in any case, for disqualifications which would not have a Company Material Adverse Effect. There are no FCC notices of violations or adverse orders against the Company or its subsidiaries and, as of the date hereof, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened before the FCC or before any local Governmental Entities from which the Company has been issued Company Permits to operate its Franchises for the cancellation, material involuntary modification or non-renewal of any FCC Licenses or Franchises, except for any such notice of violation, adverse order, action, suit or proceeding generally affecting the industries in which the Company operates or which would not have a Company Material Adverse Effect.

     5.13 Voting Requirements. The affirmative vote of the holders of at least two-thirds of the total number of votes entitled to be cast by the holders of the Company Common Stock outstanding as of the record date for the Company Special Meeting is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Merger Agreement and the transactions contemplated by this Merger Agreement (including the Merger).

     5.14 State Takeover Statutes. Each of (i) the Board of Directors of the Company and (ii) a majority of the "disinterested" (as defined in Section 35-2-218 of the South Carolina Act) members of the Board of Directors of the Company has approved the Merger and this Merger Agreement, and, assuming the accuracy of the representations and warranties of Parent and Sub in Section 4.11, such approval (together with the Company's execution and delivery of this Merger Agreement) is sufficient to render inapplicable to the Merger, this Merger Agreement and the transactions contemplated by this Agreement, the provisions of Sections 35-2-101 through 35-2-226 of the South Carolina Act.

     5.15 Rights Agreement. Assuming the accuracy of the representations and warranties of Parent and Sub in Section 4.11, neither the execution and delivery of this Merger Agreement nor the consummation of the transactions contemplated hereby, will trigger the exercisability of the Rights, the separation of the Rights from the stock certificates to which they are attached or cause the occurrence of a "Distribution Date" or in Parent or Sub being an "Acquiring Person" (each as defined in the Rights Agreement).

     5.16 Brokers. Except for Goldman, Sachs & Co. and Lloyd & Company, no broker or finder is entitled to any broker's or finder's fee in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of the Company.

     5.17 Undisclosed Liabilities. Except as disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (or in any subsequently filed Company SEC Reports), as of the date hereof, neither the Company nor any of its subsidiaries has any liabilities or any obligations of any nature whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company and its subsidiaries (including the notes thereto), except for liabilities or obligations incurred in the ordinary course of business since December 31, 1994, that would not have a Company Material Adverse Effect. To the best knowledge of the Company, as of the date of this Merger Agreement, no investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or threatened, nor has any such Governmental Entity indicated an intention to conduct any such investigation or review other than, in any such cases, those the outcome of which would not be reasonably expected to have a Company Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated in this Merger Agreement.

     5.18 Environmental Matters. Except as would not reasonably be expected to have a Company Material Adverse Effect: (i) to the best knowledge of the Company no real property currently or formerly owned or operated by the Company or any current subsidiary is contaminated with any Hazardous Substances to an extent or in a manner or condition now requiring remediation under any Environmental Law; (ii) no judicial or administrative proceeding is pending or to the best knowledge of the Company threatened relating to liability for any off-site disposal or contamination; and (iii) the Company and its subsidiaries have not received any claims or notices alleging liability under any Environmental Law, and the Company has no knowledge of any circumstances that could result in such claims. "Environmental Law" means any applicable federal, state or local law, regulation, order, decree, or judicial opinion or other agency requirement having the force and effect of law and relating to noise, odor, Hazardous Substance or the protection of the environment. "Hazardous Substance" means any toxic or hazardous substance that is regulated by or under authority of any Environmental Law, including any petroleum products, asbestos or polychlorinated biphenyls.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

     6.1 (a) Conduct of Business by the Company Pending the Merger. From and after the date hereof, prior to the Effective Time, except as contemplated by this Merger Agreement (including Section 6.1(b)) or by the Company's budgets, plans and estimates heretofore made available to Parent and except for the matters set forth in the Company Disclosure Schedule or unless Parent shall otherwise agree in writing, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and to use reasonable efforts to conduct their business in a manner consistent with the budgets and plans heretofore made available to Parent, and shall, and shall cause its subsidiaries to, use reasonable efforts to preserve intact their present business organizations, keep available the services of their employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that their goodwill and on-going businesses shall not be impaired in any material respect at the Effective Time. Except as contemplated by the Company's budgets, plans and estimates heretofore made available to Parent (with respect to clauses (iv) and (vi) and, to the extent applicable, (vii)) and except for the matters set forth in Section 6.1(a) of the Company Disclosure Schedule or unless Parent shall otherwise agree in writing, prior to the Effective Time, the Company shall not and shall not permit its subsidiaries to:

          (i) (x) declare, set aside, or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect subsidiary of the Company to its parent(s), (y) split, combine or reclassify any of its capital stock or, other than pursuant to the exercise of Company Stock Options, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) except as permitted by clause (ii) below, purchase, redeem or otherwise acquire, other than pursuant to the exercise of Company Stock Options, any shares of capital stock of the Company or any of its subsidiaries or any other equity securities thereof or any rights, warrants, or options to acquire any such shares or other securities other than purchases, redemptions or acquisitions of equity securities of wholly-owned subsidiaries of the Company or rights, warrants or options to acquire such securities;

          (ii) except for issuances of capital stock of the Company's subsidiaries to the Company or a wholly-owned subsidiary of the Company, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities of the Company or any securities convertible into, or any rights, warrants or options to acquire, any such shares or voting securities (other than the issuance of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Merger Agreement);

          (iii) amend its Articles of Incorporation, By-laws or other comparable organizational documents;

          (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or (y) any assets that are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, except, in any such case, in the ordinary course of business, and except transactions between a wholly-owned subsidiary of the Company and the Company or another wholly-owned subsidiary of the Company;

          (v) subject to a Lien or sell, lease or otherwise dispose of any of its material properties or assets, except in the ordinary course of business and except transactions between a wholly-owned subsidiary of the Company and the Company or another wholly-owned subsidiary of the Company;

          (vi) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person (other than indebtedness to, guarantees of, or issuances or sales to the Company or a wholly-owned subsidiary of the Company), or enter into any "keep well" or other agreement to maintain any financial condition of another person, except, in any such case, for borrowings or other transactions incurred in the ordinary course of business including to repay existing indebtedness pursuant to the terms thereof, or (y) except in the ordinary course of business, make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect subsidiary of the Company or settle or compromise any material claims or litigation;

          (vii) authorize any of, or commit or agree to take any of, the foregoing actions.

     (b) Control of the Stations and Cable Operations. Prior to the Effective Time, control of the Company's radio and television broadcast operations and cable operations, along with all of the Company's other operations, shall remain with the Company. The Company, Parent and Sub acknowledge and agree that neither Parent nor Sub nor any of their respective employees, agents or representatives, directly or indirectly, shall, or have any right to, control, direct or otherwise supervise, or attempt to control, direct or otherwise supervise, such broadcast, cable and other operations, it being understood that supervision of all programs, equipment, operations and other activities of such broadcast, cable and other operations shall be the sole responsibility, and at all times prior to the Effective Time remain with the complete control and discretion, of the Company, subject to the terms of Section 6.1(a) above.

     (c) Advice of Changes. The Company shall promptly provide the Parent copies of all filings made by the Company with any Governmental Entity in connection with this Merger Agreement and the transactions contemplated hereby. The Company shall, before settling or compromising any material income tax liability of the Company or any of its subsidiaries, consult with Parent and its advisors as to the positions and elections that will be taken or made with respect to such matter.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     7.1 Access to Information. From the date hereof through the Effective Time, the Company and its subsidiaries shall afford to Parent and Parent's accountants, counsel and other representatives full and reasonable access (subject, however, to existing confidentiality and similar non-disclosure obligations and the preservation of attorney client and work product privileges) during normal business hours (and at such other times as the parties may mutually agree) to its properties, books, contracts, commitments, records and personnel and, during such period, shall furnish promptly to Parent (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request. Parent shall hold, and shall cause its employees, agents and representatives to hold, in strict confidence all such information in accordance with the terms of the Confidentiality Agreement dated May 1, 1995 between Parent and the Company, which shall remain in full force and effect in accordance with the terms thereof, including, without limitation, in the event of termination of this Merger Agreement. Parent and its accountants, counsel and other representatives shall, in the exercise of the rights described in this Section 7.1, not unduly interfere with the operation of the business of the Company or its subsidiaries.

     7.2 Preparation of the Proxy Statement. The Company will, as soon as practicable following the date of this Merger Agreement, prepare and file a preliminary Proxy Statement with the SEC and will use all reasonable efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after responding to all such comments to the satisfaction of the SEC or its staff. The Company will provide Parent with a copy of the Preliminary Proxy Statement and all modifications thereto prior to filing or delivery to the SEC and will consult with Parent in connection therewith. The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. Parent and Sub will cooperate and furnish promptly all information requested by the Company or otherwise required for inclusion in the Proxy Statement. If at any time prior to the Company Special Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly prepare and mail to its shareholders such an amendment or supplement. If at any time prior to the Effective Time any event or circumstance relating to Parent or any of its subsidiaries, or their respective officers or directors, should be discovered by Parent or Sub which should be set forth in an amendment or a supplement to the Proxy Statement, Parent shall promptly inform the Company thereof and take appropriate action in respect thereof.

     7.3 Shareholders' Meeting. The Company shall take all action necessary, in accordance with applicable law and its Articles of Incorporation and By-laws, to convene the Company Special Meeting as promptly as reasonably practicable after the date on which the definitive Proxy Statement has been mailed to the Company's shareholders for the purpose of considering and taking action upon the Merger and this Merger Agreement, unless the Board of Directors of the Company shall have altered its determination to, or shall not, recommend that holders of Company Common Stock vote in favor of the approval of this Merger Agreement at the Company Special Meeting. Subject to the fiduciary duties of the Board of Directors of the Company, the Board of Directors of the Company will recommend that holders of Company Common Stock vote in favor of the approval of this Merger Agreement at the Company Special Meeting.

     7.4 Employee and Other Arrangements. (a) From and after the Effective Time, Parent will cause the Surviving Corporation to honor all Company Benefit Plans to which the Company or any of its subsidiaries is a party.

     (b) Parent will cause the Surviving Corporation to take such actions as are necessary so that, for a period of at least one year from and after the Effective Time, employees of the Company and its subsidiaries (excluding employees covered by collective bargaining agreements) will be provided cash compensation, employee benefits and incentive compensation and similar plans and programs as will provide compensation and benefits which, in the aggregate and in all material respects, are no less favorable than those provided to such employees as of the date hereof; provided, however, that Parent may use reasonable individual merit-based performance criteria in determining individual bonus compensation and commissions pursuant to such plans after the Effective Time; and provided, however, that it is understood that after the Effective Time no party hereto will have any obligation to issue shares of capital stock of any entity pursuant to any such plan or program and that any substitute plan or program may be based on criteria other than stock performance. In addition, from and after the Effective Time, Parent and Sub shall, and shall cause the Surviving Corporation to, (i) provide all employees of the Company and its subsidiaries ("Company Employees") with service credit for all periods of employment with the Company and its subsidiaries prior to the Effective Time for purposes of eligibility and vesting under any compensation or benefit plan applicable to Company Employees, including for purposes of satisfying any service requirements for early retirement under any pension plan adopted by Parent, Sub, the Surviving Corporation or any of their affiliates with respect to Company Employees, (ii) waive any pre-existing condition of any Company Employee for purposes of determining eligibility for, and the terms upon which they participate in, any welfare plan adopted by Parent, Sub, the Surviving Corporation or any of their affiliates with respect to Company Employees (other than conditions that are already in effect with respect to such employees under the Company's welfare plans that have not been satisfied as of the Effective
Time) and (iii) provide each Company Employee, upon termination by the Surviving Corporation of such employee's employment with the Surviving Corporation and any of its subsidiaries and affiliates, with a minimum of one week of severance pay for each year prior to such termination such Company Employee was employed by the Company and its subsidiaries and the Surviving Corporation and its subsidiaries and affiliates; provided, however, that employees who are covered by other existing similar severance pay arrangements shall receive severance pay pursuant to either this clause (iii) or such other severance pay arrangements, whichever is greater.

     (c) Prior to the Effective Time, the Company shall provide holders of Company Stock Options, whether or not then exercisable or vested, the opportunity to elect to receive, at the Effective Time, cash in an amount set forth below in exchange for each Company Stock Option. Parent and the Company shall take all actions necessary to provide that, as to those holders who so agree, at the Effective Time, (i) each Company Stock Option so surrendered for cash, whether or not then exercisable or vested, shall become fully exercisable and vested, (ii) each such Company Stock Option shall be cancelled, and (iii) in consideration of such cancellation, and except to the extent that Parent or Sub and the holder of any such Company Stock Option otherwise agree, the Company shall pay to each such holder of Company Stock Options an amount in cash in respect thereof equal to the product of (1) the excess, if any, of the Merger Consideration over the per share exercise price thereof and (2) the number of shares of Company Common Stock subject thereto. Notwithstanding anything to the contrary herein, if it is determined that compliance with any of the foregoing may cause any individual subject to Section 16 of the Exchange Act to become subject to the profit recovery provisions thereof, any Company Stock Options held by such individual may, if such individual so agrees, subject to the proviso to this sentence, be cancelled or purchased, as the case may be, at the Effective Time or at such later time as may be necessary to avoid application of such profit recovery provisions and such individual will be entitled to receive from the Company or the Surviving Corporation an amount in cash in respect thereof equal to the product of (1) the excess, if any, of the Merger Consideration over the per share exercise price of such Company Stock Option and
(2) the number of shares of Company Common Stock subject thereto immediately prior to the Effective Time, provided that the parties hereto will cooperate, including by providing alternate arrangements, so as to achieve the intent of the foregoing without giving rise to such profit recovery.

     (d) Parent and Sub will cooperate with the Company to provide for the purchase (to the extent the holders thereof so require) in accordance with their terms (and the financing therefor) of the Company's senior notes (in the aggregate principal amount of $370 million outstanding as of the date of this Merger Agreement) issued pursuant to those certain Note Agreements, dated as of June 28, 1990, between the Company, certain of its subsidiaries and the original holders of such notes.

     7.5 Public Announcements. So long as this Merger Agreement is in effect, Parent, Sub and the Company agree to use their respective reasonable efforts to consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Merger Agreement.

     7.6 Indemnification. (a) Parent agrees that (i) all rights to indemnification existing in favor of any director, officer, employee or agent of the Company and its subsidiaries (the "Indemnified Parties") as provided in their respective Articles of Incorporation, By-laws or comparable organizational documents or in indemnification agreements with the Company or any of its subsidiaries, or otherwise in effect as of the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time and (ii) Parent shall guarantee the performance by the Surviving Corporation of its obligations referred to in clause (i), provided that, in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims, and Parent's guarantee with respect thereto, shall continue until final disposition of any and all such claims. Parent also agrees to indemnify all Indemnified Parties to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of the Company or any of its subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees or directors of, or otherwise on behalf of, the Company or any of its subsidiaries, occurring prior to the Effective Time including, without limitation, the transactions contemplated by this Merger Agreement. Without limiting the generality of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including, without limitation, the transactions contemplated by this Merger Agreement, occurring prior to or at the Effective Time, Parent shall pay as incurred such Indemnified Party's legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. From and after the Effective Time,

Parent shall pay all expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 7.6.

     (b) Parent agrees that, from and after the Effective Time, the Surviving Corporation shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company; provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; provided, further, that the Surviving Corporation shall not be required to pay an annual premium in excess of 225% of the last annual premium paid by the Company prior to the date hereof and if the Surviving Corporation is unable to obtain the insurance required by this Section 7.6(b) it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

     7.7 Efforts; Consents. (a) Subject to the terms and conditions herein provided and, in the case of the Company, fiduciary duties under applicable law, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Merger Agreement and the Merger and to cooperate with each other in connection with the foregoing. Without limiting the generality of the foregoing, each of the Company, Sub and Parent shall make or cause to be made all required filings with or applications to Governmental Entities (including under the Exchange Act, the HSR Act and applicable requirements of the FCC, the Communications Act and, state and local Governmental Entities with respect to the Franchise Transfers), and use its best efforts to (i) obtain all necessary waivers of any Violations and other Consents of all Governmental Entities and other third parties, necessary for the parties to consummate the transactions contemplated hereby, (ii) oppose, lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and
(iii) fulfill all conditions to this Merger Agreement. Parent and Sub further covenant that from and after the date hereof until the Effective Time, they shall not acquire any new or increased attributable interest, as defined in the FCC rules, in any media property ("Further Media Interest"), which Further Media Interest could not be held in common control by Parent or Sub following the Effective Time, without the prior written consent of the Company.

     (b) Without limiting the foregoing, the Company and Parent shall use their best efforts and cooperate in promptly preparing and filing as soon as practicable, and in any event within six business days (except, in the case of those filings referred to in clause (iii) below and FCC Applications required solely in connection with transfers related to the Company's cable properties, each of which shall be made within 10 business days) of executing this Merger Agreement, (i) notifications under the HSR Act, (ii) the FCC Applications and
(iii) the applications for the Franchise Transfers (the applications referred to in clauses (ii) and (iii) being hereinafter referred to as the "Applications") in connection with the Merger and the other transactions contemplated hereby, and to respond as promptly as practicable to any inquiries or requests received from the Federal Trade Commission (the "FTC"), the Antitrust Division of the United States Department of Justice (the "Antitrust Division"), the FCC and local Governmental Entities for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters or matters relating to the FCC Applications or the Franchise Transfers. Each of Parent, Sub and the Company, to the extent applicable, further agrees to file contemporaneously with the filing of the Applications any requests for waivers of applicable FCC rules or rules or regulations of other Governmental Entities as may be required to expeditiously prosecute such waiver requests and to diligently submit any additional information or amendments for which the FCC or any other relevant Governmental Entity may ask with respect to such waiver requests. In furtherance of the foregoing, Parent and Sub covenant to seek a temporary (not more than 18-month) waiver of the FCC's mass media ownership rules (or other similar relief acceptable to the Company in its sole discretion) in order to allow for the disposition of any broadcast stations, cable properties, newspapers or other mass media properties, identified in
Schedule 4.10, that, under the FCC's mass media ownership rules, could not be held in common control by Parent or Sub following the Effective Time. Parent and Sub further covenant to prosecute each such waiver request in good faith and to supply any information requested by the FCC in connection with such waiver in a timely and complete manner.

     (c) In furtherance and not in limitation of the foregoing, Parent and Sub shall do everything reasonable to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Merger Agreement under any antitrust, competition or trade regulatory laws, rules or regulations of any Governmental Entity ("Antitrust Laws") or any laws, rules or regulations of the FCC or other Governmental Entities relating to the broadcast, cable, newspaper, mass media or communications industries (collectively, "Communications Laws") and will take all necessary and proper steps (including, without limitation, agreeing to hold separate, to place in trust and/or to divest for reasonable consideration in an orderly manner any of the businesses, product lines or assets of Parent or any of its subsidiaries or affiliates or of any of the Company, its subsidiaries or affiliates ("Divestitures")) as may be required (i) for securing the termination of any applicable waiting period on or before the Upset Date (as hereinafter defined) or the grant of the Applications on or before the Upset Date under the Antitrust Laws or Communications Laws or
(ii) by any domestic or foreign court or similar tribunal, in any suit brought by a private party or Governmental Entity challenging the transactions contemplated by this Merger Agreement as violative of any Antitrust Law or Communications Law, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that has the effect of preventing the consummation of any of such transactions. The entry by a court, in any suit brought by a private party or Governmental Entity challenging the transactions contemplated by this Merger Agreement as violative of any Antitrust Law or Communications Law, of any order or decree permitting the transactions contemplated by this Merger Agreement but requiring Divestitures of the properties set forth on Schedule 4.10, shall not be deemed a failure to satisfy the conditions specified in Section 8.1(b) or (c) or Section 8.3(a).

     (d) Each of Parent and the Company shall promptly provide the other with a copy of any inquiry or request for information (including notice of any oral request for information), pleading, order or other document either party receives from any Governmental Entities with respect to the matters referred to in this Section 7.7.

     7.8 Notice of Breaches. The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Merger Agreement which has become untrue or inaccurate in any material respect, or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition, or agreement to be complied with or satisfied by it under this Merger Agreement; provided, however, that such notification shall not excuse or otherwise affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Merger Agreement.

     7.9 Transfer and Gains Taxes and Certain Other Taxes and Expenses. Parent and Sub agree that the Surviving Corporation will pay all real property transfer, gains and other similar taxes and all documentary stamps, filing fees, recording fees and sales and use taxes (including, but not limited to, the New York State Real Property Transfer Tax, the New York State Real Property Transfer Gains Tax and the New York City Real Property Transfer Tax), if any, and any penalties or interest with respect thereto, payable in connection with consummation of the Merger without any offset, deduction, counterclaim or deferment of the payment of the Merger Consideration.

     7.10 Acquisition Proposals. The Company agrees that the Company shall not nor shall it permit any of its subsidiaries nor shall it authorize any of the respective officers, directors, employees, agents or representatives of the Company or its subsidiaries (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its subsidiaries) to, initiate, continue, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer to shareholders of the Company, with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, except in the discharge by the Board of Directors of its fiduciary duties as advised by its outside legal counsel, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition

Proposal, or otherwise knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or enter into any agreement or understanding with any other person or entity with the intent to effect any Acquisition Proposal. The Company will notify Parent of any written Acquisition Proposals or oral Acquisition Proposals made to the Chief Executive Officer of the Company which in either event includes the value of the Acquisition Proposal. Following receipt of an Acquisition Proposal, the Company's Board of Directors may withdraw or modify its recommendation relating to the Merger and may approve or recommend or propose to approve or recommend an Acquisition Proposal to the extent that such Board of Directors determines in accordance with its fiduciary duties as advised by its outside legal counsel. Promptly after the execution hereof, the Company will request each person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof (the "Confidentiality Agreements") to return or destroy all confidential information heretofore furnished to such person by or on behalf of the Company. The Company will be permitted to modify, amend or waive provisions of the Confidentiality Agreements to the extent appropriate in compliance with the fiduciary obligations of the Company's Board of Directors under applicable law, as advised by its outside legal counsel; provided, however, that the Company will notify Parent immediately if any such modification, amendment or waiver is made. Nothing contained in this Section
7.10 shall prohibit the Company or its Board of Directors from (i) taking and disclosing to its shareholders a position contemplated by Rule 14e-2 of the Exchange Act or (ii) making any disclosure to its shareholders that in the judgment of its Board of Directors as advised by its outside legal counsel is appropriate under applicable law.

     7.11 Debt. From and after January 1, 1996 and through the Effective Time, without the approval of Parent, which approval will not be unreasonably withheld, the Company will not increase the sum of (i) its current installments of long-term debt and (ii) its long-term debt, excluding current installments, decreased by the amount by which its cash and cash equivalents exceed $5 million (such sum of (i) and (ii), as so decreased being referred to as the "Company Debt"), to an amount greater than the Target Debt Amount.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

     8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) This Merger Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the holders of the Company Common Stock;

          (b) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and any other Consents from Governmental Entities and other third parties which in any case are required to be received prior to the Effective Time with respect to the transactions contemplated hereby shall have been received (provided that Parent or the Company may, if there shall be a challenge made to the FCC Consents prior to their becoming a final order not subject to further review or appeal, delay (but subject in any event to the terms of Sections
     1.2 and 9.1) the closing of the transactions contemplated by this Merger Agreement if and for so long as its outside FCC counsel shall provide it with a written opinion (with a copy to the other parties hereto) to the effect that the challenge has raised material nonfrivolous issues which could require substantive review of the merits of the challenge by the FCC and/or any reviewing court and which would more probably than not result in reversal or rescission of the FCC Consents) other than those Consents, the absence of which would not have a Company Material Adverse Effect; provided, however, that this condition shall not apply with respect to any Consent necessary for the Franchise Transfers if the condition in Section 8.3(b) has been satisfied or waived by Parent; and

          (c) The consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction; provided, however, that the

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

     parties shall comply with the provisions of Section 7.7 and shall further use their best efforts to cause any such order, judgment, decree, injunction or ruling to be vacated or lifted.

     8.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional condition, unless waived by the Company, that Parent and Sub shall have performed in all material respects their respective agreements contained in this Merger Agreement required to be performed at or prior to the Effective Time and the representations and warranties of Parent and Sub contained in this Merger Agreement shall be true when made and (except for representations and warranties made as of a specified date, which need only be true as of such date) at and as of the Effective Time as if made at and as of such time, except as contemplated by this Merger Agreement and except for inaccuracies that in the aggregate do not constitute a Parent Material Adverse Effect; and the Company shall have received a certificate of the Chief Executive Officer or a Vice President of Parent and Sub to that effect.

     8.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions, unless waived by Parent:

          (a) The Company shall have performed in all respects its agreements contained in this Merger Agreement required to be performed at or prior to the Effective Time and the representations and warranties of the Company contained in this Merger Agreement shall be true when made and (except for representations and warranties made as of a specified date, which need only be true as of such date) at and as of the Effective Time as if made at and as of such time, except as contemplated by this Merger Agreement and except for inaccuracies in representations and warranties and failures to perform its agreements that in the aggregate do not constitute a Company Material Adverse Effect; and Parent and Sub shall have received a certificate of the Chief Executive Officer or a Vice President of the Company to that effect.

          (b) The aggregate number of cable television subscribers covered by
     (i) Franchises as to which Consents for Franchise Transfers have been obtained and (ii) Franchises that do not require such Consent shall equal at least 80% of the total number of the Company's cable television subscribers as of June 30, 1995 based on the Company's month-end billing report as of such date.

          (c) The Company Debt measured as of two business days prior to the Closing Date shall not exceed the Target Debt Amount.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     9.1 Termination. This Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company:

          (a) by mutual written consent of Parent and the Company;

          (b) by the Company, upon a material breach of this Merger Agreement on the part of Parent or Sub which has not been cured and which would cause the condition set forth in Section 8.2 to be incapable of being satisfied by July 31, 1996;

          (c) by Parent, upon a material breach of this Merger Agreement on the part of the Company set forth in this Merger Agreement which has not been cured and which would cause the condition set forth in Section 8.3(a) to be incapable of being satisfied by July 31, 1996;

          (d) by Parent or the Company if any court of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any order, judgment, decree, injunction or ruling which restrains, enjoins or otherwise prohibits the Merger and such order, judgment, decree, injunction or ruling shall have become final and nonappealable;

          (e) by either Parent or the Company if the Merger shall not have been consummated on or before July 31, 1996 (the "Upset Date") (provided the terminating party is not otherwise in material breach of its representations, warranties or obligations under this Merger Agreement);

          (f) by either Parent or the Company if the Company Special Meeting (including as it may be adjourned from time to time) shall have concluded without the Company having obtained the required shareholder approval of this Merger Agreement and the transactions contemplated hereby; or

          (g) by the Company if a third party, including any group, shall have made a proposal regarding the acquisition of any of the capital stock of, or any other equity interest in, the Company or any of its subsidiaries, or a merger, consolidation or other business combination involving the Company or any of its subsidiaries, or a sale of all or (other than in the ordinary course of business) any substantial portion of the assets of the Company or any of its subsidiaries, or commenced a tender or exchange offer to acquire any Shares (an "Offer"), which, in any such case, the Company's Board of Directors determines, after consultation with the Company's financial advisor, to be more favorable to the Company's shareholders than the transactions contemplated hereby and the Company's Board of Directors determines that it would be in accordance with their fiduciary duties, based upon the advice of its outside legal counsel, to accept the third party proposal; provided, however, that the Company shall not be permitted to terminate this Merger Agreement pursuant to this Section 9.1(g) unless it has provided Parent and Sub with prior written notice of its intent to so terminate this Merger Agreement together with a detailed summary of the terms and conditions (including proposed financing, if any) of such Offer; provided, further, that the Company shall pay the fees set forth in Section 9.3(b) by wire transfer in same day funds prior to any termination pursuant to this Section 9.1(g).

     9.2 Effect of Termination. In the event of termination of this Merger Agreement by either Parent or the Company, as provided in Section 9.1, this Merger Agreement shall forthwith become void and there shall be no liability hereunder on the part of any of the Company, Parent or Sub or their respective officers or directors; provided that Sections 9.2, 9.3 and 10.6 and the second to last sentence of Section 7.1 shall survive the termination.

     9.3 Fees and Expenses. (a) Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Merger Agreement and the transactions contemplated by this Merger Agreement shall be paid by the party incurring such expenses.

     (b) In the event the Company shall have terminated this Merger Agreement pursuant to Section 9.1(g), then the Company shall pay Parent a termination fee of $65 million payable in same day funds (which fee is inclusive of all of Parent's and Sub's out-of-pocket fees and expenses). If the Company fails to pay promptly the amount due pursuant to this Section 9.3(b), and, in order to obtain such payment, Parent or Sub commences a suit which results in a judgment against the Company for the fee set forth in this paragraph (b), the Company shall pay to Parent or Sub its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of the Morgan Guaranty Trust Company of New York from the date such payment was required to be made.

     9.4 Amendment. This Merger Agreement may be amended by the parties hereto at any time before or after approval hereof by the shareholders of the Company, but, after such approval, no amendment shall be made which (i) changes the form or decreases the amount of the Merger Consideration, (ii) in any way materially adversely affects the rights of the Company's shareholders or (iii) under applicable law would require approval of the Company's shareholders, in any such case referred to in clauses (i), (ii) and (iii), without the further approval of such shareholders. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.5 Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent permitted by applicable law, (i) extend the time for the performance of any of the obligations or other acts of any other party hereto,
(ii) waive any inaccuracies in the representations and warranties by any other party contained herein or in any documents delivered by any other party pursuant hereto and (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                               GENERAL PROVISIONS

     10.1 Non-Survival of Representations, Warranties and Agreements. No representations, warranties or agreements in this Merger Agreement shall survive the Merger, except that the agreements contained in Article III and the agreements of Parent and Sub referred to in Sections 7.4, 7.6, 7.9, 10.1 and
10.6 shall survive the Merger indefinitely (except to the extent a shorter period of time is explicitly specified therein).

     10.2 Notices. All notices or other communications under this Merger Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy (with confirmation of receipt), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     If to the Company:

        Multimedia, Inc.
        305 S. Main Street
        Greenville, South Carolina 29601
        Attention: Chief Financial Officer
        Telecopy No.: (803) 298-4424

     With copies to:

        Wachtell, Lipton, Rosen & Katz
        51 West 52nd Street
        New York, New York 10019
        Attention: Daniel A. Neff, Esq.
        Telecopy: (212) 403-2000

     and

        Wyche, Burgess, Freeman & Parham, P.A.
        44 E. Camperdown Way
        Greenville, S.C. 29601
        Attention: Eric B. Amstutz, Esq.
        Telecopy: (803) 235-8900

     If to Parent or Sub:

        Gannett Co., Inc.
        1100 Wilson Boulevard
        Arlington, VA 22234
        Attention: Douglas H. McCorkindale
        Telecopy No.: (703) 558-4634

     With a copy to:

        Gannett Co., Inc.
        1100 Wilson Boulevard
        Arlington, VA 22234
        Attention: Thomas L. Chapple
        Telecopy No.: (703) 558-3897
or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

     10.3 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Merger Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Merger Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     10.4 Entire Agreement. This Merger Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (other than as provided in the second to last sentence of Section 7.1).

     10.5 Assignments; Parties in Interest. Neither this Merger Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Merger Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Merger Agreement, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Merger Agreement, including to confer third party beneficiary rights, except for the provisions of Article III and Sections 7.4, 7.6 and 7.9.

     10.6 Governing Law. This Merger Agreement, except to the extent that the South Carolina Act and Delaware Law (with respect to the Merger only) are mandatorily applicable to the Merger and the rights of the shareholders of the Company, shall be governed in all respects by the laws of the State of New York (without giving effect to the provisions thereof relating to conflicts of law). The exclusive venue for the adjudication of any dispute or proceeding arising out of this Merger Agreement or the performance thereof shall be the courts located in the County of New York, State of New York and the parties hereto and their affiliates each consents to and hereby submits to the jurisdiction of any court located in the County of New York, State of New York or Federal courts in the Southern District of New York.

     10.7 Headings; Disclosure. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Merger Agreement. Any disclosure by the Company or Parent in any portion of its respective disclosure schedule shall be deemed disclosure in each other portion of such disclosure schedule.

     10.8 Certain Definitions.  As used in this Merger Agreement:

          (a) the term "affiliate," as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

          (b) the terms "knowledge," "best knowledge" or any similar formulation of "knowledge" shall mean, the knowledge of members of the Company's Management Committee with respect to the Company, and with respect to Parent and Sub, the knowledge of Parent's senior executive officers, general counsel and controller;

          (c) the term "person" shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act);

          (d) the term "subsidiary" or "subsidiaries" means, with respect to Parent, the Company or any other person, any corporation, partnership, joint venture or other legal entity of which Parent, the Company or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity;

          (e) the term "Parent Material Adverse Effect" means consequences which are reasonably likely to prevent or delay beyond the Upset Date the consummation of the transactions contemplated by this Merger Agreement; and

          (f) a "Company Material Adverse Effect" shall be deemed to occur if the aggregate consequences of all breaches and inaccuracies of covenants and representations of the Company, when read without any exception or qualification for a Company Material Adverse Effect, are reasonably likely to have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries taken as a whole.

     10.9 Counterparts. This Merger Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

     10.10 Severability. If any term or other provision of this Merger Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Merger Agreement shall nevertheless remain in full force and effect so long as the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Merger Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Merger Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.

                                          GANNETT CO., INC.

                                          By /s/  DOUGLAS H. MCCORKINDALE

                                            ------------------------------------
                                            Title: Vice Chairman

                                          MULTIMEDIA TALK CHANNEL, INC.

                                          By /s/  DOUGLAS H. MCCORKINDALE

                                            ------------------------------------
                                            Title: President

                                          MULTIMEDIA, INC.

                                          By /s/  ROBERT E. HAMBY, JR.

                                            ------------------------------------
                                            Title: Senior Vice President

PERSONAL AND CONFIDENTIAL                                             APPENDIX B
-------------------------                                        October 6, 1995

Board of Directors
Multimedia, Inc.
305 S. Main Street
Greenville, SC 29601

Gentlemen and Mesdames:

You have requested our opinion as to the fairness to the holders of the outstanding shares of common stock, par value $0.10 per share (the "Shares"), of Multimedia, Inc., a South Carolina corporation (the "Company"), of the $45.25 in cash (or, if there shall be Excess Debt, $45.25 minus the Per Share Excess Debt Amount (each as defined in the Agreement (as defined below)) in cash, such amount, in either case, being referred herein as the "Merger Consideration"), to be received by such holders pursuant to the Agreement and Plan of Merger dated as of July 24, 1995 by and among Gannett Co., Inc., Multimedia Talk Channel, Inc. and the Company (the "Agreement").

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time, including acting as a financial advisor for the Company, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to Gannett Co., Inc. from time to time, including acting as managing underwriter of certain offerings of debt securities of Gannett Co., Inc. and may provide investment banking services to Gannett Co., Inc. in the future. William C. Stutt, a limited partner of Goldman, Sachs & Co., The Goldman Sachs Group, L.P. and J. Aron & Company, is a director of the Company.

In connection with this opinion, we have reviewed, among other things, the Company's Proxy Statement dated as of the date hereof; the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 1994; certain interim reports to Stockholders and Quarterly Reports on Form 10-Q; certain other communications from the Company to its stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management. We also have held discussions with members of the senior management of the Company regarding its past and current business operations, financial condition and future prospects. In addition, we have reviewed the reported price and trading activity for the Shares, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations and performed such other studies and analyses as we considered appropriate.

We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal.

Based upon the foregoing and such other matters as we considered relevant, it is our opinion that as of the date hereof the Merger Consideration to be received by the holders of Shares pursuant to the Agreement is fair to such holders.

Very truly yours,

/s/  Goldman, Sachs & Co.

                                                                      APPENDIX C

                         CHAPTER 13. DISSENTERS' RIGHTS

           ARTICLE 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

     33-13-101 DEFINITIONS. -- In this chapter:

     (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 33-13-102 and who exercises that right when and in the manner required by Sections 33-13-200 through 33-13-280.

     (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. The value of the shares is to be determined by techniques that are accepted generally in the financial community.

     (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

     (7) "Shareholder" means the record shareholder or the beneficial shareholder.

     33-13-102 RIGHT TO DISSENT. -- A shareholder is entitled to dissent from, and obtain payment of the fair value of, his shares in the event of any of the following corporate actions:

     (1) consummation of a plan of merger to which the corporation is a party
(i) if shareholder approval is required for the merger by Section 33-11-103 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 33-11-104 or 33-11-108 or if the corporation is a parent that is merged with its subsidiary under Section 33-11-108;

     (2) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares are to be acquired, if the shareholder is entitled to vote on the plan;

     (3) consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale must be distributed to the shareholders within one year after the date of sale;

     (4) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

          (i) alters or abolishes a preferential right of the shares;

          (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

          (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

          (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

          (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 33-6-104; or

     (5) the approval of a control share acquisition under Article 1 of Chapter 2 of Title 35;

     (6) any corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     33-13-103 DISSENT BY NOMINEES AND BENEFICIAL OWNERS. -- (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he dissents and his other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if he dissents with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. A beneficial shareholder asserting dissenters' rights to shares held on his behalf shall notify the corporation in writing of the name and address of the record shareholder of the shares, if known to him.

            ARTICLE 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

     33-13-200 NOTICE OF DISSENTERS' RIGHTS. -- (a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

     (b) If corporate action creating dissenters' rights under Section 33-13-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 33-13-220.

     33-13-210 NOTICE OF INTENT TO DEMAND PAYMENT. -- (a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must give to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) must not vote his shares in favor of the proposed action. A vote in favor of the proposed action cast by the holder of a proxy solicited by the corporation shall not disqualify a shareholder from demanding payment for his shares under this chapter.

     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this chapter.

     33-13-220 DISSENTERS' NOTICE. -- (a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 33-13-210(a).

     (b) The dissenters' notice must be delivered no later than ten days after the corporate action was taken and must:

     (1) state where the payment demand must be sent and where certificates for certificated shares must be deposited;

     (2) inform holders of uncertificated shares to what extent transfer of the shares is to be restricted after the payment demand is received;

     (3) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he or, if he is a nominee asserting dissenters' rights on behalf of a beneficial shareholder, the beneficial shareholder acquired beneficial ownership of the shares before that date;

     (4) set a date by which the corporation must receive the payment demand, which may not be fewer than thirty nor more than sixty days after the date the subsection (a) notice is delivered and set a date by which certificates for certificated shares must be deposited, which may not be earlier than twenty days after the demand date; and

     (5) be accompanied by a copy of this chapter.

     33-13-230 SHAREHOLDERS' PAYMENT DEMAND. -- (a) A shareholder sent a dissenters' notice described in Section 33-13-220 must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the shares before the date set forth in the dissenters' notice pursuant to Section 33-13-220(b)(3), and deposit his certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not comply substantially with the requirements that he demand payment and deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this chapter.

     33-13-240 SHARE RESTRICTIONS. -- (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for payment for them is received until the proposed corporate action is taken or the restrictions are released under Section 33-13-260.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporation action.

     33-13-250 PAYMENT. -- (a) Except as provided in Section 33-13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who substantially complied with Section 33-13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

     (b) The payment must be accompanied by:

     (1) the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

     (2) a statement of the corporation's estimate of the fair value of the shares and an explanation of how the fair value was calculated;

     (3) an explanation of how the interest was calculated;

     (4) a statement of the dissenter's right to demand additional payment under
Section 33-13-280; and

     (5) a copy of this chapter.

     33-13-260 FAILURE TO TAKE ACTION. -- (a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation, within the same sixty-day period, shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 33-13-220 and repeat the payment demand procedure.

     33-13-270 AFTER-ACQUIRED SHARES. -- (a) A corporation may elect to withhold payment required by Section 33-13-250 from a dissenter as to any shares of which he (or the beneficial owner on whose behalf he is asserting dissenters' rights) was not the beneficial owner on the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action, unless the beneficial ownership of the shares devolved upon him by operation of law from a person who was the beneficial owner on the date of the first announcement.

     (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the fair value and interest were calculated, and a statement of the dissenter's right to demand additional payment under Section 33-13-280.

     33-13-280 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER. --
(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due and demand payment of his estimate (less any payment under Section 33-13-250) or reject the corporation's offer under Section 33-13-270 and demand payment of the fair value of his shares and interest due, if the:

     (1) dissenter believes that the amount paid under Section 33-13-250 or offered under Section 33-13-270 is less than the fair value of his shares or that the interest due is calculated incorrectly;

     (2) corporation fails to make payment under Section 33-13-250 or to offer payment under Section 33-13-270 within sixty days after the date set for demanding payment; or

     (3) corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

     (b) A dissenter waives his right to demand additional payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty days after the corporation made or offered payment for his shares.

                    ARTICLE 3. JUDICIAL APPRAISAL OF SHARES

     33-13-300 COURT ACTION. -- (a) If a demand for additional payment under
Section 33-13-280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the demand for additional payment and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this State, its registered office) is located. If the corporation is a foreign corporation without a registered office in this State, it shall commence the proceeding in the county in this State where the principal office (or, if none in this State, the registered office) of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication, as provided by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint persons as appraisers to receive evidence and recommend decisions on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

     33-13-310 COURT COSTS AND COUNSEL FEES. -- (a) The court in an appraisal proceeding commenced under Section 33-13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 33-13-280.

     (b) The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

     (1) against the corporation and in favor of any or all dissenters if the court finds the corporation did not comply substantially with the requirements of Sections 33-13-200 through 33-13-280; or

     (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

     (c) If the court finds the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

     (d) In a proceeding commenced by dissenters to enforce the liability under
Section 33-13-300(a) of a corporation that has failed to commence an appraisal proceeding within the sixty-day period, the court shall assess the costs of the proceeding and the fees and expenses of dissenters' counsel against the corporation and in favor of the dissenters.

                                                                      APPENDIX D

     The information contained in this Appendix D is derived, with respect to the Company, from the Company's Annual Report on Form 10-K for the year ended December 31, 1994, with respect to Gannett, from Gannett's Annual Report on Form 10-K for the year ended December 25, 1994, and with respect to Sub, from the Company. The information contained in this Appendix D does not include footnotes or a discussion of significant accounting policies which would be necessary for such financial information to be presented in accordance with generally accepted accounting principles. Reference is made to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, which is incorporated by reference into this Proxy Statement, see "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," and to Gannett's Annual Report on Form 10-K for the year ended December 25, 1994. Gannett is subject to the informational requirements of the Exchange Act and a copy of Gannett's Annual Report on Form 10-K can be obtained in the same manner as is set forth under "ADDITIONAL INFORMATION" with regard to information relating to the Company. Such documents include full sets of audited financial statements prepared in accordance with generally accepted accounting principles (except to the extent, if any, noted therein), for the periods covered by the information in this Appendix D and include footnotes and other pertinent information. Shareholders seeking such financial statements should refer to such Annual Reports on Form 10-K for each of the Company and Gannett.

                               GANNETT CO., INC.

                       CONSOLIDATED STATEMENTS OF INCOME
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

Fiscal Year ended                                           DEC. 25, 1994   DEC. 26, 1993   DEC. 27, 1992
                                                            -------------   -------------   -------------
Net operating revenues:
  Newspaper advertising...................................   $ 2,152,671     $ 2,005,037     $ 1,882,114
  Newspaper circulation...................................       849,461         838,706         807,093
  Broadcasting............................................       406,608         397,204         370,613
  Outdoor advertising.....................................       241,128         230,771         241,313
  Other...................................................       174,655         169,903         167,824
                                                              ----------      ----------      ----------
          Total...........................................     3,824,523       3,641,621       3,468,957
                                                              ----------      ----------      ----------
Operating Expenses:
  Cost of sales and operating expenses, exclusive of
     depreciation.........................................     2,106,810       2,067,244       2,024,601
  Selling, general and administrative expenses, exclusive
     of depreciation......................................       696,139         650,390         629,202
  Depreciation............................................       163,242         164,420         157,242
  Amortization of intangible assets.......................        45,554          45,215          40,629
                                                              ----------      ----------      ----------
          Total...........................................     3,011,745       2,927,269       2,851,674
                                                              ----------      ----------      ----------
Operating Income..........................................       812,778         714,352         617,283
Non-operating income (expense):
  Interest expense........................................       (45,624)        (51,250)        (50,817)
  Interest income.........................................         3,239           4,493           5,430
  Other...................................................        11,706             857           2,384
                                                              ----------      ----------      ----------
          Total...........................................       (30,679)        (45,900)        (43,003)
                                                              ----------      ----------      ----------
Income before income taxes................................       782,099         668,452         574,280
Provision for income taxes................................       316,700         270,700         228,600
                                                              ----------      ----------      ----------
Income before cumulative effect of accounting principle
  changes.................................................       465,399         397,752         345,680
                                                              ----------      ----------      ----------
Cumulative effect on prior years of accounting principle
  changes for:
  Income taxes............................................                                        34,000
  Retiree health and life insurance benefits..............                                      (180,000)
                                                              ----------      ----------      ----------
          Total...........................................                                      (146,000)
                                                              ----------      ----------      ----------
Net Income................................................   $   465,399     $   397,752     $   199,680
                                                              ==========      ==========      ==========
Earnings per share:
  Before cumulative effect of accounting principle
     changes..............................................   $      3.23     $      2.72     $      2.40
  Cumulative effect of accounting principle changes.......                                         (1.01)
                                                              ----------      ----------      ----------
  Net income per share....................................   $      3.23     $      2.72     $      1.39
                                                              ==========      ==========      ==========

                               GANNETT CO., INC.

                          CONSOLIDATED BALANCE SHEETS
                           (IN THOUSANDS OF DOLLARS)

                                                                                      DEC. 25, 1994       DEC. 26, 1993
                                                                                      -------------       -------------
ASSETS
Current assets:
  Cash..............................................................................   $    44,229         $    32,461
  Marketable securities, at cost, which approximate market..........................            23              43,034
  Trade receivables (less allowance for doubtful receivables of $15,846 and $13,915,
    respectively)...................................................................       487,615             449,063
  Other receivables.................................................................        29,745             135,036
  Inventories.......................................................................        53,047              53,094
  Prepaid expenses..................................................................        36,178              45,269
                                                                                       -----------         -----------
         Total current assets.......................................................       650,837             757,957
                                                                                       -----------         -----------
Property, plant and equipment:
  Land..............................................................................       130,166             131,676
  Buildings and improvements........................................................       690,589             689,103
  Advertising display structures....................................................       259,532             262,145
  Machinery, equipment and fixtures.................................................     1,669,192           1,673,237
  Construction in progress..........................................................        64,977              38,449
                                                                                       -----------         -----------
         Total......................................................................     2,814,456           2,794,610
  Less accumulated depreciation.....................................................    (1,386,312)         (1,316,341)
                                                                                       -----------         -----------
  Net property, plant and equipment.................................................     1,428,144           1,478,269
                                                                                       -----------         -----------
Intangible and other assets:
  Excess of acquisition cost over the value of assets acquired (less amortization of
    $442,166 and $396,915, respectively)............................................     1,472,002           1,501,102
                                                                                       -----------         -----------
Investments and other assets........................................................       156,069              86,470
                                                                                       -----------         -----------
         Total intangible and other assets..........................................     1,628,071           1,587,572
                                                                                       -----------         -----------
         Total assets...............................................................   $ 3,707,052         $ 3,823,798
                                                                                       ===========         ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt..............................................   $     1,026         $       164
  Accounts payable
    Trade...........................................................................       202,550             169,425
    Other...........................................................................        13,335              17,783
  Accrued liabilities
    Compensation....................................................................        60,574              53,922
    Interest........................................................................        11,658              11,774
    Other...........................................................................        76,274              74,761
  Dividend payable..................................................................        47,739              48,399
  Income taxes......................................................................        37,618               5,760
  Deferred income...................................................................        76,280              73,151
                                                                                       -----------         -----------
         Total current liabilities..................................................       527,054             455,139
                                                                                       -----------         -----------
  Deferred income taxes.............................................................       164,691             205,314
  Long-term debt....................................................................       767,270             850,686
  Post retirement medical and life insurance liabilities............................       306,863             308,024
  Other long-term liabilities.......................................................       118,936              96,715
                                                                                       -----------         -----------
         Total liabilities..........................................................     1,884,814           1,915,878
                                                                                       -----------         -----------
Shareholders' equity:
  Preferred stock, par value $1; Authorized, 2,000,000 shares; Issued, none
  Common stock, par value $1; Authorized, 400,000,000 shares; Issued, 162,211,590
    shares..........................................................................       162,212             162,212
  Additional paid-in capital........................................................        76,604              70,938
  Retained earnings.................................................................     2,639,440           2,366,246
  Foreign currency translation adjustment...........................................       (12,894)             (9,442)
                                                                                       -----------         -----------
                                                                                         2,865,362           2,589,954
  Less Treasury stock, 22,444,480 shares and 15,244,733 shares, respectively, at
    cost............................................................................    (1,008,199)           (643,787)
  Deferred compensation related to ESOP.............................................       (34,925)            (38,247)
                                                                                       -----------         -----------
         Total shareholders' equity.................................................     1,822,238           1,907,920
                                                                                       -----------         -----------
  Commitments and contingent liabilities............................................
                                                                                       -----------         -----------
         Total liabilities and shareholders' equity.................................   $ 3,707,052         $ 3,823,798
                                                                                       ===========         ===========

               GANNETT MULTIMEDIA ACQUISITION SUBSIDIARY, INC.(1)

               INCOME STATEMENT FOR PERIOD FROM DECEMBER 2, 1994
                           THROUGH DECEMBER 31, 1994.

                                                                                  PERIOD ENDED
                                                                                  DECEMBER 31,
                                                                                      1994
                                                                                  ------------
Revenues........................................................................     $    0
Expenses........................................................................          0
                                                                                     ------
  Net Earnings..................................................................     $    0
                                                                                     ------

                                 BALANCE SHEET

                                                                                     AS OF
                                                                                  DECEMBER 31,
                                                                                      1994
                                                                                  ------------
ASSETS
  Current assets................................................................     $    0
  Property, plant and equipment.................................................          0
  Intangible assets.............................................................          0
  Other assets (intercompany receivable)........................................      1,000
                                                                                     ------
                                                                                     $1,000
                                                                                     ------
LIABILITIES AND STOCKHOLDER'S EQUITY
  Current liabilities...........................................................     $    0
  Other liabilities.............................................................          0
  Common stock..................................................................      1,000
  Retained earnings.............................................................          0
                                                                                     ------
                                                                                     $1,000
                                                                                     ------

---------------

(1) Gannett Multimedia Acquisition Subsidiary, Inc. was incorporated under the name "Multimedia Talk Channel, Inc." on December 2, 1994 and, therefore, financial information is only provided as of and for the period ended December 31, 1994.

                                MULTIMEDIA, INC.

                         CONSOLIDATED INCOME STATEMENTS

                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1994         1993         1992
                                                             --------     --------     --------
                                                               (IN THOUSANDS EXCEPT PER SHARE
                                                                           DATA)
Operating revenues.........................................  $630,483     $611,891     $553,440
                                                             --------     --------     --------
Operating expenses.........................................   387,638      377,288      337,353
Depreciation and amortization..............................    53,402       50,200       42,982
                                                             --------     --------     --------
          Total operating costs and expenses...............   441,040      427,488      380,335
                                                             --------     --------     --------
Operating profit...........................................   189,443      184,403      173,105
Interest expense...........................................    59,142       61,996       71,820
Other income (expense), net................................    25,584        1,494         (447)
                                                             --------     --------     --------
          Earnings before income taxes, minority interest
            and other items(1).............................   155,885      123,901      100,838
Income taxes...............................................    64,693       38,703       41,343
Minority interest in subsidiaries' losses (income), net....    (1,163)         320        1,009
                                                             --------     --------     --------
          Earnings (loss) before other items...............    90,029       85,518       60,504
Other items(1).............................................        --       14,332           --
                                                             --------     --------     --------
          Net earnings (loss)..............................  $ 90,029     $ 99,850     $ 60,504
                                                             --------     --------     --------
Earnings (loss) per share before other items(1)............  $   2.35     $   2.23     $   1.61
Earnings (loss) per share..................................  $   2.35     $   2.60     $   1.61
Cash dividends per share...................................  $     --     $     --     $     --
Average common shares outstanding(2).......................    38,279       38,374       37,593

---------------
(1) Other items in 1993 represent the cumulative effect of changes in accounting principles resulting from the adoption of Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes," and No. 106, "Employer's Accounting for Postretirement Benefits Other than Pensions."

(2) Includes dilutive common stock equivalents.

     Share and per-share amounts have been retroactively adjusted to reflect the 3-for-1 stock split effected April 1991.

                                MULTIMEDIA, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                                                DECEMBER 31,
                                                                                         --------------------------
                                                                                           1994             1993
                                                                                         --------         ---------
                                                                                         (IN THOUSANDS EXCEPT SHARE
                                                                                                   DATA)
                                        ASSETS
Current assets:
  Cash and cash equivalents............................................................  $  6,202         $  11,034
  Trade accounts receivable, less allowances for discounts and uncollectible accounts
    of $4,818 in 1994 and $3,713 in 1993...............................................    93,426            85,756
  Inventories..........................................................................     4,643             4,408
  Deferred income tax benefits.........................................................     9,581             8,856
  Program rights.......................................................................     7,570             8,476
  Deferred program costs...............................................................    10,923             9,670
  Prepaid expenses and other...........................................................     6,795             5,516
                                                                                         --------         ---------
         Total current assets..........................................................   139,140           133,716
                                                                                         --------         ---------
Property, plant and equipment, at cost:
  Land and land improvements...........................................................     5,295             5,313
  Buildings............................................................................    42,701            39,155
  Broadcasting equipment...............................................................    52,294            53,898
  Publishing equipment.................................................................    60,857            58,599
  Cable equipment......................................................................   309,718           272,899
  Other equipment and fixtures.........................................................    83,698            68,559
  Construction in progress.............................................................     4,186             1,710
                                                                                         --------         ---------
                                                                                          558,749           500,133
Less accumulated depreciation..........................................................   283,522           259,371
                                                                                         --------         ---------
         Net property, plant and equipment.............................................   275,227           240,762
Intangible assets, net.................................................................   242,078           251,356
Other assets...........................................................................    27,533            29,340
                                                                                         --------         ---------
                                                                                         $683,978         $ 655,174
                                                                                         ========         =========
                    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Current installments of long-term debt...............................................  $ 30,254         $     393
  Accounts payable.....................................................................    24,512            20,557
  Accured interest.....................................................................     2,671             2,999
  Accrued payroll......................................................................     8,386             5,884
  Accrued expenses.....................................................................    38,148            30,465
  Income taxes payable.................................................................    10,202            15,432
  Program rights payable...............................................................     7,793             8,540
  Unearned income......................................................................    20,556            19,416
                                                                                         --------         ---------
         Total current liabilities.....................................................   142,522           103,686
                                                                                         --------         ---------
Long-term debt, excluding current installments.........................................   542,303           664,604
Deferred income taxes..................................................................    54,090            44,046
Other liabilities......................................................................     3,294             2,837
Minority interest......................................................................    18,684            17,521
Stockholders' equity (deficit):
  Common stock of $.10 par value per share
    Authorized 100,000,000 shares and issued 37,620,000 shares in 1994 and 37,210,000
     shares in 1993....................................................................     3,762             3,721
  Additional paid-in capital...........................................................   188,224           177,689
  Retained earnings (deficit)..........................................................  (268,901)         (358,930)
                                                                                         --------         ---------
         Total stockholders' equity (deficit)..........................................   (76,915)         (177,520)
                                                                                         --------         ---------
                                                                                         $683,978         $ 655,174
                                                                                         ========         =========

                              [FORM OF PROXY CARD]

                                 MULTIMEDIA, INC.
                               305 SOUTH MAIN STREET
                                   P.O. BOX 1688
                         GREENVILLE, SOUTH CAROLINA 29602
P
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


           The undersigned hereby appoints Donald D. Sbarra and Robert E.
R Hamby, Jr., and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote all the shares of the common stock of the Company which the undersigned would be entitled to vote if personally present at the Special Meeting to be held on November 15, 1995, or at any adjournment
O or postponement thereof, (1) as specified below on the matters listed and more fully described in the Notice of Special Meeting and Proxy Statement of said meeting, receipt of which is acknowledged, and (2) in their discretion on such procedural matters, including without limitation potential adjournments of the Special Meeting, and such other
X matters as may properly come before the meeting or any adjournment or postponement thereof.

           The shares represented by this Proxy will be voted as directed by the shareholder. IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE
Y      PROPOSAL. Specific choices may be made on the reverse side of this Proxy.

                                                            SEE REVERSE SIDE

                  (Continued and to be signed on the other side)

       ---------------------------------------------------------------------

    /X/ PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE FOLLOWING
    PROPOSAL:

       Approval and adoption of an Agreement and Plan of Merger, dated as of July 24, 1995, by and among Gannett Co., Inc., a Delaware corporation ("Gannett"), Gannett Multimedia Acquisition Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of Gannett ("Sub"), and Multimedia, Inc., a South Carolina corporation (the "Company"), and the transactions contemplated thereby, including the merger pursuant to which (i) Sub will be merged with and into the Company, with the Company continuing as the surviving corporation, (ii) the Company will thereupon become a wholly-owned subsidiary of Gannett, and (iii) each outstanding share of common stock of the Company will be converted into the right to receive $45.25 in cash, without interest, subject to adjustment if the Company's debt at December 31, 1995 exceeds a specified level, as described in the Proxy Statement relating to the Special Meeting.

                           FOR / /       AGAINST / /      ABSTAIN / /


                                THIS PROXY WILL BE VOTED FOR THE
                                PROPOSAL UNLESS INSTRUCTIONS TO THE
                                CONTRARY ARE INDICATED. PLEASE NOTE
                                THAT ABSTAINING FROM THE VOTE ON THE
                                PROPOSAL WILL HAVE THE SAME EFFECT AS
                                A VOTE AGAINST THE PROPOSAL.

                                Please sign exactly as name appears
                                on this Proxy. When shares are held
                                by joint tenants, both should sign.
                                When signing as attorney, executor,
                                administrator, trustee or guardian,
                                please give full title as such. If a
                                corporation, please sign in full
                                corporate name by an authorized
                                officer. If a partnership, please
                                sign in partnership name by an
                                authorized person.


                                                                   ,  19
                    ---------------------------------  ------------
                               Signature                  Date
                                                                    , 19
                    ---------------------------------  ------------
                       Signature (if held jointly)        Date




        PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                     ENVELOPE.